Exhibit 10.8

LOAN AGREEMENT

among

PUMPKIN LTD.

as Borrower

PUMPKIN MASTERS HOLDINGS, INC.

and

SECURITY CAPITAL CORPORATION

as Guarantors

and

BANK ONE, N.A.

as Lender

June 11, 2004

TABLE OF CONTENTS

ARTICLE 1. REVOLVING CREDIT LOANS
1.1	Revolving Credit Commitment
1.2	Conversion Options
1.3	Revolving Credit Note
1.4	Cancellation and Reduction of Revolving Credit Commitment
1.5	Use of Funds
1.6	Additional Provisions and Limitations Relating to Eurodollar Rate Loans

ARTICLE 2. LETTERS OF CREDIT
2.1	Letters of Credit
2.2	Conditions Precedent to Issuance of Letters of Credit
2.3	Reimbursement Payment
2.4	Letter of Credit Fees
2.5	Additional Amounts
2.6	Obligation Unconditional
2.7	Demand for Payment under a Letter of Credit
2.8	Limitation of Lender’s Liability
2.9	Indemnification

ARTICLE 3. FEES, PAYMENTS, SETOFFS, SECURITY, DEFAULT RATE
3.1	Fees
3.2	Payments
3.3	Setoffs
3.4	Security
3.5	Default Rate

ARTICLE 4. CONDITIONS OF BORROWING
4.1	Conditions Precedent to the Initial Revolving Credit Loan and Issuance of Letters of Credit
4.2	Conditions Precedent to Each of the Loan Advances

ARTICLE 5. REPRESENTATIONS AND WARRANTIES
5.1	Organization and Authority
5.2	Qualification
5.3	Investments; Guarantees; Liabilities
5.4	Tax Returns and Payments
5.5	Title to Properties; Liens
5.6	Litigation
5.7	Compliance with Law and Other Instruments
5.8	Financial Statements
5.9	Patents, Trademarks and Copyrights
5.10	No Margin Activity
5.11	ERISA

i

5.12	Adverse Contracts; Defaults
5.13	Environmental Laws
5.14	Disclosure
5.15	Insurance
5.16	Events of Default
5.17	Guarantor Single Purpose
5.18	Projections and Pro Forma Financial Statement
5.19	Solvency, Etc.

ARTICLE 6. AFFIRMATIVE COVENANTS
6.1	Bank Deposits
6.2	Financial Statements and Reports of the Borrower and the Guarantors
6.3	Unaudited Financial Statements of the Borrower
6.4	Audited Financial Statements of SCC
6.5	Inspection
6.6	Insurance
6.7	Payment of Taxes and Claims
6.8	Compliance with Laws
6.9	ERISA
6.10	Preservation of Corporate Existence
6.11	Maintenance of Tangible Assets
6.12	Notices of Certain Events
6.13	Records and Books of Account
6.14	Performance of Contracts
6.15	Notice of Material Litigation
6.16	Use of Proceeds
6.17	Ownership and Control of Borrower and Guarantors
6.18	Other Information
6.19	Compliance with the Mezzanine Debt Agreements
6.20	Compliance with the Intercreditor Agreement
6.21	Compliance with LaSalle Termination and Indemnification Agreement

ARTICLE 7. NEGATIVE COVENANTS
7.1	Indebtedness
7.2	Liens and Other Encumbrances
7.3	Guaranties and Other Contingent Liabilities
7.4	Fundamental Changes
7.5	Creation of Subsidiaries
7.6	Loans or Advances
7.7	Investments
7.8	Sale and Leaseback
7.9	Disposition of Assets
7.10	Transactions with Affiliates
7.11	Annual Lease Payments
7.12	Sale of Accounts
7.13	Capital Expenditures
7.14	Tangible Net Worth

7.15	Debt Service Coverage Ratio
7.16	Management Fees
7.17	Dividends and Payments
7.18	Prohibition of Change in Fiscal Year
7.19	Government Regulations
7.20	Amendment to Other Documents

ARTICLE 8. EVENTS OF DEFAULT
8.1	Event of Default
8.2	Consequences of Event of Default

ARTICLE 9. MISCELLANEOUS
9.1	Notices
9.2	Term of Agreement; Termination; Successors and Assigns
9.3	No Implied Rights or Waivers
9.4	Applicable Law
9.5	Modifications, Amendments or Waivers
9.6	Counterparts
9.7	Headings
9.8	Expenses
9.9	Accounting Terms
9.10	Severability
9.11	Waiver of Jury Trial; Consent to Venue
9.12	Entire Agreement
9.13	Certificates, Etc.
9.14	USA Patriot Act Notification
9.15	Limitation on Recourse .

ARTICLE 10. DEFINITIONS

Signatures

EXHIBITS:

Exhibit A	Revolving Credit Note
Exhibit B	Borrower Security Agreement
Exhibit C	Copyright Security Agreement
Exhibit D	Guarantor Security Agreement
Exhibit E-1	SCC Stock Pledge Agreement
Exhibit E-2	Pumpkin Holdings Stock Pledge Agreement
Exhibit F	Guaranty
Exhibit G	Opinion of Borrower’s and Guarantors’ Counsel
Exhibit H	Definitions
Exhibit I	Pro Forma Balance Sheets
Exhibit J	Projections
Exhibit K	Borrowing Base Certificate
Exhibit L	Solvency Certificate

LOAN AGREEMENT

THIS LOAN AGREEMENT (this “Agreement”) is made and entered into in Columbus, Ohio effective as of June 11, 2004, by and among PUMPKIN LTD., a Delaware corporation, as borrower (the “Borrower”), PUMPKIN MASTERS HOLDINGS, INC., a Delaware corporation (“Pumpkin Holdings”), and SECURITY CAPITAL CORPORATION, a Delaware corporation (“SCC”), as guarantors (individually, a “Guarantor” and collectively, the “Guarantors”), and BANK ONE, N.A., a national banking association with its principal offices located in Columbus, Ohio, as lender (the “Lender”), as follows:

WHEREAS, the Borrower, the Guarantors and the Lender are entering into this Agreement to set forth the terms and conditions pursuant to which (a) the Lender will provide a revolving line of credit of up to Seven Million Dollars ($7,000,000) to the Borrower (the “Revolving Line of Credit”) and (b) the Lender will issue letters of credit upon the request of the Borrower in an aggregate amount not to exceed One Million Five Hundred Thousand Dollars ($1,500,000) (“Letters of Credit”); and

WHEREAS, the Borrower, the Guarantors and the Lender desire to establish the security for and the conditions under which each of the above-described Revolving Line of Credit and Letters of Credit will be established.

NOW THEREFORE, the Borrower, the Guarantors and the Lender hereby agree as hereinafter set forth.

ARTICLE 1.  REVOLVING CREDIT LOANS

1.1                               Revolving Credit Commitment.  The Lender hereby agrees on the terms and conditions of this Agreement to lend to the Borrower the maximum sum of Seven Million Dollars ($7,000,000) (the “Revolving Credit Commitment”).  The Revolving Credit Commitment shall be available to the Borrower, subject to the limitations herein, in whole or part and from time to time until May 31, 2006, and any amounts borrowed may be repaid in whole or in part and reborrowed until such date.  Each borrowing under the Revolving Credit Commitment shall be made in accordance with the provisions of this Section 1.1, and shall be subject to the conditions of Article 4 hereof, and shall be in the initial principal amount of $100,000 or any integral multiple of $100,000 (a “Revolving Credit Loan”).

Each Revolving Credit Loan to be made in accordance with the provisions of this Section 1.1 shall, at the election of the Borrower, be made either in the form of (i) a Revolving Credit Loan bearing interest at the rate specified in Section 1.3(b) (individually, a “Variable Rate Loan” and collectively, the “Variable Rate Loans”) or (ii) a Revolving Credit Loan bearing interest at the rate specified in Section 1.3(c) (individually, a “Eurodollar Rate Loan” and collectively, the “Eurodollar Rate Loans”); provided, however, that the Borrower shall not be permitted to have outstanding at any time more than a total of eight (8) Eurodollar Rate Loans, except as otherwise permitted by the Lender in its sole discretion.  Notwithstanding the foregoing, each Eurodollar Rate Loan shall be in the initial principal amount of $1,000,000 and any integral multiple of $100,000.

The aggregate unpaid principal amount of the Revolving Credit Loans plus the LOC Obligations (excluding any LOC Obligations that are deemed to be Revolving Credit Loans so as to avoid duplication thereof) at any one time outstanding shall not exceed the Revolving Credit Commitment.

Each Revolving Credit Loan shall be made pursuant to the request of the Borrower to the Lender which request for a Revolving Credit Loan shall specify (i) the total amount of the Revolving Credit Loan; (ii) the borrowing date (the “Borrowing Date”), which shall be a Business Day in the case of a Variable Rate Loan and a Eurodollar Banking Day in the case of a Eurodollar Rate Loan; and (iii) whether the Revolving Credit Loan is to be a Variable Rate Loan or a Eurodollar Rate Loan (and in the case of a Eurodollar Rate Loan, the length of the Interest Period).  Requests for Variable Rate Loans may be made on the applicable Borrowing Date.  Requests for Eurodollar Rate Loans shall be made at least three (3) Eurodollar Banking Days prior to the applicable Borrowing Date.

In the case of a request for a Eurodollar Rate Loan, the Lender shall not later than 11:00 a.m., Columbus, Ohio time two (2) Eurodollar Banking Days prior to the Borrowing Date, give notice to the Borrower of the Adjusted Eurodollar Rate (including information as to the calculation thereof) applicable for the period requested by the Borrower.  The Borrower shall not later than 11:00 a.m., Columbus, Ohio time one (1) Eurodollar Banking Day prior to the Borrowing Date, give notice by telephone confirmed in writing to the Lender whether the Borrower wishes (i) to complete such borrowing in the form of a Eurodollar Rate Loan; (ii) to complete such borrowing as a Variable Rate Loan; or (iii) to cancel its request for a Revolving Credit Loan.  Failure by the Borrower to timely deliver such notice shall constitute cancellation of such request.

Notwithstanding the foregoing, the parties understand and agree that if and to the extent the Borrower participates in the Lender’s cash management program, Revolving Credit Loans shall be automatically disbursed and repaid on a daily basis based on the cash deposits and disbursements in Borrower’s account with the Lender.

1.2                               Conversion Options.  The Borrower may elect from time to time to convert $1,000,000 or any amount in excess thereof in any integral multiple of $100,000 of the Variable Rate Loans then outstanding to Eurodollar Rate Loans by giving the Lender irrevocable telephone notice of such election as provided in this Section 1.2.  Each Eurodollar Rate Loan shall automatically convert to a Variable Rate Loan upon its maturity unless the Borrower elects to continue such Loan as a Eurodollar Rate Loan by giving the Lender irrevocable telephone notice of such election as provided in this Section 1.2.  Any such notice pursuant to this Section 1.2 shall be received by the Lender at least three (3) Eurodollar Banking Days prior to the proposed conversion date, which shall be a Eurodollar Banking Day, and shall specify (i) the conversion date and (ii) the length of the Interest Period.  If no Event of Default then exists, such conversion shall be made on the requested conversion date.

1.3                               Revolving Credit Note.  The Revolving Credit Commitment shall be evidenced by a master promissory note (the “Revolving Credit Note”) of the Borrower executed by a duly authorized officer thereof, which shall be in the form of Exhibit A attached hereto.  Each Revolving Credit Loan made by the Lender and each payment made on account of principal on the Revolving

Credit Note shall be recorded by the Lender; provided, however, that the failure of the Lender to make such notation shall not limit or otherwise affect the obligations of the Borrower under the Revolving Credit Note or this Agreement.  The Revolving Credit Note shall include the following terms:

(a)                                  Term.  The Revolving Credit Note shall be dated as of the date of this Agreement and shall be due and payable in full on or before May 31, 2006.

(b)                                  Interest Rate on Variable Rate Loans.  From its date, each Variable Rate Loan shall bear interest (computed on the basis of the actual number of days elapsed over a Business Year) on the unpaid principal balance at a fluctuating rate per annum equal to the Prime Rate.  Any change in the interest rate due to a change in the Prime Rate shall be effective immediately upon and after the date of each such change in the Prime Rate.

Interest on the Variable Rate Loans shall be payable monthly on the last day of each calendar month (each an “Interest Payment Date”), commencing on the last day of the month of the initial disbursement of the initial Revolving Credit Loan.

(c)                                  Interest Rate on Eurodollar Rate Loans.  From its date, each Eurodollar Rate Loan shall bear interest during the period from the date thereof until and including the maturity date thereof at a rate per annum equal to the Adjusted Eurodollar Rate plus 2.75%.  The Borrower shall be obligated to pay with respect to each Eurodollar Rate Loan such additional amounts as shall be determined pursuant to Section 1.6 hereof.

Interest on each Eurodollar Rate Loan shall be payable on the expiration of the applicable Interest Period.  Interest on all Eurodollar Rate Loans shall be calculated on the basis of the actual number of days elapsed over a Business Year.

(d)                                  Optional Repayments.  Outstanding Revolving Credit Loans may be repaid in whole or in part at any time, without premium or penalty, in principal amounts not less than the minimum Revolving Credit Loan for any borrowing under Section 1.1, or any larger amount permitted thereunder, by tender of payment and delivery of written, telegraphic or oral notice of payment to the Lender not later than 1:30 p.m., Columbus, Ohio time, on the Business Day on which such repayment is to be made.  Payments received after 1:30 p.m. shall be deemed tendered on the following Business Day.  Interest accrued to the date of payment shall be due and payable on the next following Interest Payment Date unless the Revolving Credit Note is paid in full, in which event, accrued interest shall become due and payable on the payment date.

(e)                                  Mandatory Repayments.  At no time shall the amount of Revolving Credit Loans outstanding plus the LOC Obligations (excluding any LOC Obligations that are deemed to be Revolving Credit Loans so as to avoid duplication thereof) exceed the Borrowing Base.  The Borrower shall make such repayments of the Revolving Credit Loans and/or the LOC Obligations as are necessary to reduce the amount of outstanding Revolving Credit Loans to an amount which does not exceed the Borrowing Base.

1.4                               Cancellation and Reduction of Revolving Credit Commitment.  The Borrower shall be entitled to permanently reduce or cancel the Revolving Credit Commitment from time to time upon ten (10) days’ prior written notice to the Lender.  In the event of cancellation of the Revolving Credit Commitment, the principal amount of the Revolving Credit Note shall be paid in full, together with all accrued interest thereon, any unpaid Commitment Fee accrued to the date of cancellation, and all other amounts owing to the Lender by the Borrower hereunder with respect to any Revolving Credit Loans.  In the event of the permanent reduction of the Revolving Credit Commitment to a level which is less than the then outstanding principal amount of the Revolving Credit Note, the Revolving Credit Note shall be prepaid at the time of such reduction in an amount equal to the then excess of the unpaid balance of the Revolving Credit Note over the sum of the Revolving Credit Commitment as so reduced plus the LOC Obligations (excluding any LOC Obligations that are deemed to be Revolving Credit Loans so as to avoid duplication thereof).  Accrued interest on the principal amount of the Revolving Credit Note repaid shall be included in the interest due and payable on the next Interest Payment Date.

1.5                               Use of Funds.  Revolving Credit Loans shall be used for the general working capital requirements of the Borrower and may be used to pay the Earnout Consideration to the Seller.

1.6                               Additional Provisions and Limitations Relating to Eurodollar Rate Loans.  The additional provisions and limitations set forth below shall apply with respect to Eurodollar Rate Loans:

(a)                                  In the event the Lender shall incur any loss, cost or reasonable expense (including, without limitation, any loss, cost or reasonable expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or contracted to be acquired by the Lender to fund or maintain or the relending or reinvesting of such deposits or other funds or amounts paid or prepaid to the Lender) as a result (i) of any payment or prepayment of a Eurodollar Rate Loan on a date other than the last day of the then applicable Interest Period for such Eurodollar Rate Loan for any reason or (ii) any failure by the Borrower to borrow funds as a Eurodollar Rate Loan after it has given a notice of election with respect thereto for any reason, whether before or after default, and whether or not such payment is required by any provisions of this Agreement; then, within three (3) days after receipt of the written demand of the Lender, the Borrower shall pay to the Lender such amount as will reimburse the Lender for such loss, cost or expense.  If the Lender requests such a reimbursement, it shall provide to the Borrower at the time of demand a certificate setting forth the computation of the loss, cost or expense giving rise to the request for reimbursement in reasonable detail and such certificate shall be conclusive if reasonably determined, absent manifest error.

(b)                                 If the Lender shall, in good faith, determine that it is unable to reasonably ascertain the Eurodollar Rate or to acquire Eurodollar deposits on reasonable terms in an amount sufficient to meet a request for a Eurodollar Rate Loan, the Lender shall promptly notify the Borrower.  In such event, the Borrower may request a Variable Rate Loan of like amount without regard to the notice requirement of Section 1.1 or may cancel such request.

(c)                                  The obligation of the Lender to make Eurodollar Rate Loans hereunder shall be suspended in the event that any change in any law or regulation or in any interpretation thereof by any governmental authority charged with its administration shall, in the sole opinion of the Lender, make it unlawful for the Lender to comply with its obligation to make or maintain any Eurodollar Rate Loan hereunder for the duration of such illegality.  The Lender shall promptly notify the Borrower of such suspension, and, if and when, in the sole opinion of the Lender, such illegality ceases to exist, such suspension shall cease and the Lender shall promptly notify the Borrower of the termination of such suspension.

(d)                                 If the Lender has Eurodollar Rate Loans outstanding and there shall occur any change in applicable law, regulation or interpretation (including any request, guideline or policy not having the force of law by any authority charged with the administration or interpretation thereof) (i) which change directly affects transactions in Eurodollars, (ii) which involves new or additional taxes, reserves or deposit requirements in regard to the Eurodollar Rate Loans or changes in the basis of taxation of payments on such Loans, or (iii) which, if the Eurodollar Rate Loans made hereunder by the Lender were to have been matched with Eurodollar deposits corresponding in amounts to such Eurodollar Rate Loans and having maturity dates which are the same as such Eurodollar Rate Loans regardless of whether or not such Eurodollar Rate Loans are in fact so matched, increases the cost to the Lender of making or maintaining the Eurodollar Rate Loans hereunder or reduces the amount of any payments (whether of principal, interest or otherwise) receivable by the Lender as to any Eurodollar Rate Loans or requires the Lender to make any payment on or calculated by reference to the gross amount of any sum received by it as to such Eurodollar Rate Loans, then where the amount of any such additional cost, reduction or payment is deemed material by the Lender:

(i)                                     the Lender shall promptly notify the Borrower of the occurrence of such event;

(ii)                                  the Lender shall promptly deliver to the Borrower a certificate stating the change which has occurred, together with the date thereof and the amount of and the manner of calculating the increased cost on any outstanding Eurodollar Rate Loan; and

(iii)                               upon receipt of such certificate from the Lender, the Borrower shall pay to the Lender on demand the amount or amounts of such additional cost with respect to such outstanding Eurodollar Rate Loan as additional compensation hereunder.

(e)                                  The certificate of the Lender delivered to the Borrower as to the additional amount payable pursuant to Section 1.6(d) shall (in the absence of manifest error in the transmission or calculation) be conclusive evidence of the amount thereof.  The protection of this Section 1.6(e) shall be available to the Lender regardless of any possible contention of invalidity or inapplicability of the law, regulation or condition which has been imposed.  However, if the Borrower has made a payment of any additional amounts pursuant to Section 1.6(d) and any subsequent event occurs which reduces the amount of the increased cost incurred by the Lender, then the Lender shall promptly refund to the Borrower an amount equal to such reduction in the amount of increased cost.

(f)                                    In addition to the other amounts payable hereunder, the Borrower shall pay to the Lender such additional amounts as shall compensate the Lender for increased costs which the Lender, in its sole discretion, reasonably determines in good faith to be allocable to Eurodollar Rate Loans.  Additional amounts payable under this Section 1.6(f) shall be paid by the Borrower to the Lender on the maturity of the respective Eurodollar Rate Loans, subject to receipt by the Borrower from the Lender of a certificate showing the amount and certifying as to the correctness thereof.

ARTICLE 2.  LETTERS OF CREDIT

2.1                               Letters of Credit.  Subject to the terms and conditions contained in this Agreement, the Lender, as issuer of letters of credit, will issue on behalf of or for the account of the Borrower or any Person designated by the Borrower one or more Letters of Credit in forms and with expiration dates acceptable to the Lender.  The aggregate outstanding amount of the Letters of Credit shall not at any time exceed One Million Five Hundred Thousand Dollars ($1,500,000).  Each Letter of Credit shall reduce the then remaining available portion of the Revolving Credit Commitment and any draws under the Letters of Credit shall be treated as a Revolving Credit Loan and shall be subject to all of the terms of this Agreement and the Revolving Credit Note.  Letters of Credit that have not been drawn upon shall not bear interest.

2.2                               Conditions Precedent to Issuance of Letters of Credit.  Each Letter of Credit shall be issued only upon submission by the Borrower at least five (5) days prior to the proposed date of issuance of each Letter of Credit to the Lender of a letter of credit application, in a form acceptable to the Lender in its sole discretion (the “LOC Application”), completed to the reasonable satisfaction of the Lender, together with the proposed form of such Letter of Credit.  Each Letter of Credit shall contain an expiration date not later than May 31, 2006.  In no event shall the LOC Obligations (excluding any LOC Obligations that are deemed to be Revolving Credit Loans so as to avoid duplication thereof) plus the Revolving Credit Loans exceed the Borrowing Base.

2.3                               Reimbursement Payment.  The Borrower agrees (a) to become a party to any reimbursement agreement required by the Lender (such agreement to be consistent with the terms hereof) in connection with the issuance of a Letter of Credit and to reimburse the Lender, forthwith upon its demand for any expenditure or payment made by the Lender under any Letter of Credit and (b) to pay interest on any unreimbursed portion of any such payments from the date of such payment until reimbursement in full at a rate per annum equal to (i) prior to the day which is one Business Day after the day on which the Lender demands reimbursement from the Borrower for such payment, the rate which would then be payable on any outstanding Variable Rate Loan which is not in default and (ii) thereafter, the rate which would then payable on any outstanding Variable Rate Loan which is in default as provided in Section 2.5.  Upon notice by the Lender, following the occurrence of an Event of Default and the acceleration of the Revolving Credit Loans hereunder, that all amounts payable under this Agreement are due and payable, the Lender shall increase the principal amount of the Revolving Credit Loans by the sum of the amounts payable under all then outstanding Letters of Credit and shall hold the cash proceeds represented by such increase in escrow as security for its reimbursement in the event that payment or any other expenditure is required under the terms of any then outstanding Letters of Credit.  To the extent that such cash proceeds are not required for such reimbursement or to make any payments owed by the Borrower under the Revolving Credit Note or hereunder, they shall be distributed to the Borrower, together with interest at the rate paid by the Lender on money-market deposits, at the expiration of all of such Letters of Credit.

2.4                               Letter of Credit Fees.  The Borrower shall pay to the Lender such fees with respect to each Letter of Credit as such parties shall agree.  In addition, the Lender shall charge and the Borrower hereby agrees to pay its usual and customary charges with respect to the issuance and administration of each Letter of Credit.

2.5                               Additional Amounts.  If any change in any law or regulation or in the interpretation thereof by any court or administrative or governmental authority charged with the administration thereof shall either (a) impose, modify or deem applicable any reserve, special deposit or similar requirement against letters of credit issued by the Lender, or (b) impose on the Lender any other condition regarding this Agreement or a Letter of Credit, and the result of any event referred to in (a) or (b) above shall be to increase the cost to the Lender of issuing or maintaining a letter or credit (which increase in cost shall be the result of such Lender’s reasonable allocation of the aggregate of such cost increase resulting form such events), then, upon demand by the Lender, the Borrower shall immediately pay to the Lender additional amounts, which shall be sufficient to compensate the Lender for such increased cost relating to such Letter of Credit from the date of such change.  A certificate setting forth in reasonable detail such increased cost incurred by the Lender as a result of any event mentioned in clause (a) or (b) above, submitted by the Lender to the Borrower, shall be prima facie evidence, absent manifest error, as to the amount thereof.

2.6                               Obligation Unconditional.  The Borrower hereby absolutely, unconditionally and irrevocably guarantees and agrees to pay all amounts due to the Lender pursuant to Sections 2.3, 2.4 and 2.5 hereof, in accordance with the terms of this Agreement and any reimbursement agreement executed by the Borrower in connection with the issuance of a Letter of Credit under all circumstances.

2.7                               Demand for Payment under a Letter of Credit.  Upon receipt from the beneficiary of any Letter of Credit of any demand for payment under such Letter of Credit, the Lender shall notify the Borrower as to the amount to be paid by the Lender as a result of such demand and the proposed payment date.  The responsibility of the Lender to the Borrower shall be only to determine that the documents (including each demand for payment) delivered under each Letter of Credit in connection with such presentment shall be in conformity in all material respects with such Letter of Credit.

2.8                               Limitation of Lender’s Liability.  The Borrower shall hereby be precluded from asserting any claim for damages suffered by the Borrower except, and only to the extent, caused by (i) the willful misconduct or gross negligence of the Lender in determining whether a request presented under any Letter of Credit issued by it complied with the terms of such Letter of Credit or (ii) the Lender’s failure to pay under any Letter of Credit issued by it after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.  The Borrower further agrees with the Lender that the Lender shall not be responsible for, and the Borrower’s obligation to repay any Revolving Credit Loan arising pursuant to this Article 2 shall not be affected by, among other things, the validity or genuineness of documents or of any endorsements thereon, even if such document should in fact prove to be in any or all respects invalid, fraudulent or forged, or any dispute between or among the Borrower, any of its Affiliates, the beneficiary of any Letter of Credit or any financing institution or other party to whom any Letter of Credit may be transferred or any claims or defenses whatsoever of the Borrower or any of its Affiliates against the beneficiary of any Letter of Credit or any such transferee.  The Lender shall not be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with any Letter of Credit.  The Borrower agrees that any action taken or omitted by the Lender under or in connection with each Letter of Credit and the related drafts and documents, if done without gross negligence or willful misconduct, shall be binding upon the Borrower and shall not put the Lender under any liability to the Borrower.  The Lender shall be entitled to rely, and shall be fully protected in relying, upon any Letter of Credit, draft, writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other documents believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by the Lender.

2.9                               Indemnification.  The Borrower hereby agrees to indemnify and hold harmless the Lender and its directors, officers, agents and employees from and against any and all claims and damages, losses, liabilities, costs or expenses which the Lender may incur (or which may be claimed against the Lender by any Person whatsoever) by reason of or in connection with the issuance, execution and delivery or transfer of or payment or failure to pay under any Letter of Credit or any actual or proposed use of any Letter of Credit, including, without limitation, any claims, damages, losses, liabilities, costs or expenses which the Lender may incur by reason of or on account of the Lender issuing any Letter of Credit which specifies the term “Beneficiary” included therein includes any successor by operation of law of the named Beneficiary, but which Letter of Credit does not require that any drawing by such successor Beneficiary be accompanied by a copy of a legal document, satisfactory to the Lender, evidencing the appointment of such successor Beneficiary; provided that the Borrower shall not be required to indemnify the Lender for any claims, damages, losses, liabilities, costs or expenses to the extent, but only to the extent, caused by (a) the willful misconduct or gross negligence of the Lender in determining whether a request presented under any Letter of Credit complied with the terms of such Letter of Credit or (b) the Lender’s failure to pay under any Letter of Credit after the presentation to it of a request strictly complying with the terms and conditions of such Letter of Credit.  Nothing in this Section 2.5 is intended to limit the obligations of the Borrower under any other provision of this Agreement.

ARTICLE 3.  FEES, PAYMENTS, SETOFFS, SECURITY, Default Rate

3.1                               Fees.  On the Closing Date, the Borrower shall pay to the Lender a facility fee (the “Facility Fee”) in the amount of Thirty-Five Thousand Dollars ($35,000).  The Borrower shall also pay to the Lender an unused commitment fee (the “Commitment Fee”) based on the daily average amount of the Revolving Credit Commitment not drawn down in Revolving Credit Loans (the “Unused Commitment”) for the period beginning with the date hereof and ending May 31, 2006 or on the sooner cancellation in full of the Revolving Credit Commitment.  The Commitment Fee shall be payable quarterly in arrears (i) within thirty (30) days after the last day of March, June,

September and December of each year commencing with the quarter ending on June 30, 2004, and (ii) within ten (10) days after the date on which the Revolving Credit Commitment is fully terminated.  The amount of the Commitment Fee shall be equal to one-half of one percent (0.50%) per annum of the Unused Commitment (computed on the basis of the actual number of days elapsed over a Business Year).

3.2                               Payments.  All payments and prepayments by the Borrower to be made in respect of the Commitment Fee or of principal or interest on the Revolving Credit Note shall become due at 1:30 p.m., Columbus, Ohio time on the day when due, and shall be made to the Lender in federal funds or other immediately available lawful money of the United States of America.  Whenever any payment to be made hereunder shall be due other than on a Business Day, such payment shall be made on the next succeeding Business Day and such extension of time shall in such case be included in the computation of interest or fees hereunder.

3.3                               Setoffs.  Upon the occurrence and continuance of any Event of Default, the Lender shall have the right to set off against all obligations of the Borrower to the Lender under this Agreement and the Revolving Credit Note, whether matured or unmatured, all amounts owing to the Borrower by the Lender, whether or not then due and payable, and all funds or property of the Borrower on deposit with or otherwise held or in the custody of the Lender for the beneficial account of the Borrower.  Such funds shall be charged against accrued interest on and/or principal of the Revolving Credit Note as the Lender may determine in its discretion.

3.4                               Security.

(a)                                  Borrower Security Agreement and Copyright Security Agreement.  As security for the payment of the Revolving Credit Note and the LOC Obligations and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Revolving Credit Note and the other Loan Documents, the Borrower, by a Borrower Security Agreement in the form attached hereto as Exhibit B and incorporated herein by this reference (the “Borrower Security Agreement”), by a separate Security Agreement Re: Patents, Trademarks and Copyrights in the form attached hereto as Exhibit C and incorporated herein by this reference (the “Copyright Security Agreement”) and by other instruments contemplated thereby, shall, as provided in the Borrower Security Agreement and the Copyright Security Agreement, assign and grant to the Lender a first perfected security interest in all the collateral described in the Borrower Security Agreement and the Copyright Security Agreement.

(b)                                  Guarantor Security Agreements.  As security for the payment of the Revolving Credit Note and for the performance of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Revolving Credit Note and the other Loan Documents, each of the Guarantors, by a separate Guarantor Security Agreement in the form attached hereto as Exhibit D and incorporated herein by this reference (individually, a “Guarantor Security Agreement” and collectively, the “Guarantor Security Agreements”) and by other instruments contemplated thereby, shall, as provided in the Guarantor Security Agreement, assign and grant to the Lender a first perfected security interest in all the collateral described in the Guarantor Security Agreement.

(c)                                  Stock Pledge Agreements.  As security for the payment and performance of the obligations of the applicable Guarantor under its Guaranty, (i) SCC, by a Stock Pledge Agreement in the form attached hereto as Exhibit E-1 and incorporated herein by this reference (the “SCC Pledge Agreement”) and by other instruments contemplated thereby, shall, as provided in the SCC Pledge Agreement, grant to the Lender a security interest in all of the shares of stock owned by SCC in Pumpkin Holdings; and (ii) Pumpkin Holdings, by a Stock Pledge Agreement in the form attached hereto as Exhibit E-2 and incorporated herein by this reference (the “Pumpkin Holdings Pledge Agreement” and collectively with the SCC Pledge Agreement, the “Pledge Agreements”) and by other instruments contemplated thereby, shall, as provided in the Pumpkin Holdings Pledge Agreement, grant to the Lender a security interest in all of the shares of stock owned by Pumpkin Holdings in the Borrower.

(d)                                  Bailee and Landlord Waivers.  The Borrower shall use its reasonable best efforts to cause its bailee located in Lawrence, Missouri to execute and deliver to the Lender a bailee waiver and consent between such bailee and the Lender in form and content reasonably acceptable to the Lender.  In addition, prior to entering into any proposed new lease of real property, the Borrower shall cause the landlord under such lease to execute and deliver a landlord waiver and consent to the Lender in form and content reasonably acceptable to the Lender.

(e)                                  Unconditional Guaranty Agreements.  Payment of the Revolving Credit Note, the LOC Obligations and payment and performance of the Borrower’s obligations under this Agreement, the Revolving Credit Note and the other Loan Documents shall be absolutely and unconditionally guaranteed by each of the Guarantors pursuant to the provisions of separate Unconditional Guaranty Agreements in the form attached hereto as Exhibit F (individually, a “Guaranty” and collectively the “Guaranties”) and incorporated herein by this reference.

3.5                               Default Rate.  Overdue principal and, to the extent permitted by law, overdue interest in respect of any Revolving Credit Loan or LOC Obligations shall bear interest at a rate equal to the sum of the rate otherwise applicable to such Revolving Credit Loan or LOC Obligations pursuant to Section 1.3 or Section 2.3 hereof plus three percent (3%) per annum (the “Default Rate”).  The application of this paragraph shall not constitute a waiver of any Event of Default or an agreement by the Lender to permit any later payments whatsoever.

ARTICLE 4.  CONDITIONS OF BORROWING

The obligation of the Lender to make the Revolving Credit Loans to the Borrower and to issue the Letters of Credit provided for hereunder shall be subject to the following conditions:

4.1                               Conditions Precedent to the Initial Revolving Credit Loan and Issuance of Letters of Credit.  Prior to the disbursement of the Revolving Credit Loan and the issuance of any Letters of Credit hereunder, the Borrower and the Guarantors shall furnish to the Lender the following, each dated the date of the Closing Date, or such earlier or later date as may be acceptable to the Lender, and in form and substance satisfactory to the Lender and counsel for the Lender:

(a)                                  The duly executed Revolving Credit Note in the form of the attached Exhibit A;

(b)                                 The duly executed Borrower Security Agreement in the form of the attached Exhibit B and the duly executed Copyright Security Agreement in the form of attached Exhibit C;

(c)                                  The duly executed Guarantor Security Agreements in the form of the attached Exhibit D;

(d)                                 The duly executed Pledge Agreements in the form of the attached Exhibits E-1 and E-2;

(e)                                  The duly executed bailee waiver and consent referenced in Section 3.4(d) hereof in form and substance reasonably acceptable to the Lender and its counsel, and such landlord waivers and consents with respect to any Leases as Lender shall request;

(f)                                    The duly executed Guaranties in the form of the attached Exhibit F;

(g)                                 A Borrowing Base Certificate dated as of the date of the initial Revolving Credit Loan containing a calculation of the Borrowing Base as of such date in detail satisfactory to the Lender and in the form attached hereto as Exhibit K;

(h)                                 Copies of the following documents certified by the president or a vice president of the Borrower as being true, correct and complete:

(i)                                     The Asset Purchase Agreement;

(ii)                                  The Management Advisory Services Agreement;

(iii)                               The Tax Sharing Agreement;

(iv)                              The Securities Purchase Agreement, the Subordinated Note, the Cash Collateral Pledge Agreement and all agreements, documents and instruments related thereto executed and delivered by the Borrower, any Guarantor or any Affiliate thereof or to which any such Person is bound;

(v)                                 The certificates of incorporation and bylaws of each of the Borrower and the Guarantors as in effect on the Closing Date;

(vi)                              Each employment agreement entered into by the Borrower with its executive officers and key employees;

(vii)                           The Lease(s);

(viii)                        The LaSalle Termination and Indemnification Agreement; and

(ix)                                Such other agreements, documents and instruments executed and delivered pursuant to or in connection with the Acquisition, the Asset Purchase Agreement or the transactions contemplated thereby as the Lender may reasonably request;

(i)                                     Certified copies of the resolutions of each of the Guarantors and the Borrower authorizing the execution, delivery and performance of their respective obligations under this Agreement and the other Loan Documents;

(j)                                     Certificates of the Secretary or an Assistant Secretary of each of the Guarantors and the Borrower, which shall certify the names of the officers of each such corporation authorized to sign this Agreement, the Revolving Credit Note, the other Loan Documents or any other documents or certificates to be delivered pursuant to this Agreement by any of the Guarantors or the Borrower, as applicable, or any of their respective officers, together with the true signatures of such officers.  The Lender may conclusively rely upon each such certificate until it shall receive a further certificate of the Secretary or an Assistant Secretary of the applicable corporation canceling or amending the prior certificate and submitting the signatures of the officers named in such further certificate;

(k)                                  Evidence that the Borrower and each of the Guarantors have in effect insurance and endorsements of the character and amount described in Section 6.6 hereof;

(l)                                     An opinion of counsel to the Borrower and the Guarantors addressed to the Lender in form and substance satisfactory to the Lender and attached as Exhibit G hereto;

(m)                               Evidence that no material adverse change shall have occurred with respect to the credit or financial condition of the Borrower and the Guarantors taken as a whole;

(n)                                 (A) Pro forma projected balance sheets of the Borrower after giving effect to each of the transactions contemplated by this Agreement and each of the other Loan Documents, copies of which pro forma balance sheets are attached hereto as Exhibit I; and (B) projections of the income and cash flows of the Borrower for the succeeding five (5) Fiscal Years ending on December 31, 2008, copies of which projections are attached hereto as Exhibit J;

(o)                                 If Borrower has requested the issuance of a Letter of Credit on the Closing Date, a duly executed LOC Application;

(p)                                 A solvency certificate from each of the chief financial officers (or other officer acceptable to the Lender) of each of the Guarantors and the Borrower, on behalf of the Guarantors and the Borrower, in form and substance as set forth on Exhibit L attached hereto;

(q)                                 An Intercreditor Agreement dated as of the Closing Date among Whitney, the Lender and SCC duly executed by Whitney and SCC and in form and content acceptable to the Lender in its sole discretion; and

(r)                                    Such other opinions, certificates, affidavits, documents and filings as the Lender may deem reasonably necessary or appropriate.

4.2                               Conditions Precedent to Each of the Loan Advances.  At the time of each Revolving Credit Loan after the initial Revolving Credit Loan and at the time of the issuance of any Letter of Credit, each of the Borrower and the Guarantors shall be in compliance with all of the provisions and covenants contained in this Agreement and the other Loan Documents with which it is to comply; there shall exist no Event of Default; no event shall exist or shall have occurred which with the lapse of time or notice or both would constitute an Event of Default; and all of the representations and warranties of the Borrower and the Guarantors under the Loan Documents shall be true and correct in all material respects (except for those representations and warranties that are expressly made as of an earlier date in which case such representations and warranties shall have been true and correct, in all material respects, as of such earlier date).

ARTICLE 5.  REPRESENTATIONS AND WARRANTIES

The Borrower and the Guarantors, jointly and severally, hereby represent and warrant to the Lender, which representations and warranties shall survive the execution and delivery of this Agreement and the Revolving Credit Note, as follows.

5.1                               Organization and Authority.  Each of the Borrower and the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all requisite power and authority to execute, deliver and perform this Agreement and all of the documents executed in connection with the Loans, to consummate the transactions contemplated in the Asset Purchase Agreement, and to own and operate its properties and to carry on its business as now conducted.  The execution, delivery and performance of this Agreement, the Revolving Credit Note and the other Loan Documents have been duly authorized by the Borrower and the Guarantors by all necessary corporate actions; there is no prohibition, either in law, in its certificate of incorporation, regulations or other organizational documents, or in any order, writ, injunction or decree of any court or arbitrator presently in effect having applicability to the Borrower or the Guarantors which in any way prohibits or would be violated by the execution and performance of this Agreement, the Revolving Credit Note or the other Loan Documents in any respect; and this Agreement, the Revolving Credit Note and the other Loan Documents are and will be valid, binding and enforceable obligations of the Borrower and the Guarantors, as applicable, except as enforcement thereof may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and except to the extent enforcement thereof may be limited by the application of general principles of equity.  Pumpkin Holdings owns beneficially and of record not less than ninety percent (90%) of the shares of capital stock in the Borrower, and SCC owns beneficially and of record not less than ninety percent (90%) of the shares of capital stock in Pumpkin Holdings.  Pumpkin Holdings does not have any direct or indirect Subsidiaries other than the Borrower and the Borrower does not have any Subsidiaries.  Schedule 5.1 attached hereto contains a complete and correct list of all of the Borrower’s and the Guarantors’ managers and officers.

5.2                               Qualification.  The Borrower is duly qualified or licensed and in good standing as a foreign corporation duly authorized to do business in Colorado and in each jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary and in which the failure to be so qualified would have a Material Adverse Effect.

5.3                               Investments; Guarantees; Liabilities.  Except as set forth in Schedule 5.3 hereof or as permitted in Sections 7.1, 7.3, 7.7 and 7.10 hereof, the Borrower and the Guarantors have made no material investments (other than investment by the Guarantors in the Borrower) in, material advances to or guarantees of the obligations of any Person other than the Guarantors’ guarantee for the benefit of the Lender under the Guaranties.  As of the date hereof, except for Indebtedness hereunder and any Indebtedness disclosed in Schedule 7.10 attached hereto, the Borrower and the Guarantors do not have any material Liabilities, direct or contingent, except for (i) Liabilities reflected in the Balance Sheet or the Guarantor Balance Sheet, (ii) Liabilities incurred in the ordinary course of business since March 31, 2004, and (iii) Liabilities which under GAAP are not required to be reflected or reserved against in the Borrower’s or Guarantors’ financial statements, but none of which could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

5.4                               Tax Returns and Payments.  Each of the Borrower and the Guarantors has filed all tax returns required by law to be filed and has paid all taxes, assessments and other governmental charges of any material nature, either in amount or effect, levied upon any of its properties, assets, income or franchises, other than those not yet delinquent or those being contested in accordance with Section 6.8 hereof.  The charges, accruals and reserves on the books of the Borrower and the Guarantors in respect to income taxes for all respective fiscal periods are adequate in the opinion of the Borrower and the Guarantors, and the Borrower and the Guarantors know of no unpaid assessment for additional income taxes for any fiscal period or of any reasonable basis therefor.

5.5                               Title to Properties; Liens.  Each of the Borrower and the Guarantors has good and marketable title to all of its property and assets (other than immaterial property and assets having an original cost of less than $50,000 per item and $250,000 in the aggregate), in each case including, but not limited to, the property and assets reflected as being owned by it on the Balance Sheet or the Guarantor Balance Sheet, as applicable, and except such as have been disposed of in the ordinary course of business since the date of the Balance Sheet or the Guarantor Balance Sheet, as applicable, and all such property and assets are free and clear of mortgages, pledges, liens, charges or other encumbrances except such as are not prohibited by Section 7.2 hereof.  The Borrower enjoys peaceful and undisturbed possession under the Lease(s) and all other leases under which it is lessee which are material to the conduct of its business and the Lease(s) and such other leases are valid, subsisting and in full force and effect in accordance with their terms.  None of the Lease(s) and such other leases contains any provision restricting incurrence of Indebtedness by the Borrower or any Guarantor or any provision which has a Material Adverse Effect or in the future could reasonably be expected to have a Material Adverse Effect.

5.6                               Litigation.  Except as set forth in Schedule 5.6 attached hereto, there is no court action, other proceeding or investigation pending or threatened which questions the validity of this Agreement, the Revolving Credit Note, any of the other Loan Documents or any action taken or to be taken pursuant thereto or which could reasonably be expected to result, either separately or in the aggregate, in any materially adverse change in the business, operations, affairs or condition of the Borrower or the Guarantors, taken as a whole.

5.7                               Compliance with Law and Other Instruments.  Neither the Borrower nor any of the Guarantors is in violation of, and the execution, delivery and performance of this Agreement, the Revolving Credit Note and the other Loan Documents, do not and will not result in a violation of nor a conflict with or default under, any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to the Borrower or the Guarantors or by which any of them is bound, which now or in the future could reasonably be expected to have a Material Adverse Effect.

5.8                               Financial Statements.

(a)                                  The Borrower has furnished to the Lender financial statements of the Borrower including (i) an audited balance sheet, statements of income, statement of changes in shares and statement of cash flows as at and for the Fiscal Years ended December 31, 2002 and 2003, and (ii) unaudited interim financial statements for the period ending March 31, 2004, including, without limitation, an unaudited interim balance sheet of the Borrower as of March 31, 2004 (the “Balance Sheet”).  Such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of the Borrower as at such dates and the results of operations of the Borrower as at such dates and for the period ended on such dates.  Since the date of such statements, no materially adverse change has occurred in the business, operations, affairs or condition (financial or otherwise) of the Borrower.

(b)                                 SCC has furnished to the Lender financial statements of SCC including (i) an audited consolidated balance sheet, statements of income, statement of changes in shares and statement of cash flows as at and for the Fiscal Years ended December 31, 2002 and 2003, and (ii) unaudited interim consolidated financial statements for the period ending March 31, 2004, including, without limitation, an unaudited interim balance sheet of SCC as of March 31, 2004 (the “Guarantor Balance Sheet”).  Such financial statements are complete and correct in all material respects and fairly present the consolidated financial condition of SCC as at such dates and the results of operations of SCC as at such dates and for the period ended on such dates.  Since the date of such statements, no materially adverse change has occurred in the business, operations, affairs or condition (financial or otherwise) of SCC.

5.9                               Patents, Trademarks and Copyrights.  Schedule 5.9 hereto lists all material patents, patent applications, trademark and service mark registrations and applications and copyright registrations and applications therefor that are owned or licensed by the Borrower.  The Borrower possesses and has made all filings with the United States Patent and Trademark Office, the United States Copyright Office and the appropriate state agencies to evidence in the Borrower full and complete title to all the patents, trademarks, service marks, trade names, copyrights and licenses and rights in respect of the foregoing which are essential to the conduct of its business, without any known conflict with the rights of others except as otherwise set forth on Schedule 5.9.

5.10                        No Margin Activity.  Neither the Borrower nor any of the Guarantors is engaged in the business of extending or obtaining credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as is now and may from time to time hereafter be in effect) and no part of the proceeds of any Revolving Credit Loans shall be used to purchase or carry any such margin stock or to extend credit to others for the purpose of purchasing or carrying any such margin stock or to reduce or retire any indebtedness incurred for any such purpose.  No part of the proceeds of the Revolving Credit Loans hereunder will be used for any purpose which violates, or which is inconsistent with, the provisions of Regulations G, T, U or X of the Board of Governors of the Federal Reserve System.

5.11                        ERISA.  Each Plan maintained by the Borrower or any Guarantor and by each ERISA Affiliate complies with all material applicable requirements of ERISA and of the Code and with all material applicable rulings and regulations issued under the provisions of ERISA and the Code setting forth those requirements.  Neither the Borrower, any of the Guarantors nor any ERISA Affiliate has engaged in any prohibited transaction (as defined in Section 406 of ERISA or Section 4975 of the Code) (i) which has not been corrected within the correction period applicable to it under Section 502(i) of ERISA or Section 4963(e) of the Code or (ii) for which an exemption has not been obtained under Section 408 of ERISA or Section 4975 of the Code.  As of the date hereof, neither the Borrower, any of the Guarantors nor any ERISA Affiliate is a participant in (i) any Multiemployer Plan, (ii) any other Plan which is subject to Title IV of ERISA, or (iii) any money purchase pension plan.

5.12                        Adverse Contracts; Defaults.  Neither the Borrower nor any Guarantor is a party to any agreement or instrument or subject to any corporate agreement, certificate of incorporation or other corporate restriction which could reasonably be expected to have a Material Adverse Effect.  Neither the Borrower nor any Guarantor is in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement or instrument to which it is a party which default could reasonably be expected to have a Material Adverse Effect.

5.13                        Environmental Laws.  No release, emission, or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, or hazardous waste as defined under the Solid Waste Disposal Act, as amended, or air pollutants as defined under the Clean Air Act, or toxic pollutants as defined under the Clear Air Act, or the Toxic Substances Control Act, has occurred or is presently occurring in excess of federally permitted releases or reportable quantities, or other concentrations, standards or limitations under, and which would constitute a material violation of, the foregoing laws or under any other federal, state or local laws or regulations, in connection with any aspect of the business of the Borrower or any Guarantor.  Neither the Borrower nor any Guarantor has any knowledge of any past or existing violations, in any material respect, by any of them of any environmental laws, ordinances or regulations issued by any federal, state or local governmental authority.

5.14                        Disclosure.  None of the information (financial or otherwise) furnished by or on behalf of the Borrower or any of the Guarantors to the Lender in connection with the negotiation of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in the light of the circumstances under which such statements were made.  All financial projections delivered to the Lender in connection herewith have been prepared on the basis of the assumptions stated therein.  Such projections represent the Borrower’s and the Guarantors’ good faith estimate, as of the date hereof, of the Borrower’s future financial performance and, while there can be no assurance that the performance set forth in such projections will approximate actual performance, such projections are believed by the Borrower and the Guarantors to be fair in light of current business conditions as of the date hereof.

5.15                        Insurance.  All of the properties and operations of the Borrower and the Guarantors of a character usually insured by Persons of established reputation engaged in the same or similar businesses similarly situated are adequately insured, by financially sound and reputable insurance companies, against loss or damage of the kinds and in amounts customarily insured against by such Persons and each of the Borrower and the Guarantors carries, with such insurers in customary amounts, such other insurance, including public and product liability, as is usually carried by Persons of established reputation engaged in the same or similar businesses similarly situated.   The insurance required by the provisions of Section 6.6 hereof and by the other Loan Documents is in force and all premiums due and payable in respect thereof have been paid.

5.16                        Events of Default.  There does not exist any Event of Default or Default hereunder.

5.17                        Guarantor Single Purpose.  Pumpkin Holdings has no material assets or material operations other than (i) assets consisting of, or incidental to, stock ownership of the Borrower’s shares and (ii) operations consisting of the consummation and performance of the transactions contemplated in the Asset Purchase Agreement and the Loan Documents or its direct equity ownership interest in the Borrower.

5.18                        Projections and Pro Forma Financial Statement.

(a)                                  Attached hereto as Exhibit J are true and complete copies of the latest projections of the consolidated income and cash flows of the Guarantors and their Subsidiaries and of the Borrower and its Subsidiaries for the Fiscal Years ending through December 31, 2008.  Such projections are based on underlying assumptions of the Borrower and the Guarantors which, to the knowledge of the Borrower and the Guarantors, provide a reasonable basis for the projections contained therein.  Such projections have been prepared on the basis of the assumptions set forth therein, which assumptions are, to the knowledge of the Borrower and the Guarantors, fair and reasonable in light of the historical financial performance of the Borrower and of current and reasonably foreseeable business conditions, as of the date hereof, and reflect the reasonable estimate of the Borrower and the Guarantors, as of the date hereof, of the results of operations and other information projected therein.

(b)                                 The pro forma projected consolidated balance sheets of the Guarantors and their Subsidiaries and of the Borrower as of March 31, 2004, attached hereto as Exhibit I, are complete and correct in all material respects and present fairly in all material respects the respective consolidated financial conditions of the Guarantors and the Borrower as of such date as if the transactions contemplated by this Agreement had occurred immediately prior to such date, and such balance sheets contain all pro forma adjustments necessary in order to fairly reflect such assumption.

5.19                        Solvency, Etc.  Each of the Borrower, the Guarantors and their respective Subsidiaries is solvent on a going concern basis as of the date of this Agreement and shall not become insolvent as a result of the consummation of the transactions contemplated by this Agreement or the other Loan Documents.  Each of the Borrower, the Guarantors and their respective Subsidiaries is, and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents shall be, able to pay their debts as they become due, and the property of each of the Borrower, the Guarantors and their respective Subsidiaries now has, and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents shall have, a fair salable value (on a going concern basis) greater than the amounts required to pay its debts (including a reasonable estimate of the amount of all contingent liabilities).  Each of the Borrower, the Guarantors and their respective Subsidiaries has adequate capital to carry on its business, and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, each of the Borrower, the Guarantors and their Subsidiaries shall have adequate capital to conduct their businesses.  No transfer of property is being made and no obligation is being incurred in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay or defraud either present or future creditors of the Borrower, the Guarantors or any of their respective Subsidiaries.

ARTICLE 6.  AFFIRMATIVE COVENANTS

Until payment in full of the Revolving Credit Note, the LOC Obligations and performance of all other obligations of the Borrower and the Guarantors hereunder:

6.1                               Bank Deposits.  Each of the Borrower and the Guarantors covenants that the Lender shall be the principal bank of account and primary depository for each of the Borrower and the Guarantors; provided, however, that, the Borrower shall be permitted to maintain its existing deposit accounts listed on attached Schedule 6.1 hereto and, in the event that Lender does not have a branch office within a reasonable distance from a particular office of the Borrower or the Guarantors, such office may maintain a depository account with another bank or conveniently located in the vicinity of such office provided that the Borrower gives Lender prior written notice of the maintenance of such account.  The Borrower shall (i) cause any such other banks to execute and deliver to the Lender account control agreements, in form and content acceptable to the Lender, perfecting the Lender’s security interest in such accounts and (ii) enter into an agreement with the Lender to give the Lender the right to sweep all such other accounts of the Borrower and apply such amount to the outstanding principal balance of the Revolving Credit Loans.

6.2                               Financial Statements and Reports of the Borrower and the Guarantors.

(a)                                  Not later than thirty (30) days following the end of each month, the Borrower shall furnish to the Lender the following items in form and substance satisfactory to the Lender:

(i)                                     An unaudited consolidated and unaudited consolidating income statement for the month and Fiscal Year to date and copies of the statements for the same periods of the previous year (subject to normal year-end adjustments);

(ii)                                  An unaudited consolidated and unaudited consolidating balance sheet as of the end of such month and a copy of such statement as of the end of such month in the previous year;

(iii)                               A certificate from the chief financial officer or treasurer of the Borrower (A) stating, on behalf of the Borrower, that:  (I) the financial statements are complete and correct in all material respects and fairly represent the financial position of the Borrower as of their respective dates and the consolidated results of the Borrower’s operations for the periods then ended (subject to normal year-end adjustments); (II) the Borrower has complied with and is then in compliance, in all material respects, with all terms and covenants of this Agreement (or, if there is any non-compliance, giving the details thereof); and (III) there exists no Default or Event of Default (or, if a Default or Event of Default exists, giving the details thereof); and (B) setting forth in a detailed computation in a form reasonably satisfactory to the Lender the financial status of the Borrower (as the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section 7.11 and Sections 7.13 through 7.16, inclusive.

(b)                                 (i)                                     Not later than ten (10) days following the end of each month, a Borrowing Base certificate containing (i) a calculation of the Borrowing Base for each month in detail reasonably satisfactory to the Lender and in the form attached hereto as Exhibit K, and (ii) so long as any Revolving Credit Loans or LOC Obligations remain outstanding, either (A) an affirmative certification (to the extent true) from the Borrower’s chief executive officer, chief financial officer or treasurer that the Borrower’s Borrowing Base is equal to or greater than the amount of Revolving Credit Loans outstanding plus the outstanding LOC Obligations, or (B) a certification from the Borrower’s chief executive officer, chief financial officer or treasurer, to the extent (A) is untrue, as to the amount the Borrower’s Borrowing Base is less than the amount of Revolving Credit Loans outstanding plus the outstanding LOC Obligations.

(ii)                                  Not later than ten (10) days following the end of each month, the Borrower shall furnish to the Lender a summary aging report of all Accounts and summary reports of accounts payable and inventory of the Borrower, each in form and substance satisfactory to the Lender.  In addition, upon the request of the Lender from time to time, the Borrower shall promptly furnish to the Lender detailed aging reports of all Accounts and detailed listings of all accounts payable and inventory, each in form and substance satisfactory to the Lender.

(c)                                  Each of the Borrower and the Guarantors shall promptly upon their becoming available, furnish to the Lender one copy of (i) each financial statement, report, notice or proxy statement sent by the Borrower or any of the Guarantors to its stockholders generally, and (ii) each report, each registration statement and each prospectus and all amendments thereto filed by the Borrower or any of the Guarantors with the Securities and Exchange Commission and of all press releases and other statements made available generally by the Borrower or any of the Guarantors to the public concerning developments that are material.

(d)                                 In addition, within forty-five (45) days following the end of each quarter of each Fiscal Year, the Borrower shall furnish to the Lender a certificate from the chief financial officer or treasurer of the Borrower setting forth, on behalf of the Borrower, a detailed computation, in a form satisfactory to the Lender, of the Borrower’s EBITDA for the previous quarter and fiscal year to date (subject to normal year-end adjustments).

(e)                                  Not later than forty-five (45) days following the end of each fiscal quarter, SCC shall furnish to the Lender the following items in form and substance satisfactory to the Lender:

(i)                                     An unaudited consolidated and unaudited consolidated income statement of SCC for the quarter and fiscal year to date and copies of the statements for the same periods of the previous year (subject to normal year-end adjustments);

(ii)                                  An unaudited consolidated and unaudited consolidated balance sheet of SCC as of the end of such fiscal quarter and a copy of such statement as of the end of such quarter in the previous year; and

(iii)                               A certificate from the chief financial officer or treasurer of SCC (A) stating, on behalf of SCC, that:  (I) the financial statements are complete and correct in all material respects and fairly represent the financial position of SCC as of their respective dates and the consolidated results of the SCC’s operations for the periods then ended (subject to normal year-end adjustments); (II) SCC has complied with and is then in compliance, in all material respects, with all terms and covenants of this Agreement (or, if there is any non-compliance, giving the details thereof); and (III) there exists no Default or Event of Default (or, if a Default or Event of Default exists, giving the details thereof); and (B) setting forth in a detailed computation in a form reasonably satisfactory to the Lender the financial status of SCC (as the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section 7.11 and Sections 7.13 through 7.16, inclusive;

provided, however, that SCC shall not be required to deliver to Lender the financial statements and certificate referenced in clauses (i), (ii) and (iii), above, if SCC timely files the financial statements referenced in clauses (i) and (ii), above, with the Securities and Exchange Commission in a quarterly report on Form 10-Q in accordance with Section 13 and/or 15(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

(f)                                    At the request of the Lender from time to time, the Borrower and the Guarantors shall promptly deliver to the Lender copies of any statements, reports, certificates and any other material information delivered to Whitney or any other holder of the Subordinated Note by the Borrower or any Guarantor.

6.3                               Unaudited Financial Statements of the Borrower.

Not later than one hundred twenty (120) days following the end of each Fiscal Year of the Borrower, beginning with the Fiscal Year ended December 31, 2004, the Borrower shall furnish to the Lender, in form and substance satisfactory to the Lender, complete unaudited consolidating and unaudited consolidated financial statements for the Borrower for such Fiscal Year; provided, however, that if an Event of Default occurs in any Fiscal Year, then upon the written request of the Lender received within ten (10) days after the end of such Fiscal Year, such consolidated (but not consolidating) financial statements shall be audited and certified by Ernst & Young LLP or another independent certified public accountant acceptable to the Lender, with an unqualified opinion, accompanied by a certificate from such accountant, certifying that in examining the Borrower’s books and records for such period, such accountant has obtained no knowledge of breaches of Section 7.11 or Sections 7.13 through 7.16, inclusive.

Each of the financial statements delivered under this Section 6.3 shall be accompanied by a certificate of the chief financial officer or treasurer of the Borrower stating, on behalf of the Borrower, that except as disclosed in the certificate such officer has no knowledge of a Default or an Event of Default hereunder and setting forth in a detailed computation in form satisfactory to the Lender the financial status of the Borrower (at the end of, or, in the case of incurrence tests, during such accounting period) in respect of the restrictions contained in Section 7.11 and Sections 7.13 through 7.16, inclusive.

6.4                               Audited Financial Statements of SCC.

(a)                                  Not later than one hundred twenty (120) days following the end of each Fiscal Year of SCC, beginning with the Fiscal Year ended December 31, 2004, SCC shall furnish to the Lender, in form and substance satisfactory to the Lender, complete unaudited consolidating and audited consolidated financial statements for SCC for such Fiscal Year, accompanied by unaudited supporting schedules with respect to Pumpkin Holdings, the Borrower and any other Subsidiaries of SCC, certified, in the case of the audited consolidated financial statements, by Ernst & Young LLP or another independent certified public accountant acceptable to the Lender, with an unqualified opinion, accompanied by a certificate from such accountant, stating that in examining SCC’s books and records for such period, such accountant has obtained no knowledge of any breaches of Section 7.11 or Sections 7.13 through 7.16, inclusive.

(b)                                 Each of the financial statements delivered under this Section 6.4 shall be accompanied by a certificate of the chief financial officer or treasurer of SCC stating, on behalf of SCC, that except as disclosed in the certificate such officer has no knowledge of a Default or an Event of Default hereunder.

(c)                                  Notwithstanding the foregoing, SCC shall not be required to deliver to Lender the financial statements and certificate referenced in Sections 6.4(a) and (b) if SCC timely files the financial statements referenced in Section 6.4(a) with the Securities and Exchange Commission in an annual report on Form 10-K in accordance with Section 13 and/or 15(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder.

6.5                               Inspection.  Upon request of the Lender and upon reasonable prior notice (provided, however, that no such notice shall be required if an Event of Default shall have occurred and be continuing), each of the Borrower and the Guarantors shall make available for inspection by representatives of the Lender any of its books and records and shall furnish to the Lender information regarding its business affairs and financial condition within a reasonable time after receipt of written request therefor.

6.6                               Insurance.

(a)                                  Each of the Borrower and the Guarantors shall insure and maintain hazard and other insurance upon all of its assets and business properties and liability insurance with responsible and reputable insurers of such character and in such amounts as are usually maintained by companies engaged in like business.  All insurance policies shall be written for the benefit of the Borrower and the Guarantors, as applicable, and the Lender as their interests may appear and shall contain a provision requiring the insurance company to provide the Lender not less than thirty (30) days’ written notice prior to cancellation of any such policy.  All insurance policies or certificates evidencing the same shall be furnished to the Lender.

(b)                                 Without limiting the foregoing provisions of this Section 6.6, the Borrower shall maintain the following insurance coverages:

(i)                                     the Borrower shall maintain all risk property insurance against direct physical loss or damage on an all risks basis, including windstorm and hurricane and comprehensive boiler and machinery coverage, subject to a maximum deductible of Fifty Thousand Dollars ($50,000).  The property shall be insured for the full replacement cost and such policy shall contain an agreed amount endorsement waiving any coinsurance penalty;

(ii)                                  at all times on and after the date hereof, as an extension of the coverage required under Section 6.6(b)(i), the Borrower shall maintain business interruption insurance with a minimum period of indemnity of six (6) months subject to a maximum five (5) day waiting period or Fifty Thousand Dollars

($50,000) deductible and shall contain an agreed amount endorsement waiving any coinsurance penalty;

(iii)                               the Borrower shall maintain commercial general liability insurance written on an occurrence basis with a limit of not less than One Million Dollars ($1,000,000) for each occurrence and Three Million Dollars ($3,000,000) in the aggregate.  Such coverage shall include, but not be limited to, premises/operations, blanket contractual liability, independent contracts, broad form products and completed operations, personal injury, fire, legal liability and employee benefits liability;

(iv)                              the Borrower shall maintain workers’ compensation insurance in accordance with statutory provisions covering accidental injury, illness or death of an employee of the Borrower while at work or in the scope of his or her employment with the Borrower and employer’s liability insurance in an amount not less than Five Hundred Thousand Dollars ($500,000); and

(v)                                 the Borrower shall maintain automobile liability insurance covering owned, non-owned, leased, hired or borrowed vehicles against bodily injury or property damage.  Such coverage shall have a limit of not less than One Million ($1,000,000).

6.7                               Payment of Taxes and Claims.  Each of the Borrower and the Guarantors shall pay all taxes, assessments and other governmental charges imposed upon its properties or assets or in respect of its franchises, business, income or profits before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which by law have or might become a lien or charge upon any of its properties or assets, provided that (unless any material item of property would be lost, forfeited or materially damaged as a result thereof) no such charge or claim need be paid if the amount, applicability or validity thereof is currently being contested in good faith and if such reserve or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

6.8                               Compliance with Laws.  Each of the Borrower and the Guarantors shall comply in all substantial respects with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, properties and assets if noncompliance therewith would materially adversely affect such business, including, but not limited to, all applicable federal, state, regional, county or local laws, statutes, rules, regulations or ordinances concerning public health, safety or the environment; provided that (unless such contest or noncompliance would materially adversely affect such business) the Borrower nor the Guarantors need not so comply if any such statute, law, ordinance, or governmental rule, regulation or order is currently being contested in good faith.

6.9                               ERISA.  Each of the Borrower and the Guarantors shall furnish to Lender:  (a) promptly and in any event within thirty (30) days after the Borrower or any Guarantor, as applicable, knows or has reason to know of the occurrence of a Reportable Event with respect to a

Plan with regard to which notice must be provided to the PBGC, a copy of such materials required to be filed with the PBGC with respect to such Reportable Event and in each such case a statement of the chief financial officer of the Borrower or the Guarantor, as applicable, setting forth details as to such Reportable Event and the action which the Borrower or any Guarantor, as applicable, proposes to take with respect thereto; (b) promptly and in any event within thirty (30) days after the Borrower or any Guarantor, as applicable, knows or has reason to know of any condition existing with respect to a Plan which presents a material risk of termination of the Plan, imposition of an excise tax, requirement to provide security to the Plan or incurrence of other liability by the Borrower or any Guarantor as applicable, or any ERISA Affiliate a statement of the chief financial officer of the Borrower or any Guarantor, as applicable, or such ERISA Affiliate describing such condition; (c) at least thirty (30) days prior to the filing by any plan administrator of a Plan of a notice of intent to terminate such Plan, a copy of such notice; (d) promptly and in no event more than ten (10) days after the filing thereof with the Secretary of the Treasury, a copy of any application by the Borrower or any Guarantor, as applicable, or an ERISA Affiliate for a waiver of the minimum funding standard under section 412 of the Code; (e) upon request, and in no event more than thirty (30) days after the request therefore, copies of each annual report which is filed on Form 5500 together with certified financial statements for the Plan (if any) as of the end of such year and actuarial statements on Schedule B to such form 5500; (f) promptly and in any event within thirty (30) days after it knows or has reason to know of any event or condition which might reasonably be expected to constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, a statement of the chief financial officer of the Borrower or any Guarantor, as applicable, describing such event or condition; (g) promptly and in no event more than thirty (30) days after receipt thereof by the Borrower or any Guarantor, as applicable, or any ERISA Affiliate, a copy of each notice received by the Borrower or any Guarantor, as applicable, or an ERISA Affiliate concerning the imposition of any withdrawal liability under section 4202 of ERISA; and (h) promptly after receipt thereof a copy of any notice the Borrower or any Guarantor, as applicable, or any ERISA Affiliate may receive from the PBGC or the Internal Revenue Service with respect to any Plan or Multiemployer Plan; provided, however, that this subsection (h) shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service.

6.10                        Preservation of Corporate Existence.  Each of the Borrower and the Guarantors shall preserve and maintain and cause each of its Subsidiaries to preserve and maintain its corporate existence rights, franchises and privileges in the jurisdiction of its organization or in any other jurisdiction it shall select, and qualify and remain qualified as a foreign limited liability company or corporation, as applicable, in each jurisdiction in which such qualification is necessary in view of its business and operations or the ownership of its properties.

6.11                        Maintenance of Tangible Assets.  Each of the Borrower and the Guarantors shall maintain its tangible assets in good condition and repair and shall not permit any action or omission which might materially impair the value thereof, normal wear and tear excepted.

6.12                        Notices of Certain Events.  Each of the Borrower and the Guarantors shall promptly after it becomes aware thereof give notice to the Lender of:

(a)                                  Any Default or Event of Default;

(b)                                 Any default or event of default under any contractual obligation of the Borrower or any Guarantor, as applicable, that would have a Material Adverse Effect;

(c)                                  Any materially adverse change in the business, operations, affairs or condition (financial or otherwise) of the Borrower or any Guarantor, as applicable;

(d)                                 Any default under the Securities Purchase Agreement, Subordinated Note or Cash Collateral Pledge Agreement or any “Event of Default” under or as defined in the Subordinated Note; and

(e)                                  Any default under the LaSalle Termination and Indemnification Agreement.

Each notice pursuant to this Section 6.12 shall be accompanied by a statement of the chief executive officer or chief financial officer of the respective Borrower or the Guarantors, as applicable, setting forth details of the occurrence referred to therein and stating what action the respective Borrower or the Guarantors, as applicable, proposes to take with respect thereto.

6.13                        Records and Books of Account.  Each of the Borrower and the Guarantors shall keep adequate records and books of account in which complete entries will be made in accordance with GAAP, reflecting all financial transactions required by GAAP to be so reflected.

6.14                        Performance of Contracts.  Each of the Borrower and the Guarantors shall perform and comply, in all material respects, with, in accordance with their terms, all provisions of each and every contract, agreement or instrument now or hereafter binding upon it, except to the extent that it shall contest the provisions thereof in good faith and by proper proceedings or the failure to perform could not reasonably be expected to have a Material Adverse Effect.

6.15                        Notice of Material Litigation.  Each of the Borrower and the Guarantors shall promptly notify the Lender in writing of any litigation, arbitration proceeding or administrative investigation, inquiry or other proceeding to which it may hereafter become a party which could reasonably be expected to have a Material Adverse Effect and which may involve any risk of any judgment or liability not fully covered by insurance or which may otherwise result in any materially adverse change in the business, operations, affairs or condition (financial or otherwise) of the Borrower or any Guarantor or which may impair, in any material respect, the ability of the Borrower or any Guarantor to perform its obligations under this Agreement, the Revolving Credit Note or the other Loan Documents.

6.16                        Use of Proceeds.  The Borrower shall use the proceeds of the Revolving Credit Loans as provided in Section 1.5 hereof, and the Borrower shall use the portion of the proceeds of the initial Revolving Credit Loan to be disbursed on the Closing Date solely for purposes of paying the Earnout Consideration in accordance with the terms of Section 3.2 of the Asset Purchase Agreement.  Such uses shall be consistent with all applicable laws.

6.17                        Ownership and Control of Borrower and Guarantors.

(a)                                  Pumpkin Holdings shall at all times after the date hereof have direct beneficial and legal ownership, and the right and power to control the voting and transfer of, and exercise of all other rights attributable to, at least ninety percent (90%) of the capital stock (and securities convertible into, or granting rights to acquire, capital stock) of the Borrower.

(b)                                 SCC shall at all times after the date hereof have direct beneficial and legal ownership and the right and power to control the voting and transfer of and exercise of all other rights attributable to, at least ninety percent (90%) of the capital stock (and securities convertible into, or granting rights to acquire, capital stock) of Pumpkin Holdings.

6.18                        Other Information.  At the request of the Lender from time to time, the Borrower and the Guarantors shall promptly deliver to the Lender copies of any statements, reports, certificates and any other information delivered to the shareholders of any Guarantor or the Borrower.

6.19                        Compliance with the Mezzanine Debt Agreements.  Each of the Borrower and the Guarantors shall comply at all times with all covenants and agreements contained in the Securities Purchase Agreement, the Subordinated Note, the Cash Collateral Pledge Agreement and the other agreements, documents and instruments related thereto and take no action prohibited thereby (subject to any applicable grace periods and waivers).

6.20                        Compliance with the Intercreditor Agreement.  Each of the Borrower and the Guarantors shall perform all of its duties and obligations (if any) under, and comply with all terms of, the Intercreditor Agreement.

6.21                        Compliance with LaSalle Termination and Indemnification Agreement.  The Borrower shall comply at all times with all covenants and agreements contained in the LaSalle Termination and Indemnification Agreement including, without limitation, the Borrower’s obligation thereunder to indemnify the Lender for any obligations incurred by the Lender thereunder.

ARTICLE 7.  NEGATIVE COVENANTS

Until payment in full of the Revolving Credit Note and the LOC Obligations, the termination of the Lender’s obligation to extend further credit to the Borrower and the performance of all other obligations of the Borrower and the Guarantors hereunder, without the prior written consent of the Lender:

7.1                               Indebtedness.  Each of the Borrower, Pumpkin Holdings and SCC shall not, nor shall the Borrower or Pumpkin Holdings permit any of their respective Subsidiaries to, create, incur, assume or suffer to exist any Indebtedness, except for: (i) Indebtedness to the Lender; (ii) Subordinated Indebtedness of the Borrower or SCC; (iii) capitalized lease obligations of the Borrower and purchase money Indebtedness of the Borrower reflected on the Balance Sheet or disclosed in Schedule 7.1; (iv) other capitalized lease obligations of the Borrower and purchase money Indebtedness of the Borrower incurred after the date hereof up to an aggregate principal amount of $100,000; (v) credit card debt incurred in the ordinary course of business; (vi) trade liabilities and accrued expenses incurred in the ordinary course of business (provided, however, that at no time shall the Indebtedness of the Borrower to The Lawrence Paper Company exceed $800,000); (vii) Indebtedness between and/or among the Borrower and its Subsidiaries (if any); (viii) contingent liabilities permitted under Section 7.3; (ix) Indebtedness of the Borrower to LaSalle Business Credit, LLC and/or LaSalle Bank National Association under the LaSalle Termination and Indemnification Agreement; and (x) Indebtedness of SCC under the Subordinated Note and Securities Purchase Agreement to the extent not prohibited under the Intercreditor Agreement.

7.2                               Liens and Other Encumbrances.  Neither the Borrower nor any Guarantor shall create, incur, assume or suffer to exist any security interest, mortgage, pledge, lien or other encumbrance of any nature whatsoever on any of its property or assets whether now owned or hereafter acquired, except: (i) liens securing the payment of taxes and other governmental charges, either not yet due or the validity of which is being contested in good faith by appropriate proceedings (so long as no material item of property would be lost, forfeited or materially damaged as a result thereof), and as to which it shall, as appropriate under GAAP, have set aside on its books and records adequate reserves; (ii) liens of landlords, carriers, warehousemen, mechanics, materialmen and other similar liens imposed by law, which are incurred in the ordinary course of business for sums not more than thirty (30) days delinquent or which are being contested in good faith, provided that an adequate reserve or other appropriate provisions shall have been made therefor and the aggregate amount of such liens is less than $250,000; (iii) deposits under workers’ compensation, unemployment insurance, social security and other similar laws or to secure the performance of bonds, tenders or contracts (other than for the repayment of purchase price indebtedness or borrowed money) or to secure statutory obligations or surety or appeal bonds, or to secure indemnity, performance or other similar bonds, all in the ordinary course of business; (iv) liens and security interests in favor of the Lender; (v) zoning restrictions, easements, licenses, rights of way, covenants and other restrictions affecting the use of real property, so long as its use of, or the value of, its property subject thereto is not impaired, in any material respect, thereby; (vi) liens securing purchase money Indebtedness and capital leases referred to in clauses (iii) or (iv) under Section 7.1, above provided that such liens are limited to the specific property purchased or leased and the proceeds thereof, (vii) the licensing of intellectual property in the ordinary course of business or between and/or among the Guarantors and the Borrower; (viii) liens under the Cash Collateral Pledge Agreement; (ix) the security interests granted by the Borrower to LaSalle Business Credit, LLC and LaSalle Bank National Association pursuant to paragraphs 5 and 6 of the LaSalle Termination and Indemnification Agreement; and (x) any other existing liens set forth on Schedule 7.2 hereto.  All of the foregoing liens are hereinafter referred to as “Permitted Liens.”

7.3                               Guaranties and Other Contingent Liabilities.  Neither the Borrower nor any Guarantor shall become an indemnitor, guarantor or surety or otherwise become liable for any of the obligations or liabilities of any Person, other than (i) the Guarantors’ obligations under the Guaranties, this Agreement and the other Loan Documents, (ii) customary indemnification of officers, directors, managers, and shareholders, (iii) indemnity provisions of leases or other contracts entered into in the ordinary course of business, (iv) contingent obligations incurred in the ordinary course of business with respect to surety and appeal bonds, performance and return-of-money bonds and similar obligations not exceeding at any time outstanding $200,000 in aggregate liability, (v) guarantees incurred in the ordinary course of business (including, without limitation, guarantees of sales) for an aggregate amount not to exceed $200,000 for any Borrower or any Guarantor, as applicable, at any one time, (vi) guarantees of obligations in connection with workmen’s compensation obligations and general liability exposure of the Borrower and the Guarantors and their respective subsidiaries, and (vii) other existing guaranties and contingent liabilities disclosed on attached Schedule 7.3 hereto.

7.4                               Fundamental Changes.  Neither the Borrower nor any Guarantor shall (i) enter into any transaction of merger or consolidation or amalgamation, (ii) liquidate, wind-up or dissolve itself (or suffer any liquidation or dissolution), (iii) convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any substantial part of its business or assets, except for (A) the sale of inventory in the ordinary course of business, whether now owned or hereafter acquired, (B) the sale of obsolete machinery, parts, equipment and other assets no longer used or useful in the conduct of the Borrower’s business and (C) the sale of any other assets of the Borrower or the Guarantor during any twelve (12) month period in an aggregate amount of up to $50,000, (iv) acquire by purchase or otherwise all or substantially all of the business or assets of, or stock or other evidence of beneficial ownership of, any Person (other than the DeMinimis Public Investments) or the purchase of inventory in the ordinary course of Borrower’s business, or (v) make any material change in the nature of its business or in the methods by which it conducts business.  Without limiting the foregoing, the Borrower and the Guarantors shall not permit to occur any Change of Control of the Borrower or any Guarantor.

7.5                               Creation of Subsidiaries.  The Borrower shall not create or acquire any Subsidiaries without the prior written consent of the Lender, which consent shall not be unreasonably withheld, delayed or conditioned provided that any such Subsidiaries become co-borrowers under the Loan Documents and the Lender is granted first priority, perfected security interests in all of the ownership interests in, and assets of, such Subsidiaries.  The Guarantors shall not create or acquire any Subsidiaries (other than the Subsidiaries of SCC existing as of the date hereof) without the prior written consent of the Lender, which consent may be withheld in the Lender’s sole discretion.

7.6                               Loans or Advances.  Neither the Borrower nor any Guarantor shall make loans or advances to any Person (other than any distributions permitted hereunder to be made by the Borrower to the Guarantors and/or by Pumpkin Holdings to SCC), except in the ordinary course of their respective businesses.

7.7                               Investments.  Neither the Borrower nor any Guarantor shall acquire or purchase the securities of any Person; provided, however, that the Borrower and the Guarantors may purchase: (i) U.S. government securities directly or pursuant to repurchase agreements with (A) Affiliates of Banc One Corporation or (B) other domestic banks having capital and surplus of at least One Hundred Million Dollars ($100,000,000); (ii) certificates of deposit of (A) Affiliates of Banc One Corporation or (B) other domestic banks having a capital and surplus of at least One Hundred Million Dollars ($100,000,000); and (iii) commercial paper rated A-1 or P-1 or an equivalent by Moody’s Investors Services, Inc. or Standard & Poor’s Corporation, both of New York, New York, or their successors if all of such investments have a maturity of one year or less, (iv) money market funds all or substantially all of whose assets are invested in investments permitted under clauses (i)-

(iii) above, (v) the DeMinimis Public Investments, (vi) loans to employees and officers not to exceed in the aggregate, at any one time outstanding, Fifty Thousand Dollars ($50,000) and (vii) intercompany loans permitted under Section 7.1 (vii).  For the avoidance of doubt, it is agreed that this Section 7.7 shall in no way prohibit or restrict the repurchase or redemption of the Subordinated Note to the extent permitted by the Intercreditor Agreement.

7.8                               Sale and Leaseback.  Neither the Borrower nor any Guarantor shall enter into any agreement with any lender or investor providing for the leasing of (i) real or personal property which has been or is to be sold or transferred by the Borrower or any Guarantor to such lender or investor or (ii) other real or personal property intended to be used for substantially the same purpose as the property sold or transferred by the Borrower or any Guarantor.

7.9                               Disposition of Assets.  Neither the Borrower nor any Guarantor shall dispose of any of its assets in any transaction or series or transactions other than those disposed of in the ordinary course of business and except in connection with the replacement of assets sold by like assets, or as otherwise permitted under Section 7.4(iii); provided, however, that Pumpkin Holdings shall be permitted to transfer, or cause to be issued, to one or more third party investors, up to ten percent (10%) of the outstanding shares of common stock of the Borrower, including, without limitation, transfers made pursuant to an option plan, management or employee stock plan or similar agreement.

7.10                        Transactions with Affiliates.  Except for the execution, delivery and performance by the applicable parties of the Management Advisory Services Agreement and each of the agreements listed on Schedule 7.10 attached hereto, neither the Borrower nor any Guarantor shall:  (i) enter into any transaction, including without limitation, the purchase, sale or exchange of property or the rendering of any services, with any Affiliate or any officer or director thereof, enter into, assume or suffer to exist any employment or consulting contract with any such Affiliate, except any transaction or contract which is in the ordinary course of its business and which is upon fair and reasonable terms no less favorable to it than it would obtain in a comparable arms-length transaction; (ii) make any advance or loan to any Affiliate or any director or officer thereof or to any trust of which any of the foregoing is a beneficiary, or to any Person on the guaranty of any of the foregoing (other than permitted under Sections 7.1 and 7.7); or (iii) pay any fees or expenses to, or reimburse or assume any obligation for the reimbursement of any expenses incurred by, any Affiliate or any officer or director thereof except as may be permitted in accordance with the preceding clauses of this Section or the other Sections of this Agreement and except for the reimbursement of reasonable expenses incurred in connection with the provision of services by an officer, director or employee of the Borrower or any Guarantor to such entity, including expenses for travel, entertainment and similar items, in accordance with the reimbursement policies of such Borrower or any Guarantor, as applicable.

7.11                        Annual Lease Payments.  Neither the Borrower nor Pumpkin Holdings shall enter into any operating lease, as that term is construed according to GAAP, as lessee of real property from another Person if, after giving effect thereto, the aggregate amount of operating lease payments, exclusive of required insurance, tax or maintenance payments, under such lease and all other operating leases of real property in which the Borrower or Pumpkin Holdings is lessee would exceed in any period of twelve (12) consecutive months the sum of (a) $200,000 plus (b) the amount of such operating lease payments payable under operating leases of real property entered into prior to the date hereof (including, without limitation, any scheduled increases in such payments currently provided for in such leases) and replacements thereof (provided that any rental thereunder that is greater than the amount provided for in the replaced lease shall be counted against the amount permitted in clause (a) hereof).  Neither the Borrower nor Pumpkin Holdings shall enter into any operating lease, as that term is construed according to GAAP, as lessee of personal property from another Person if, after giving effect thereto, the aggregate amount of operating lease payments, exclusive of required insurance, tax or maintenance payments, under such lease and all other operating leases of personal property in which the Borrower or Pumpkin Holdings is lessee would exceed $200,000 in any period of twelve (12) consecutive months.

7.12                        Sale of Accounts.  Neither the Borrower nor Pumpkin Holdings shall sell, assign or exchange any of its Accounts (except (i) for purposes of facilitating the collection of Accounts that have been written off by the Borrower in the ordinary course of business in an aggregate amount not to exceed $50,000 during any 12-month period, (ii) in connection with the collection of accounts receivable insurance proceeds and (iii) the assignment of Accounts owed by Kmart pursuant to a factoring or similar arrangement acceptable to the Lender in its reasonable discretion) or notes receivable with or without recourse.

7.13                        Capital Expenditures.  Neither the Borrower nor Pumpkin Holdings shall purchase, on a consolidated basis, fixed or capital assets in an amount in excess of Four Hundred Fifty Thousand Dollars ($450,000) in the aggregate in any one Fiscal Year.

7.14                        Tangible Net Worth.  The Borrower shall not permit its Tangible Net Worth to be less than the amount listed in column (b) of this Section during the period listed opposite such amount in column (a) of this Section:

(a)	(b)
During the period from	Amount

January 1, 2004 through December 31, 2004	$250,000
Thereafter	$1,500,000

7.15                        Debt Service Coverage Ratio.  The Borrower shall not permit its Debt Service Coverage Ratio based upon the most recent twelve (12) month period on a rolling basis to be less than 1.20 to 1.00 at May 31, 2004 or at the end of any fiscal month of the Borrower ending thereafter.

7.16                        Management Fees.  Except as otherwise permitted in this Section 7.16, the Borrower shall not pay any management fees to SCC, Pumpkin Holdings or their respective Affiliates; provided, however, that so long as no Event of Default has occurred and is continuing (or would occur as a result of such payment), the Borrower may pay management fees to SCC solely and strictly in accordance with the provisions of the Management Advisory Services Agreement, in an aggregate amount not to exceed with respect to any Fiscal Year the greater of (i) five percent (5.0%) of the Borrower’s total consolidated EBITDA for such Fiscal Year and (ii) $100,000.

7.17                        Dividends and Payments.  Neither the Borrower nor any Guarantor shall declare or pay on, or make any distribution to the stockholders of the Borrower or any Guarantor, in their capacity as such stockholders, or purchase, redeem or otherwise acquire for consideration any capital stock of the Borrower or any Guarantor of any class.  Notwithstanding the foregoing, the Borrower and/or Pumpkin Holdings shall be permitted to make distributions to their respective stockholders (“Tax Distributions”) (a) in the minimum amount necessary to enable such stockholders to pay income tax based on the highest corporate rate and (b) with the prior written consent of the Lender (such consent not to be unreasonably withheld) in lieu of taxes pursuant to and in accordance with the terms of the Consolidated Income Tax Sharing Agreement, dated as of May 17, 1996, by and between Possible Dreams, Ltd. and SCC, as amended by the Joinder Agreement dated as of June 27, 1997 among SCC, Pumpkin Holdings and the Borrower, or any successor agreement entered into among such parties in accordance with the provisions of Section 7.20 (the “Tax Sharing Agreement”) provided that (i) at the time of payment of any such distribution under clause (a) or (b) no Event of Default shall have occurred hereunder at any time; and (ii) the making of any such distribution shall not cause the aggregate outstanding balance of the Revolving Credit Loans to exceed the limits set forth in this Agreement or cause the Borrower to be out of compliance with any covenant or other requirement or obligation contained herein.

7.18                        Prohibition of Change in Fiscal Year.  Neither the Borrower, any Guarantor nor any Subsidiary thereof shall change its Fiscal Year-end for accounting purposes from December 31 of any year.

7.19                        Government Regulations.  Neither the Borrower nor any Guarantor shall (a) be or become subject at any time to any law, regulation or list of any government agency (including, without limitation, the U.S. Office of Foreign Asset Control list) that prohibits or limits the Lender from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower or any Guarantor, or (b) fail to provide documentary and other evidence of the Borrower’s or any Guarantor’s identity, as applicable, as may be requested by the Lender at any time to enable the Lender to verify the Borrower’s or any Guarantor’s identity, as applicable, or to comply with any applicable law or regulation, including, without limitation, Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318.

7.20                        Amendment to Other Documents.  Except as otherwise specifically provided in the Intercreditor Agreement, the Borrower and the Guarantors shall not cause or permit, directly or indirectly, any amendment, waiver, consent or modification of the LaSalle Termination and Indemnification Agreement, Securities Purchase Agreement, Subordinated Note, Tax Sharing Agreement, Management Advisory Services Agreement or any other agreement, document or instrument contemplated by, or executed in connection with, the Securities Purchase Agreement; provided, however, that the foregoing shall not preclude any holder of the Subordinated Note from waiving any default by SCC under the Securities Purchase Agreement, the Subordinated Note or any related agreement, document or instrument or from waiving compliance by SCC with any provisions of the Securities Purchase Agreement, the Subordinated Note or any related agreement, document or instrument.

ARTICLE 8.  EVENTS OF DEFAULT

8.1                               Event of Default.  An “Event of Default” shall mean the occurrence of one or more of the following described events:

(a)                                  The Borrower shall default in the payment of any principal of the Revolving Credit Note or LOC Obligations when the same shall become due, either by the terms thereof or otherwise as herein provided;

(b)                                 The Borrower shall default in payment of any Commitment Fee or any interest on the Revolving Credit Note or of any other payment due the Lender under this Agreement or the LaSalle Termination and Indemnification Agreement when the same shall become due, either by the terms thereof or otherwise as herein or therein provided and such default continues for a period of five (5) days;

(c)                                  The Borrower or any Guarantor shall default (after the expiration of any applicable grace period) in the payment of any amount due to Lender pursuant to the terms of any promissory note or other instrument other than the Revolving Credit Note;

(d)                                 The Borrower or any Guarantor shall default (after the expiration of any applicable grace period) in the performance or observance of any covenant, condition or agreement contained in the Guaranties, the Borrower Security Agreement, the Copyright Security Agreement, the Copyright Collateral Agreement, the Guarantor Security Agreements, the Pledge Agreements or any other security agreement or mortgage entered into by the Borrower or any Guarantor for the benefit of the Lender;

(e)                                  The Borrower or any Guarantor shall default in the payment of any Indebtedness in excess of $250,000 beyond any period of grace provided with respect thereto, or the Borrower or any Guarantor shall default in the performance of any agreement under which such Indebtedness payment obligation is created if the effect of such default is to cause or permit the holder or holders of such obligation (or a representative of such holder or holders) to cause, such payment obligation to become due prior to its date of maturity;

(f)                                    Any representation or warranty made by the Borrower or any Guarantor herein, in any other Loan Document or in any report, certificate or writing furnished in connection with or pursuant to this Agreement shall be false or incorrect in any material respect on the date as of which made;

(g)                                 The Borrower or any Guarantor shall default in the performance or observation of any covenant, condition or agreement in Sections 6.1, 6.12, 6.15, 6.16 or 6.17 or in Article 7 hereof;

(h)                                 The Borrower or any Guarantor shall default in the performance or observation of any covenant, condition or agreement made or required to be observed or performed by it under this Agreement (other than those referred to in Sections 8.1(a), 8.1(b) or 8.1(g) of this Agreement) and such default shall continue without cure for thirty (30) days after written notice thereof shall have been given to the Borrower by the Lender, or, in the case of Sections 6.2, 6.3 and 6.4, such default shall continue without cure for ten (10) days (without any required notice thereof);

(i)                                     The Borrower or any Guarantor shall make an assignment for the benefit of creditors;

(j)                                     The Borrower or any Guarantor shall petition or apply to any tribunal for the appointment of a trustee or receiver of it, or of any substantial part of its assets, or commence any proceeding relating to it under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction whether now or hereafter in effect;

(k)                                  Any bankruptcy, insolvency, receivership or similar petition or application is filed, or any proceedings are commenced against the Borrower or any Guarantor and the Borrower or any Guarantor by any act indicates its approval thereof, consent thereto, or acquiescence therein, or any order is entered appointing a trustee or receiver, or adjudicating the Borrower or any Guarantor bankrupt or insolvent, or approving the petition in any such proceedings and such order remains unstayed or undischarged for more than sixty (60) days; provided, however, that the Lender shall be under no obligation to make Revolving Credit Loans or issue any Letters of Credit hereunder during the period that such order is unstayed or undischarged;

(l)                                     Any order is entered in any proceedings against the Borrower or any Guarantor decreeing the dissolution of the Borrower or any Guarantor and such order remains unstayed or undischarged for more than sixty (60) days; provided, however, that the Lender shall be under no obligation to make Revolving Credit Loans or issue any Letters of Credit hereunder during the period that such order is unstayed or undischarged;

(m)                               A final judgment or judgments for the payment of money in excess of an aggregate of $150,000 shall be rendered against the Borrower or any Guarantor and such judgment or judgments shall remain undischarged for a period of sixty (60) consecutive days during which the execution shall not be effectively stayed;

(n)                                 (i) Any Reportable Event or a Prohibited Transaction shall occur with respect to any Plan; (ii) a notice of intent to terminate a Plan under section 4041 of ERISA shall be filed; (iii) a notice shall be received by the plan administrator of a Plan that the PBGC has instituted proceedings to terminate a Plan or appoint a trustee to administer a Plan; (iv) any other event or condition shall exist which might, in the opinion of the Lender, constitute grounds under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; or (v) the Borrower or any Guarantor or any ERISA Affiliate shall withdraw from a Multiemployer Plan; provided, however, that none of the foregoing shall constitute an Event of Default except under circumstances that the Lender determines could reasonably be expected to have a Material Adverse Effect;

(o)                                 The operations of any facility manufacturing or processing goods for sale by the Borrower are interrupted (i) for more than ten (10) consecutive Business Days during the period from April 1 through August 31, both inclusive, of any year, or (ii) at any other time and such interruption is reasonably to likely have a Material Adverse Effect;

(p)                                 The occurrence of a Change of Control;

(q)                                 Any material term or provision of the Intercreditor Agreement shall at any time and for any reason cease to be in full force and effect or shall be declared null and void (other than by the Lender), or the validity or enforceability thereof shall be contested by any party thereto (other than the Lender), or any party thereto (other than the Lender) shall deny it has any further liability or obligations under the Intercreditor Agreement or any party thereto (other than the Lender) shall fail to perform any of its obligations under the Intercreditor Agreement; or

(r)                                    There shall occur and be continuing any “Event of Default” under or as defined in the Subordinated Note.

8.2                               Consequences of Event of Default.

(a)                                  If any Event of Default specified under Section 8.1, other than subsections (i) through (l) thereof, shall occur and be continuing the Lender shall be under no further obligation to make Revolving Credit Loans or issue any Letters of Credit hereunder and the Lender may, by written notice to the Borrower, declare the unpaid balance of all Commitment Fees and the principal and interest accrued on the Revolving Credit Note and the LOC Obligations and all other obligations of the Borrower hereunder and under the other Loan Documents to be forthwith due and payable, and the same shall thereupon become immediately due and payable, without any other or further presentment, demand, protest, notice of default, notice of intent to accelerate or other notice of any kind, all of which are hereby expressly waived.

(b)                                 If an Event of Default specified under subsections (i) through (l), inclusive, of Section 8.1 shall occur, the Lender shall be under no further obligation to make the Revolving Credit Loans or to issue any Letters of Credit hereunder and the unpaid balance of all Commitment Fees and the principal and interest accrued on the Revolving Credit Note and the LOC Obligations and all other obligations of the Borrower hereunder shall be immediately due and payable automatically without presentment, demand, protest, notice of default, notice of intent to accelerate, notice of acceleration or other notice of any kind, all of which are hereby expressly waived.

ARTICLE 9.  MISCELLANEOUS

9.1                               Notices.  All notices, requests and demands to or upon the parties hereto to be effective shall be in writing or by telecopy or telex and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or when sent by certified or registered mail, postage prepaid, or, in the case of telecopy notice, when received, or in the case of telegraphic notice, when delivered to the telegraph company, or in the case of telex notice, when sent, answerback received, addressed as follows in the case of the Borrower, the Guarantors and the Lender or to such address or other address as may be hereafter notified by the parties hereto:

The Borrower or the Guarantors:	c/o Capital Partners, Inc. Three Pickwick Plaza Suite 310 Greenwich, Connecticut 06830
	Attention:	Brian D. Fitzgerald
William P. Schlueter
	Facsimile:	(203) 625-0423

with copies to:

Pumpkin Ltd. 1905 Sherman Street Denver, Colorado 80203 Attention: Ms. Gay Burke Facsimile: (303) 860-9826

and

Morgan, Lewis & Bockius LLP 101 Park Avenue New York, New York 10178 Attention: Christopher T. Jensen, Esq. Facsimile: (212) 309-6273

The Lender:	Bank One, N.A. 100 East Broad Street Columbus, Ohio 43271-0171
	Attention:	Mark S. Slayman,
First Vice President

with a copy to:

Squire, Sanders & Dempsey L.L.P. 1300 Huntington Center 41 South High Street Columbus, Ohio 43215 Attention: Anthony J. Sugar, Esq. Facsimile: (614) 365-2499

Notwithstanding any other provision hereof to the contrary, the Borrower and each Guarantor has appointed SCC as its representative to receive and give all notices to or from such Borrower or Guarantor as applicable, and the Lender shall have acted in accordance with this Agreement in accepting notices from and giving notice to SCC as being notices to or from such Borrower or Guarantor as applicable.

9.2                                     Term of Agreement; Termination; Successors and Assigns.  This Agreement and all covenants, agreements, representations and warranties made herein and in the reports, certificates and other writings delivered pursuant hereto shall survive the execution and delivery of this Agreement, the making by the Lender of each Revolving Credit Loan and issuance of any Letters of Credit and the execution and delivery to the Lender of the Revolving Credit Note and shall continue in full force and effect until terminated.  The representations of the Borrower and the Guarantors herein are made as of the date of this Agreement.  This Agreement shall terminate at such time as the Revolving Credit Commitment and all Letters of Credit are terminated in full and the Lender has received payment in full of all amounts owing to the Lender hereunder and under the Revolving Credit Note and the LOC Obligations.  Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such parties; and all terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, whether so expressed or not; provided, however, that (i) neither the Borrower nor any Guarantor may assign or transfer its rights or duties under this Agreement to any Person without the prior written consent of the Lender and (ii) the Lender may not assign, or participate, this Agreement or the Revolving Credit Note to a direct competitor of the Borrower.

9.3                                     No Implied Rights or Waivers.  No notice to or demand on the Borrower or any Guarantor in any case shall entitle the Borrower or any Guarantor to any other or further notice or demand in the same, similar and other circumstances.  Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Revolving Credit Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

9.4                                     Applicable Law.  This Agreement, the Revolving Credit Note and the other Loan Documents shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Ohio.

9.5                                     Modifications, Amendments or Waivers.

(a)                                        The Lender, the Borrower and the Guarantors may from time to time enter into written agreements amending or changing any provision of this Agreement or the rights of the Lender or the Borrower and the Guarantors hereunder or give waivers or consents to a departure from the due performance of the obligations of the Borrower or the Guarantors hereunder or under the Revolving Credit Note or any reimbursement agreements related to Letters of Credit.

(b)                                       In the case of any such waiver or consent relating to any provision hereof, the parties shall be restored to their former positions and rights thereunder, and any Default or Event of Default so waived or consented to shall be deemed to be cured and not continuing; but no such waiver or consent shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

9.6                                     Counterparts.  This Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

9.7                                     Headings.  The headings of the articles and sections of this Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

9.8                                     Expenses.  The Borrower and the Guarantors shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements incurred or paid by the Lender in connection with the negotiation, development, preparation and execution of this Agreement, the Revolving Credit Note, the other Loan Documents and the related transactions.  The Borrower and the Guarantors shall pay or cause to be paid and save the Lender harmless against liability for the payment of all reasonable out-of-pocket expenses, including counsel fees and disbursements incurred or paid by the Lender in connection with (i) any requested amendments, waivers or consents pursuant to the provisions hereof and thereof; and (ii) the enforcement of this Agreement, the Revolving Credit Note and the other Loan Documents including such expenses as may be incurred by the Lender in collection of the Revolving Credit Note and all obligations of the Borrower and the Guarantors hereunder.

9.9                                     Accounting Terms.  All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

9.10                              Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or effecting the validity or enforceability of such provisions in any other jurisdiction.

9.11                              Waiver of Jury Trial; Consent to Venue.  The Lender, the Borrower and each of the Guarantors, after having had the opportunity to consult with counsel, knowingly, voluntarily, irrevocably, unconditionally and intentionally waive any right to a trial by jury in any litigation based upon or arising out of this Agreement or any related instrument or agreement, or any of the transactions contemplated by this Agreement, or any course of conduct, dealing, statements (whether oral or written) or actions of the Borrower, the Guarantors or the Lender.  The Borrower and each of the Guarantors shall not seek to consolidate, by counterclaim or otherwise, any action in which a jury trial has been waived with any other action in which a jury trial cannot be or has not been waived.  In the event of a dispute under this Agreement, the Borrower and each of the Guarantors hereby, jointly and severally, agree that jurisdiction and venue lies in a court of competent jurisdiction in Franklin County, Ohio.  These provisions shall not be deemed to have been modified in any respect or relinquished by the Lender except by a written instrument executed by it.  This provision is a material inducement to the Lender to enter into the transactions described in this Agreement.

9.12                              Entire Agreement.  This Agreement and the Exhibits hereto reflect the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements or understandings with respect thereto in their entirety.

9.13                              Certificates, Etc.  All certificates, reports and other writings submitted by the Borrower or the Guarantors to the Lender hereunder shall constitute the representations and warranties of the Borrower or the Guarantors to the Lender as to the truth and accuracy of all facts, calculations and other information set forth therein, as though fully set forth and repeated in this Agreement.

9.14                        USA Patriot Act Notification.  The following notification is provided to the Borrower pursuant to Section 326 of the USA Patriot Act of 2001, 31 U.S.C. Section 5318:

IMPORTANT INFORMATION ABOUT PROCEDURES FOR OPENING A NEW ACCOUNT.  To help the government fight the funding of terrorism and money laundering activities, Federal law requires all financial institutions to obtain, verify and record information that identifies each person or entity that opens an account, including any deposit account, treasury management account, loan, other extension of credit or other financial services product.  What this means for the

Borrower:  When the Borrower opens an account, if the Borrower is an individual, the Lender will ask for the Borrower’s name, taxpayer identification number, residential address, date of birth and other information that will allow the Lender to identify the Borrower, and if the Borrower is not an individual, the Lender will ask for the Borrower’s name, taxpayer identification number, business address and other information that will allow the Lender to identify the Borrower.  The Lender may also ask, if the Borrower is an individual, to see the Borrower’s driver’s license or other identifying documents, and if the Borrower is not an individual, to see the Borrower’s legal organizational documents or other identifying documents.

9.15                        Limitation on Recourse.  Notwithstanding anything herein to the contrary, the Lender shall have no recourse to any assets that are included in “Collateral” (as such term is defined in the Cash Collateral Pledge Agreement).  The Lender shall not pursue any remedies against such assets, whether by attachment, writ of execution or otherwise.

ARTICLE 10.  DEFINITIONS

The terms set forth and defined in Exhibit H hereto shall, for the purposes of this Agreement, have the meanings assigned to such terms as set forth in Exhibit H.

IN WITNESS WHEREOF, the Borrower, the Guarantors and the Lender have caused this Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

LENDER:		BORROWER:

BANK ONE, N.A.,		PUMPKIN LTD.,
a national banking corporation		a Delaware corporation

By:	/s/ Mark S. Slayman	By:	/s/ Paul A. Miller
	Mark S. Slayman, First Vice President	Name:	Paul A. Miller
		Title:	Vice President

GUARANTORS:

PUMPKIN MASTERS HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Paul A. Miller
Name:	Paul A. Miller
Title:	Vice President

SECURITY CAPITAL CORPORATION,
a Delaware corporation

By:	/s/ Paul A. Miller
Name:	Paul A. Miller
Title:	Vice President

EXHIBIT A

REVOLVING CREDIT NOTE

Columbus, Ohio
$7,000,000	June 11, 2004

On or before May 31, 2006, for value received, the undersigned (the “Borrower”) hereby promises to pay to the order of Bank One, N.A., a national banking association with its principal offices located in Columbus, Ohio (the “Lender”), or its assigns, as further provided herein, the principal amount of Seven Million Dollars ($7,000,000) or, if such principal is less, the aggregate unpaid principal amount of all Revolving Credit Loans made by the Lender to the Borrower pursuant to the Agreement (as referred to and defined in Section 1 hereof), together with interest on the unpaid principal balance of all Revolving Credit Loans made hereunder until paid in full at a fluctuating rate of interest and payable on the dates as determined in accordance with Article 1 of the Agreement.  Both principal and interest are payable in federal funds or other immediately available money of the United States of America at Bank One, N.A., 100 East Broad Street, Columbus, Ohio 43271-0171.

Section 1.                                          Loan Agreement.  This Revolving Credit Note is the Revolving Credit Note referred to in the Loan Agreement, dated as of June 11, 2004, by and among the Borrower, Pumpkin Masters Holdings, Inc., a Delaware corporation and the sole stockholder of the Borrower, Security Capital Corporation, a Delaware corporation, and the Lender, as the same may be amended, modified or supplemented from time to time (the “Agreement”), which Agreement is incorporated herein by reference.  All capitalized terms used herein shall have the same meanings as are assigned to such terms in the Agreement.  This Revolving Credit Note is entitled to the benefits of and is subject to the terms, conditions and provisions of the Agreement.  The Agreement, among other things, contains provisions for acceleration of the maturity hereof upon the happening of certain stated events, and also for repayments and reborrowings on account of the principal hereof prior to maturity upon the terms, conditions and provisions specified therein.

Section 2.                                          Endorsements.  All Revolving Credit Loans made by the Lender to the Borrower pursuant to the Agreement and all payments made on account of principal hereof shall be recorded by the Lender; provided, however, that the failure of the Lender or any holder to record as provided herein shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Agreement.

Section 3.                                          Setoff.  Any and all moneys now or at any time hereafter owing to the Borrower from the holder hereof are hereby pledged for the security of this and all other Indebtedness from the Borrower to the holder hereof, and may, upon the occurrence and during the continuance of any Event of Default, be paid and applied thereon whether such Indebtedness be then due or is to become due.

Section 4.                                          Confession of Judgment.  The undersigned hereby irrevocably authorizes an attorney-at-law to appear for the undersigned in an action on this Revolving Credit Note at any time after the same becomes due, whether by acceleration or otherwise, in any court of record in or

A-1

of the State of Ohio, and to waive the issuing and service of process against the undersigned and to confess judgment in favor of the holder of this Revolving Credit Note against the undersigned for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered.  The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, the holder hereof nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

Section 5.                                          Limitation on Recourse.  Notwithstanding anything herein to the contrary, the Lender shall have no recourse to any assets that are included in “Collateral” (as such term is defined in the Cash Collateral Pledge Agreement).  The Lender shall not pursue any remedies against such assets, whether by attachment, writ of execution or otherwise.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

PUMPKIN LTD.,
a Delaware corporation

By:	/s/ Paul A. Miller
Name:	Paul A. Miller
Title:	Vice President

A-2

EXHIBIT B

BORROWER SECURITY AGREEMENT

June 11, 2004

THIS SECURITY AGREEMENT (this “Security Agreement”) is entered into as of the date set forth above by and between PUMPKIN LTD., a Delaware corporation (the “Debtor” or “Borrower”), and BANK ONE, N.A., a national banking association with its principal offices located in Columbus, Ohio (the “Lender”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Agreement.

A.                                    Loans.  The Debtor, Pumpkin Masters Holdings, Inc., a Delaware corporation and the sole stockholder of the Debtor, Security Capital Corporation, a Delaware corporation, and the Lender have entered into a Loan Agreement of even date herewith (the “Loan Agreement”) pursuant to which the Lender has agreed (i) to lend to the Debtor the maximum sum of up to Seven Million Dollars ($7,000,000) under a revolving line of credit (the “Revolving Credit Commitment”) and (ii) to issue letters of credit in an aggregate maximum amount of One Million Dollars ($1,000,000) (the “Letters of Credit”).  The Revolving Credit Commitment is evidenced by a promissory note of the Debtor (the “Revolving Credit Note”).  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the “Revolving Credit Loans”.  The (i) aggregate undrawn stated amount under all Letters of Credit outstanding at any one time plus (ii) the aggregate unpaid amount at such time of all obligations of the Debtor then outstanding to reimburse the Lender for amounts paid by the Lender in respect of any one or more drawings under any Letters of Credit are sometimes referred to as the “LOC Obligations”.  Capitalized terms used in this Security Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Security Interest.  The Lender is willing to make the Revolving Credit Loans to the Debtor and to issue the Letters of Credit upon the condition that the Debtor grant to and create in favor of the Lender security interests in certain property of the Debtor as security for (i) the payment of the Revolving Credit Note and the LOC Obligations, (ii) the payment of all amounts owing pursuant to this Security Agreement, the Loan Agreement and the other Loan Documents, and (iii) the performance by the Debtor of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Security Agreement, the Loan Agreement, the Revolving Credit Note and the other Loan Documents, (iv) the repayment of (a) any amounts the Lender may advance or spend for the maintenance or preservation of the Collateral (as defined hereinafter) and (b) any other expenditures that the Lender may make under the provisions of this Security Agreement or for the benefit of the Debtor, (v) all amounts owed under any modification, renewals or extensions of any of the foregoing obligations, (vi) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Debtor to the Lender arising under or in connection with any Rate Management Transaction, and (vii) any of the foregoing that arises after the filing of a petition by or against the Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise (collectively, the “Secured Obligations”).

Statement of Agreement

For and in consideration of the Revolving Credit Loans made by the Lender to the Debtor and the issuance of the Letters of Credit by the Lender, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

Section 1.                                          Creation of Security Interests.  As security for the Secured Obligations, the Debtor hereby agrees that there now are or shall be duly executed and filed or recorded in all appropriate offices all documents necessary to grant and create in favor of the Lender a perfected security interest under the Uniform Commercial Code in and to the following, whether now owned or hereafter acquired by the Debtor, which security interest is hereby granted:

(i)                                     All Accounts of the Debtor;

(ii)                                  All Chattel Paper (electronic and tangible) and contract rights of the Debtor;

(iii)                               All General Intangibles of the Debtor;

(iv)                              All Instruments of the Debtor including promissory notes;

(v)                                 All machinery, Equipment, Goods, Consumer Goods, Software embedded in Goods, Goods covered by Documents, furniture, Fixtures and personal property of the Debtor including motor vehicles;

(vi)                              All Inventory of the Debtor;

(vii)                           All of the Debtor’s Deposit Accounts (general or special) with and credits and other claims against the Lender;

(viii)                        All Investment Property of the Debtor:

(ix)                                All security interests held by the Debtor;

(x)                                   All Documents of the Debtor;

(xi)                                All Letter of Credit Rights of the Debtor;

(xii)                             All Supporting Obligations of the Debtor;

(xiii)                          All insurance Proceeds of or relating to any of the foregoing;

(xiv)                         All Accessions and additions to, substitutions for, and replacements of any of the foregoing; and

(xv)                            All Cash and Non-cash Proceeds of the foregoing, including without limitation the Proceeds in the Collateral Accounts (as defined hereinafter);

Any term used in the Uniform Commercial Code as adopted in the State of Ohio and not defined in this Security Agreement has the same meaning as in the Uniform Commercial Code as adopted in the State of Ohio.  The property described in this Section 1 is hereinafter collectively referred to as the “Collateral.”

Anything contained herein to the contrary notwithstanding, the Collateral shall not include any interest of the Debtor in any contract, license, permit or similar general intangible if the granting of a security interest therein is prohibited by, or would cause a termination of all or any material rights of the Debtor under, the terms of the written agreement creating or evidencing such contract, license, permit or similar intangible; provided, further, that, notwithstanding anything set forth in the proviso set forth above to the contrary, to the extent not prohibited by law, the Lender shall at all times have a security interest in all right of the Debtor to payments of money due or to become due under any such contract, license, permit or similar general intangible, and all proceeds thereof, and, if and when the prohibition which prevents the granting of a security interest in such property (or would cause such termination) is removed, terminated or otherwise becomes unenforceable as a matter of law, the Lender will be deemed to have, and at all times to have had, a security interest in such property and the Collateral, to the fullest extent permitted by applicable law, will be deemed to include, and at all times to have included, such property.

Section 2.                                          Lender Has Rights and Remedies of a Secured Party.  In addition to all rights and remedies given to the Lender by this Security Agreement, the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Section 3.                                          Provisions Applicable to the Collateral.  The parties agree that the following provisions shall be applicable to the Collateral during the term of this Security Agreement:

(a)                                  Chief Executive Offices; Books and Records.

(i)                                     The Debtor shall keep accurate and complete books and records concerning the Collateral.

(ii)                                  The Debtor represents and warrants that, as of the date hereof, its chief executive office is located at 1905 Sherman Street, Denver, Colorado 80203.  The Debtor shall not move its chief executive office except to such new location as it may establish in accordance with paragraph (v) below.

(iii)                               The Debtor represents and warrants that it is incorporated in the State of Delaware, that its exact legal name is as set forth in the preamble to this Security Agreement and that its organizational or charter number is 2761734.

(iv)                              The only original books of account and records of the Debtor relating to all Accounts of the Debtor are, and shall continue to be, kept at its chief executive office.  The location where such books of account and records are kept shall not be changed except in accordance with paragraph (v) below.

(v)                                 The Debtor shall not establish any new location for its chief executive office or for the place where such books of account and records are kept until (A) it shall have given to the Lender written notice of its intention to do so, clearly describing each such new location and providing such other information in connection therewith as the Lender may reasonably request, and (B) with respect to each such new location, it shall have taken such action, satisfactory to the Lender (including without limitation all action required by Section 4 hereof) as may be necessary to maintain the security interest of the Lender in the Accounts granted hereunder at all times fully perfected and in full force and effect.

(vi)                              The Debtor will preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets without the prior written consent of the Lender.

(vii)                           The Debtor shall not change its state of incorporation, its organizational or charter number or its legal name without thirty (30) days prior written consent of the Lender.

(viii)                        The Debtor shall not invoice an account debtor or maintain its records relating to any Account in any name other than its own proper corporate name.

(b)                                  Inspection.  Upon reasonable prior notice to the Debtor, the Lender shall have the right to review the books and records of the Debtor concerning the Collateral and to copy the same and make excerpts therefrom, and to inspect the Collateral, at all times during regular business hours, so long as such inspections do not unreasonably interfere with or impede the operations of the Debtor.

(c)                                  Debtor’s Right to Collect Accounts.  Notwithstanding the security interest in the Accounts granted hereunder, the Debtor shall have the right to collect its Accounts at its own cost and expense until such time as the Lender shall have notified the Debtor pursuant to paragraph (e) below that it has revoked such right.

(d)                                  Cash Collateral Accounts.  If any Event of Default shall occur and be continuing, the Lender shall have the right after notice to the Debtor to cause to be opened and maintained with the Lender one or more non-interest bearing bank accounts in the name of the Debtor as cash collateral accounts (herein called “Collateral Accounts”).  Upon receipt of notice by the Debtor from the Lender that one or more Collateral Accounts have been opened for the Debtor pursuant to this paragraph, the Debtor shall cause all cash Proceeds collected by it to be delivered to the Lender forthwith upon receipt, in the original form in which received, bearing such endorsements or assignments by the Debtor as may be necessary to permit collection thereof by the Lender, and for such purpose the Debtor hereby irrevocably authorizes and empowers the officers and employees of the Lender to endorse and sign the name of the Debtor on all checks, drafts, money orders or other media of payment so delivered to it and such endorsements or assignments shall, for all purposes, be deemed to have been made by the Debtor prior to any endorsement or assignment thereof by the Lender.  The Lender may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.  Monies in the Collateral Accounts shall be used by the Lender to reduce the Debtor’s obligations under the Revolving Credit Note, the Loan Agreement and this Security Agreement.  At such time as the Secured Obligations are paid in full, the requirement that cash Proceeds be delivered to the Lender shall terminate.

(e)                                  Collection of Accounts by Lender.  If any Event of Default shall occur and be continuing, the Lender shall have the right at any time (i) to revoke the right of the Debtor to collect its Accounts pursuant to paragraph (c) above by written notice to the Debtor to such effect, (ii) to take over and direct collection of the Accounts of the Debtor, (iii) to give notice of the Lender’s security interest in the Accounts to any or all of the account debtors or makers obligated to the Debtor thereon, (iv) to direct such account debtors to make payment of the Accounts directly to the Lender (and at the request of the Lender the Debtor shall indicate on all billings to account debtors that payments thereon are to be made to the Lender), and (v) to take control of the Accounts of the Debtor and the Proceeds thereof and to take possession of all of the Debtor’s books and records relating thereto, with full power and authority in the name of the Lender or of the Debtor to enforce, collect, sue for, receive, compromise, settle and receipt for any and all of the Accounts.  If any Account becomes evidenced by a promissory note or other instrument for the payment of money, the Debtor shall at the Lender’s request deliver any such instrument to the Lender duly endorsed to the order of the Lender as additional Collateral under this Security Agreement.  It is understood and agreed by the Debtor that the Lender shall have no liability whatsoever to the Debtor under this paragraph (e) except for its own gross negligence or willful misconduct.

(f)                                    Funds in Collateral Accounts; Control.  All cash Proceeds received by the Lender from the Debtor pursuant to paragraph (d) above or by the Lender directly from account debtors pursuant to paragraph (e) above shall be deposited in the Lender’s Collateral Account as further security for the Secured Obligations.  The Lender shall have sole dominion and control over all funds deposited in each Collateral Account and such funds may be withdrawn therefrom only by or at the direction of the Lender.

(g)                                 Account Verification.  If an Event of Default shall occur and be continuing, the Lender may, without notice to the Debtor, verify with any account debtor of the Debtor the status of any accounts payable by such account debtor.  The Debtor from time to time shall execute and deliver such instruments and take all such action as the Lender may reasonably request in order to effectuate the purpose of this paragraph (g).

(h)                                 Notice of Adverse Change.  The Debtor shall immediately notify the Lender of any material adverse change of which it has knowledge which is reasonably likely to affect the ultimate collectibility of any Account in excess of One Hundred Thousand Dollars ($100,000).

(i)                                    Location of Tangible Personal Property.  The Debtor represents and warrants that with respect to the items of tangible personal property described in clauses (v) and (vi) of Section 1 of this Security Agreement, all of such property, as of the date hereof, is located as specified in Exhibit A attached hereto.  The Debtor shall not retain any property at any location, other than those specified in Exhibit A, unless prior to moving any property to such a location, the Debtor will have given five (5) Business Days notice to the Lender.

(j)                                    Sale of Assets.  Notwithstanding the security interest in the Debtor’s property granted hereunder, the Debtor shall have the right to sell or otherwise dispose of Collateral to the extent permitted under Section 7.9 of the Loan Agreement, free and clear of such security interest, but in such event such security interest shall continue in the Proceeds of such sales.

Section 4.                                          Preservation and Protection of Security Interests.  The Debtor shall faithfully preserve and protect the Lender’s security interest in its Collateral and shall, at its own cost and expense, cause such security interest to be perfected and continued perfected so long as the Secured Obligations or any portion thereof is outstanding and unpaid, and for such purpose the Debtor shall from time to time at the request of the Lender file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation, financing statements and continuation statements, as the Lender may deem necessary or advisable from time to time in order to perfect and continue perfected said security interests.  The Debtor shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as the Lender may deem reasonably necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a perfected first lien security interest in the Collateral prior to the rights of any other secured party or lien creditor except as otherwise permitted herein or in the Loan Agreement.  The Lender, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of the Debtor to execute financing statements or continuation statements without the Debtor’s signature appearing thereon.

Section 5.                                          Application of Moneys.  Except as otherwise provided herein, if any Event of Default shall occur and be continuing, all moneys in all Collateral Accounts and all moneys which the Lender shall receive upon realization of any and all Collateral may be applied by or at the direction of the Lender in the following manner:

(a)                                  First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of the Lender (including, without limitation, the reasonable fees and disbursements of its counsel and agents) incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Security Agreement or the Loan Agreement or in the collection of the obligations of the Debtor under the Revolving Credit Note; and

(b)                                 Second, to be applied in any manner desired by the Lender to the satisfaction of the Secured Obligations.

Section 6.                                          Certain Representations and Covenants.  The Debtor agrees, subject to its right as provided in paragraph (c) of Section 3 hereof, from and after the date of this Security Agreement and until payment in full of the Secured Obligations, as follows:

(a)                                  Title and Liens.  It has and will have good and marketable title to the Collateral from time to time owned or acquired by it, free and clear of all liens, encumbrances, pledges and security interests, except such as have been granted to the Lender and such as have not been prohibited pursuant to Section 7.2 of the Loan Agreement; and the security interests of the Lender in the Collateral are perfected lien security interests, prior to the rights of any other secured party or lien creditor except as permitted by Section 7.2 of the Loan Agreement.  The Debtor shall defend its title to the Collateral against the claims and demands of all persons whomsoever.

(b)                                  Negative Pledge.  It shall not, without the prior written consent of the Lender, (i) sell, assign or transfer any Accounts except as otherwise permitted pursuant to Section 7.9 of the Loan Agreement, (ii) grant or create or permit to exist any lien, encumbrance, pledge or security interest on, or in any of the Collateral or any other personal property, real property or fixtures of the Debtor except such as have not been prohibited pursuant to Section 7.2 of the Loan Agreement, (iii) permit any levy or attachment to be made against any of the Collateral that remains undischarged or unremoved for more than sixty (60) days, or (iv) file any financing statement with respect to any of the Collateral, except financing statements in favor of the Lender or by lessors under true leases of personal property and similar protective filings that do not secure indebtedness for borrowed funds, and except such as have not been prohibited pursuant to Section 7.2 of the Loan Agreement.

(c)                                  Risk of Loss; Insurance.  Risk of loss of, damage to, or destruction of, the Collateral is on the Debtor to the extent that the Debtor now or hereafter owns or acquires such Collateral.  If the Debtor fails to effect and keep in full force and effect insurance covering the Collateral in such amounts, on such terms and to such extent as is commercially customary and reasonable for such Collateral, or fails to pay the premiums thereon when due, the Lender may do so for the account of the Debtor and add the cost thereof to the Secured Obligations.  The Debtor hereby assigns and sets over unto the Lender all moneys which may become payable on account of such insurance, including without limitation any return or unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay the Lender any amount so due; provided, however, that in the event that an Event of Default (as defined hereinafter) has not occurred and is not then continuing, the Debtor shall be entitled to retain and use such insurance proceeds to repair and replace any and all damaged or destroyed machinery, Equipment, furniture, fixtures, inventory and other personal property of Debtor with respect to which such insurance proceeds relate.  The Lender, its officers, employees and authorized agents are hereby irrevocably appointed the attorneys-in-fact of the Debtor to endorse any draft or check which may be payable to the Debtor in order to collect the proceeds of such insurance or any return of unearned premiums.  Any balance of insurance proceeds remaining in the possession of the Lender after payment in full of the Secured Obligations shall be paid to the Debtor or its order.

(d)                                  Maintenance of Machinery and Equipment.  The Debtor agrees that it will maintain the machinery and equipment which comprises part of the Collateral in good condition, reasonable wear and tear alone excepted, and will pay and discharge all taxes, levies and other impositions levied thereon (except such thereof as are being contested in good faith by appropriate proceedings diligently conducted) as well as the cost of repairs to or maintenance of the same.  If the Debtor fails to do so, the Lender may pay such taxes, levies or impositions and the cost of such repairs or maintenance for the account of the Debtor and add the amount thereof to the Secured Obligations.

(e)                                  Care of Collateral by Lender.  The Lender shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in the Lender’s possession if the Lender takes such action for that purpose as the Debtor shall request in writing, provided that such requested action shall not, in the judgment of the Lender, impair the Lender’s security interest in such Collateral or its rights in, or the value of, such Collateral, and provided further that such written request is received by the Lender in sufficient time to permit the Lender to take the requested action.

Section 7.                                          Events of Default.  If any one or more of the following events (each an “Event of Default”) shall occur and be continuing:

(a)                                  The Debtor shall default in the due observation or performance of any of the covenants or agreements of the Debtor contained in Sections 1, 4 or 6(b) of this Security Agreement; or

(b)                                 The Debtor shall default in the due observance or performance of any of the covenants or agreements of the Debtor (other than those referred to in Section 7(a) hereof) and such default shall continue without cure for thirty (30) days after written notice thereof shall have been given to the Debtor by the Lender; or

(c)                                  An Event of Default (as that term is defined in the Loan Agreement) shall occur and be continuing;

then in any such event, the Lender shall have such rights and remedies in respect of the Collateral or any part thereof as are provided by the Uniform Commercial Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Security Agreement, including without limitation the right to enter any premises where any Collateral is located and take possession of the same without demand or notice and without prior judicial hearing or legal proceedings, which the Debtor hereby expressly waives, and to sell all or any portion of the Collateral at public or private sale without prior notice to the Debtor except as otherwise required by law (and if notice is required by law, after ten days’ prior written notice) at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as the Lender in its sole discretion may determine.  Upon any such sale of any of the Collateral, the Lender may, to the extent permitted by applicable law, purchase all or any of the Collateral being sold, free from any equity or right of redemption.  The Lender shall apply the proceeds of any such sale and any proceeds received by the Lender from the collection of Accounts and Proceeds to the obligations of the Debtor as provided in Section 5 hereof.  If such proceeds are insufficient to pay the amounts required by law, the Debtor shall be liable for any deficiency in the amount so realized from the Collateral.

In addition, in any such event, the Debtor shall promptly upon demand by the Lender assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which shall be reasonably convenient to the Lender and the Debtor.  The right of the Lender under this Section to have the Collateral assembled and made available to it is of the essence of this Security Agreement and the Lender may, at its election, enforce such right by a bill in equity for specific performance.

The Debtor, to the extent that it has any right, title or interest in any of the Collateral, waives and releases any right to require the Lender to collect any of the Secured Obligations from any other of the Collateral under any theory of marshalling of assets, or otherwise, and specifically authorizes the Lender to apply any of the Collateral against any of the Secured Obligations in any manner that the Lender may determine.

Section 8.                                          Amendments, Waivers.  The provisions of this Security Agreement may from time to time be waived, modified or amended only by a writing signed by each of the parties hereto.

Section 9.                                          Defeasance.  Upon payment in full of the Secured Obligations, this Security Agreement shall terminate and be of no further force and effect; and in such event, the Lender shall, at the expense of the Debtor, redeliver and reassign the Collateral to the Debtor and take all action necessary to terminate the security interests of the Lender in the Collateral.  Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10.                                   Miscellaneous.

10.1                        Notices.  All notices, requests and demands to or upon the parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered in accordance with the provisions of Section 9.1 of the Loan Agreement.

10.2                        No Implied Rights or Waivers.  No notice to or demand on the Debtor in any case shall entitle the Debtor to any other or further notice or demand in the same, similar and other circumstances.  Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Loan Agreement or the Revolving Credit Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

10.3                        Applicable Law.  This Security Agreement, the Loan Agreement and the Revolving Credit Note shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Ohio without giving effect to its choice of law provisions.

10.4                        Counterparts.  This Security Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

10.5                        Headings.  The headings of this Security Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

10.6                        Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or effecting the validity or enforceability of such provisions in any other jurisdiction.

10.7                        Assignment.  This Security Agreement shall bind and inure to the benefit of any successor or assign of the Lender and if any such assignment is made, the Debtor shall render performance under this Security Agreement to the assignee.  The Debtor may not assign its rights or obligations under this Security Agreement.

10.8                        Entire Agreement.  This Security Agreement and Exhibit A hereto reflect the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements or understandings with respect thereto in their entirety.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Security Agreement the day and year first above written.

LENDER:		DEBTOR:

BANK ONE, N.A.		PUMPKIN LTD.,
a Delaware corporation

By:	/s/ Mark S. Slayman	By:	/s/ Paul A. Miller
	Mark S. Slayman, First Vice President	Name:	Paul A. Miller
		Title:	Vice President

EXHIBIT A

Locations of Tangible Personal Property

1.	Pumpkin Ltd.
1905 Sherman Street
Denver, CO 80203

2.	Lawrence Paper Company (aka: Packaging Cafe)
2400 Lakeview Road
Lawrence KS 66044

3.	Advances Surface Technologies (aka: Front Range)
6155 W. 54th Avenue
Arvada, CO 80002

4.	T-PlasTech Corporation
2700 S. Raritan Street
Englewood, CO 80110

Paper stock is occasionally stored (when purchased prior to pattern book production to minimize cost increases in materials) at:

5.	Sterling Graphics, Inc.
49 Sherwood Terrace
Suite L
Lake Bluff, IL 60044

A small amount of raw materials are located at our manufacturer in China at:

6.	Wenlly’s Enterprises, Inc.
Rm. 302, Police Quarters
Zhongdeng Village, Beizha Humen
Dongguan City, Guangdong
China, PC

EXHIBIT C

SECURITY AGREEMENT

RE:  PATENTS TRADEMARKS AND COPYRIGHTS

THIS SECURITY AGREEMENT RE: PATENTS, TRADEMARKS AND COPYRIGHTS (the “Agreement”) is made and entered into as of June 11, 2004 by and between PUMPKIN LTD., a Delaware corporation, with a mailing address at 1905 Sherman Street, Denver, Colorado 80203 (the “Debtor”), and BANK ONE, N.A, a national banking association with a mailing address at 100 East Broad Street, Columbus, Ohio 43271-0171 (the “Lender”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Agreement.

A.                                    Loans.  The Debtor, Pumpkin Masters Holdings, Inc., a Delaware corporation and the sole stockholder of the Debtor, Security Capital Corporation, a Delaware corporation, and the Lender have entered into a Loan Agreement of even date herewith (the “Loan Agreement”) pursuant to which the Lender has agreed (i) to lend to the Debtor the maximum sum of up to Seven Million Dollars ($7,000,000) under a revolving line of credit (the “Revolving Credit Commitment”) and (ii) to issue letters of credit in an aggregate maximum amount of One Million Dollars ($1,000,000) (the “Letters of Credit”).  The Revolving Credit Commitment is evidenced by a promissory note (the “Revolving Credit Note”) of the Debtor.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the “Revolving Credit Loans”.  The (i) aggregate undrawn stated amount under all Letters of Credit outstanding at any one time plus (ii) the aggregate unpaid amount at such time of all obligations of the Debtor then outstanding under and in connection with any Letters of Credit to reimburse the Lender for amounts paid by the Lender in respect of any one or more drawings under any Letters of Credit is sometimes referred to as the “LOC Obligations”.  Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Security Interest.  The Lender is willing to make the Revolving Credit Loans to the Debtor and to issue the Letters of Credit upon the condition that the Debtor grant to and create in favor of the Lender security interests in certain property of the Debtor as security for (i) the payment of the Revolving Credit Note and the LOC Obligations, (ii) the payment of all amounts owing pursuant to this Agreement, the Loan Agreement and the other Loan Documents, and (iii) the performance by the Debtor of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Loan Agreement, the Revolving Credit Note and the other Loan Documents, (iv) the repayment of (a) any amounts the Lender may advance or spend for the maintenance or preservation of the Collateral (as defined hereinafter) and (b) any other expenditures that the Lender may make under the provisions of this Agreement or for the benefit of the Debtor, (v) all amounts owed under any modification, renewals or extensions of any of the foregoing obligations, (vi) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Debtor to the Lender arising under or in connection with any Rate Management Transaction, and (vii) any of the foregoing that arises after the filing of a petition by or against the Debtor under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise (collectively, the “Secured Obligations”).  The Debtor has determined that the execution and delivery of this Agreement is in furtherance of its corporate purposes and in its best interest and that it will derive substantial benefit, whether directly or indirectly, from the execution of this Agreement, having regard for all relevant facts and circumstances.

Statement of Agreement

For and in consideration of the Revolving Credit Loans made by the Lender to the Debtor and the issuance of the Letters of Credit by the Lender, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

Section 1.                                          Grant of Security Interest in the Collateral; Obligations Secured.  (a) The Debtor hereby pledges and grants to the Lender a security interest in, and acknowledges and agrees that the Lender has and shall continue to have a continuing security interest in, any and all right, title and interest of the Debtor, whether now existing or hereafter acquired or arising, in and to the following:

(i)                                    Patents.  Patents, whether now owned or hereafter acquired, or in which Debtor now has or hereafter acquires any rights (the term “Patent” means and includes (A) all letters patent of the United States of America or any other country or any political subdivision thereof, now existing or hereafter acquired, all registrations and recordings thereof, and all applications for letters patent of the United States of America or any other country or any political subdivision thereof, now existing or hereafter acquired, including without limitation registrations, recordings and applications therefor in the United States Patent and Trademark Office or any other country or any political subdivision thereof and (B) all reissues, continuations, continuations-in-part or extensions thereof), including without limitation each Patent listed on Schedule A-1 hereto, and all of the inventions now or hereafter described and claimed in the Debtor’s Patents;

(ii)                                Patent Licenses.  Patent Licenses, whether now owned or hereafter acquired, or in which the Debtor now has or hereafter acquires any rights (the term “Patent Licenses” means and includes any written agreement granting to any person any right to exploit, use or practice any invention on which a Patent is owned by another person), including without limitation each Patent License listed on Schedule A-2 hereto, and all royalties and other sums due or to become due under or in respect of the Debtor’s Patent Licenses, together with the right to sue for and collect all such royalties and other sums;

(iii)                            Trademarks.  Trademarks, whether now owned or hereafter acquired, or in which the Debtor now has or hereafter acquires any rights (the term “Trademarks” means and includes (A) all trademarks, trade names, trade styles, service marks and logos, all prints and labels on which said trademarks, trade names, trade styles, service marks and logos have appeared or appear and all designs and general intangibles of like nature, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including without limitation registrations, recordings and applications in the United States Patent and Trademark Office or in any similar office or agency of the United States of America, any state thereof or any other country or any political subdivision thereof and (B) all renewals thereof), including without limitation each Trademark application and registration listed on Schedule B-1 hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark;

(iv)                               Trademark Licenses.  Trademark Licenses, whether now owned or hereafter acquired, or in which the Debtor now has or hereafter acquires any rights (the term “Trademark Licenses” means and includes any written agreement granting to any person any right to use or exploit any Trademark or Trademark registration of another person), including without limitation the agreements described in Schedule B-2 hereto, and all of the goodwill of the business connected with the use of, and symbolized by, each Trademark licensed and all royalties and other sums due or to become due under or in respect of the Debtor’s Trademark Licenses, together with the right to sue for and collect all such royalties and other sums;

(v)                                   Copyrights.  Copyrights and Copyright registrations, whether now owned or hereafter acquired, or in which the Debtor now has or hereafter acquires any rights (the term “Copyrights” means and includes (A) all original works of authorship fixed in any tangible medium of expression, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, including without limitation registrations, recordings and applications in the United States Copyright Office or in any similar office or agency of the United States of America, any state thereof or any other country or any political subdivision thereof and (B) all renewals thereof), including without limitation each Copyright registration listed on Schedule C-1 hereto;

(vi)                               Copyright Licenses.  Copyright Licenses, whether now owned or hereafter acquired, or in which the Debtor now has or hereafter acquires any rights (the term “Copyright Licenses” means and includes any written agreement granting to any person any right to use or exploit any Copyright or Copyright registration of another person), including without limitation the agreements described in Schedule C-2 hereto, and all royalties and other sums due or to become due under or in respect of the Borrower’s Copyright Licenses, together with the right to sue for and collect all such royalties and other sums; and

(vii)                           Proceeds and Products.  All proceeds and products of the foregoing and all insurance of the foregoing and proceeds thereof, whether now existing or hereafter arising, including without limitation (A) any claim of the Borrower against third parties for damages by reason of past, present or future infringement of any Patent or any Patent licensed under any Patent License, (B)

any claims by the Debtor against third parties for damages by reason of past, present or future infringement or dilution of any Trademark or of any Trademark licensed under any Trademark License, or for injury to the goodwill of the business connected with the use of, or symbolized by, any Trademark or of any Trademark licensed under any Trademark License, (C) any claim of the Debtor against third parties for damages by reason of past, present or future infringement of any Copyright or any Copyright licensed under any Copyright License, and (D) any claim of the Debtor against third parties for damages by reason of past, present or future infringement of any Copyright or any Copyright licensed under any Copyright License, and (E) any claim by the Debtor against third parties for damages by reason of past, present or future misappropriation or wrongful use or disclosure of any trade secret or other property or right described above or of any such trade secret or other property or right licensed under any license or agreement described above, and together with the right to sue for and collect the damages described in the immediately preceding clauses (A), (B), (C) and (D);

all of the foregoing being herein sometimes referred to as the “Collateral”; provided, however, that the Collateral described above shall not include any interest of the Debtor in any contract, license, permit or similar general intangible if the granting of a security interest therein is prohibited by the terms of the written agreement creating or evidencing such contract, license, permit or similar intangible, provided, further, that, notwithstanding anything set forth in the proviso set forth above to the contrary, to the extent not prohibited by law, the Lender shall at all times have a security interest in all rights of the Debtor to payments of money due or to become due under any such contract, license, permit or similar general intangible, and all proceeds thereof, and, if and when the prohibition which prevents the granting of a security interest in any such property is removed, terminated or otherwise becomes unenforceable as a matter of law, the Lender will be deemed to have, and at all times to have had, a security interest in such property and the Collateral will be deemed to include, and at all times to have included, such property; and

(b)                                     This Agreement, including the security interest granted hereunder, is made and given to secure, and shall secure, the prompt payment or performance in full when due, whether by lapse of time, acceleration or otherwise, of the Secured Obligations.

Section 2.                                          Continuing Agreement; Termination and Release.  This Agreement is made for collateral purposes only. This Agreement shall be a continuing agreement in every respect and shall remain in full force and effect until all of the Secured Obligations shall have been fully paid and satisfied and all of the Lender’s obligations to provide credit under the Loan Agreement shall have terminated. Upon such termination of this Agreement, the Lender shall, upon the request and at the expense of the Debtor, forthwith release, assign and transfer, without recourse, and, to the extent applicable, deliver, against receipt and without recourse to the Lender, such of the Collateral as may then be in the possession of the Lender and as shall not have been sold or otherwise applied pursuant to the terms hereof to or on the order of the Debtor. Said release, assignment, transfer and delivery shall include an instrument in form recordable in the United States Patent and Trademark Office and the United States Copyright Office by which the Lender shall terminate, release and, without representation, recourse or warranty, reassign to the Debtor all rights in each Patent, Patent License, Trademark, Trademark License, Copyright and Copyright License, including each registration thereof and application therefor, conveyed and transferred to the Lender pursuant to this Agreement.

Section 3.                                          No Release.  Nothing set forth in this Agreement shall relieve the Debtor from the performance of any term, covenant, condition or agreement on the Debtor’s part to be performed or observed under or in respect of any of the Collateral or from any liability to any party under or in respect of any of the Collateral or impose any obligation on the Lender to perform or observe any such term, covenant, condition or agreement on the Debtor’s part to be so performed or observed or impose any liability on the Lender for any act or omission on the part of the Debtor relative thereto or for any breach of any representation or warranty on the part of the Debtor contained in this Agreement or under or in respect of the Collateral or made in connection herewith or therewith.

Section 4.                                          [Reserved]

Section 5.                                          Representations and Warranties of the Debtor.  The Debtor hereby represents and warrants to the Lender as follows:

(a)                                  The Debtor is, and, as to the Collateral acquired by it from time to time after the date hereof, the Debtor will be, the owner or, as applicable, licensee of all the Collateral. The Debtor’s rights in the Collateral are and shall remain free and clear of any lien, pledge, security interest, encumbrance, assignment, collateral assignment or charge of any kind, including without limitation any filing of, or agreement to file, a financing statement as debtor under the Uniform Commercial Code or any similar statute, except for the lien and security interest created by this Agreement and Permitted Liens. The Debtor has made no previous assignment, conveyance, transfer or agreement in conflict with the liens granted hereby. The Debtor further represents and warrants to the Lender that Schedules A-1, A-2, B-1, B-2, C-1 and C-2 hereto, respectively, are true and correct lists of all Patents, Patent Licenses, and all registered Trademarks, Trademark Licenses, Copyrights and Copyright Licenses owned or used by the Debtor as of the date hereof and that Schedules A-1, A-2, B-1, B-2, C-1 and C-2 are true and correct in all material respects with respect to the matters set forth therein as of the date hereof.

(b)                                 The Debtor has made all necessary filings and recordations to protect its interests in the Collateral in each case to the extent a failure to do so could reasonably be expected to have a Material Adverse Effect.

(c)                                  The Debtor owns directly or has rights to use all the Collateral and all rights with respect to any of the foregoing used in or necessary for the business of the Debtor in the ordinary course as presently conducted, except where the failure to own or have such rights would not have a Material Adverse Effect.  The use of the Collateral and all rights with respect to the foregoing by the Debtor does not, to the actual knowledge of the Debtor, infringe, in any material respect, on the rights of any party, nor has any claim of such infringement been made.

(d)                                 Upon appropriate filings and the acceptance thereof in the appropriate offices under the Uniform Commercial Code, in the United States Patent and Trademark Office and the United States Copyright Office, this Agreement will create a valid and duly perfected lien on and security interest in the Collateral located in the United States of America effective against purchasers from and creditors of the Debtor, subject to no prior liens or encumbrances other than Permitted Liens.

Section 6.                                          Covenants and Agreements of the Debtor.  The Debtor hereby covenants and agrees with the Lender as follows:

(a)                                  On a continuing basis, the Debtor will, at the expense of the Debtor, subject to any prior licenses, encumbrances and restrictions and prospective licenses, encumbrances and restrictions permitted hereunder, make, execute, acknowledge and deliver, and file and record in the proper filing and recording places within the United States of America, all such instruments, including without limitation appropriate financing and continuation statements and collateral agreements, and take all such action as may reasonably be deemed necessary or advisable by the Lender (i) to carry out the intent and purposes of this Agreement, (ii) to assure and confirm to the Lender the grant or perfection of the security interest in the Collateral intended to be created hereby, subject to no prior Liens or encumbrances other than Permitted Liens, for the benefit of the Lender or (iii) to enable the Lender to exercise and enforce its rights and remedies hereunder with respect to the Collateral.

(b)                                 Without limiting the generality of the foregoing paragraph (a) of this Section 6, the Debtor (i) will not enter into any agreement that would impair or conflict with the Debtor’s obligations hereunder; (ii) will, promptly following its becoming aware thereof, notify the Lender of (x) any final adverse determination in any proceeding in the United States Patent and Trademark Office or the United States Copyright Office that could reasonably be expected to have a Material Adverse Effect or (y) the institution of any proceeding or any adverse determination in any federal, state, local or foreign court or administrative body regarding the Debtor’s claim of ownership in or right to use any of the Collateral, its right to register any such Collateral or its right to keep and maintain such registration, in each case, that could reasonably be expected to have a Material Adverse Effect; (iii) will preserve and maintain all rights in the Collateral, unless no longer used in the ordinary course of the Debtor’s business or no longer deemed necessary to the Debtor’s business; (iv) will not grant or permit to exist any lien or encumbrance upon or with respect to the Collateral or any portion thereof except Permitted Liens and will not execute any security agreement or financing statement covering any of the Collateral except in favor of the Lender; (v) will not permit to lapse or become abandoned (unless no longer used in the ordinary course of the Debtor’s business or no longer deemed necessary to the Debtor’s business), or settle or compromise any pending or future material litigation or material administrative proceeding with respect to any Collateral that could reasonably be expected to have a Material Adverse Effect without the prior written consent of the Lender (which consent shall not be unreasonably withheld), or, except for licenses of Collateral in the ordinary course of business, contract for sale or otherwise sell, convey, assign or dispose of, or grant any option with respect to, the Collateral or any portion thereof, except for sales thereof otherwise permitted under the provisions of the Loan Agreement; (vi) upon the Debtor obtaining knowledge thereof, will promptly notify the Lender in writing of any event that could reasonably be expected to have a Material Adverse Effect on the value of any of the Collateral, the ability of the Debtor or the Lender to dispose of any such Collateral or the rights and remedies of the Lender in relation thereto, including without limitation a levy or threat of levy or any legal process against any such Collateral that could reasonably be expected to have a Material Adverse Effect; (vii) will diligently keep reasonable records respecting the Collateral; (viii) hereby authorizes the Lender, in its sole discretion, to file one or more financing or continuation statements relative to all or any part of the Collateral without the signature of the Debtor where permitted by law (and the Collateral Agent agrees to provide the Debtor notice after any such filing is made pursuant to this clause (viii), provided the failure to give such notice shall not affect the validity or enforceability of the relevant filing; (ix) will furnish to the Lender from time to time statements and schedules further identifying and describing the Collateral and such other materials evidencing or reports pertaining to the Collateral as the Lender may reasonably request, all in reasonable detail; (x) will pay when due any and all taxes, levies, maintenance fees, charges, assessments, licenses fees and similar taxes or impositions payable in respect of the Collateral except to the extent being contested in good faith by appropriate proceedings which prevent the enforcement of the matter being contested (and for which the Debtor has established adequate reserves) and do not interfere with the business of the Debtor in the ordinary course or unless no longer necessary to the Debtor’s business; and (xi) comply in all material respects with all laws, rules and regulations applicable to the Collateral.

(c)                                  If, before the Secured Obligations shall have been paid and satisfied in full, the Debtor shall obtain any rights to or become entitled to the benefit of any new patent, patent application, service mark, trade name, trademark, trademark application, trademark registration, copyright, copyright application, copyright registration, license renewal or extension, or patent for any reissue, division, continuation, renewal, extension, or continuation-in-part of any Patent or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto and the same shall automatically constitute Collateral and be and become subject to the assignment, lien and security interest created hereby, as the case may be, without further action by any party, all to the same extent and with the same force and effect as if the same had originally been Collateral hereunder. If the Debtor so obtains or becomes entitled to any of the rights described above which are material, the Debtor shall promptly give written notice thereof to the Lender. The Debtor agrees to confirm the attachment of the lien and security interest created hereby to any such rights described above by execution of instruments, including, but not limited to, instruments for recordation with the United States Patent and Trademark Office and the United States Copyright Office, in form and substance acceptable to the Lender.

(d)                                 The Debtor shall promptly notify the Lender of any future Collateral and, upon receipt of such notice by the Lender, Schedules A-1, A-2, B-1, B-2, C-1 and C-2 hereto shall be deemed amended to include reference to any such future Collateral.

(e)                                  The Debtor shall prosecute diligently applications for the Patents, Trademarks and Copyrights now or hereafter pending and make application on unpatented but patentable inventions and registrable but unregistered Trademarks and Copyrights, that, in each case, in the Debtor’s reasonable judgment would be materially beneficial to the business of the Debtor in the ordinary course as presently, and as now contemplated will be, conducted, file and prosecute opposition and cancellation proceedings and perform all acts necessary to preserve and maintain all rights in the Collateral, unless as to any Patent, Trademark or Copyright, in the reasonable judgment of the Debtor, such Patent, Trademark or Copyright has become immaterial or obsolete to such business of the Debtor. Any expenses incurred in connection with such actions shall be borne by the Debtor.

(f)                                    The Debtor will, with respect to the Collateral, comply with the provisions regarding insurance contained in Section 6.7 of the Loan Agreement.

(g)                                 The Debtor shall not abandon any right to file any material patent application, trademark application, service mark application, copyright application, patent, trademark or copyright without the prior written consent of the Lender, which consent shall not be unreasonably withheld.

Section 7.                                          Supplements; Further Assurances.  The Debtor (i) agrees that it will join with the Lender in executing and, at its own expense, file and refile, or permit the Lender to file and refile, such financing statements, continuation statements and other instruments and documents (including without limitation this Agreement) in such offices (including without limitation the United States Patent and Trademark Office and the United States Copyright Office) as the Lender may reasonably deem necessary or appropriate in order to perfect and preserve the rights and interests granted to the Lender hereunder and (ii) hereby authorizes the Lender to file and refile such instruments and documents and any other instruments or documents related thereto without the signature of the Debtor where permitted by law and (iii) agrees to do such further acts and things, and to execute and deliver to the Lender such additional instruments and documents, as the Lender may require to carry into effect the purposes of this Agreement or to better assure and confirm unto the Lender its respective rights, powers and remedies hereunder. All of the foregoing are to be at the sole cost of the Debtor. Any reasonable costs of the foregoing incurred by the Lender shall be payable by the Debtor upon demand, together with interest thereon from the date of incurrence at the Default Rate until so paid, and shall constitute additional Secured Obligations.

Section 8.                                          The Lender May Perform.  If the Debtor fails to perform any agreement contained herein after receipt of a written request to do so from the Lender, the Lender may itself (upon ten (10) days’ prior written notice to the Debtor unless the Lender in good faith determines that immediate payment or performance is reasonably necessary to protect or preserve the Collateral), but shall not be obligated to, perform, or cause performance of, such agreement, and the reasonable expenses of the Lender, including the reasonable fees and expenses of its counsel, so incurred in connection therewith shall be payable by the Debtor.

Section 9.                                          Remedies.  Upon the occurrence and during the continuation of any Event of Default, the Lender shall have, in addition to all other rights provided herein, in the Loan Agreement or by law, the rights and remedies of a Lender under the Uniform Commercial Code, and further the Lender may, without demand and without advertisement, notice (except as required by law), hearing or process of law, all of which the Debtor hereby waives, at any time or times, sell and deliver any or all of the Collateral at public or private sale, for cash, upon credit or otherwise, at such prices and upon such terms as the Lender deems advisable, in its sole discretion. In addition to all other sums due the Lender hereunder, the Debtor shall pay the Lender all reasonable costs and expenses incurred by the Lender, including reasonable attorneys’ fees and court costs, in obtaining, liquidating or enforcing payment of the Collateral or the Secured Obligations or in the prosecution or defense of any action or proceeding by or against the Lender or the Debtor concerning any matter arising out of or connected with this Agreement or the Collateral or the Secured Obligations.

Without in any way limiting the foregoing, upon the occurrence and during the continuation of any Event of Default, the Lender may to the full extent permitted by applicable law, with ten (10) days’ prior notice to the Debtor, and without advertisement, notice, hearing or process of law of any kind, all of which the Debtor hereby waives, (i) exercise any and all rights as beneficial and legal owner of the Collateral, including without limitation any and all consensual rights and powers with respect to the Collateral and (ii) sell or assign or grant a license to use, or cause to be sold or assigned or a license granted to use, any or all of the Collateral or any part hereof, in each case free of all rights and claims of the Debtor therein and thereto, but subject to any existing licenses in the Collateral permitted under the terms of this Agreement. In that connection, the Lender shall have the right to cause any or all of the Collateral to be transferred of record into the name of the Lender or its nominee as well as the right to impose (i) such limitations and restrictions on the sale or assignment of the Collateral as the Lender may deem to be necessary or appropriate to comply with any law, rule or regulation, whether federal, state or local, having applicability to the sale or assignment and (ii) requirements for any necessary governmental approvals.

Anything contained herein to the contrary notwithstanding, the Lender shall not sell, assign or otherwise transfer any Trademark or Trademark License without also transferring in connection therewith all of the business and goodwill associated therewith.

Failure by the Lender to exercise any right, remedy or option under this Agreement or any other agreement between the Debtor and the Lender or provided by law, or delay by the Lender in exercising the same, shall not operate as a waiver; no waiver shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated. Neither the Lender nor any party acting as attorney for the Lender shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The rights and remedies of the Lender under this Agreement shall be cumulative and not exclusive of any other right or remedy which the Lender may have.

Section 10.                                   Power of Attorney.  The Debtor hereby irrevocably appoints the Lender, its nominee, or any other person whom the Lender may designate as the Debtor’s attorney-in-fact, with full authority in the place and stead of the Debtor and in the name of the Debtor, the Lender or otherwise, upon the occurrence and during the continuation of any Event of Default, or if the Debtor fails to perform any agreement contained herein within ten (10) days after the Lender’s written request, then to the extent necessary to enable the Lender to perform such agreement itself, from time to time in the Lender’s discretion, to take any action and to execute any instrument which the Lender may deem necessary or advisable to accomplish the purposes of this Agreement, including without limitation to record an assignment of the Patents, Patent Licenses, Trademarks and Trademark Licenses (provided that, in the case of Trademarks and Trademark Licenses the business and goodwill associated therewith are also assigned), if any, to the Lender with the United States Patent and Trademark Office, to record an assignment of the Copyrights and Copyright Licenses to the Lender with the United States Copyright Office, to prosecute diligently any Patent, Trademark or Copyright or any application for Patents, Trademarks or Copyrights pending as of the date of this Agreement or thereafter until the Secured Obligations shall have been paid in full, to make application on unpatented but patentable inventions and registrable but unregistered Trademarks or Copyrights, to file and prosecute opposition and cancellation proceedings, to do all other acts necessary or desirable to preserve all rights in Collateral and otherwise to file any claims or take any action or institute any proceedings which the Lender may deem necessary or desirable to accomplish the purpose of this Agreement. The Debtor hereby ratifies and approves all acts of any such attorney and agrees that neither the Lender nor any such attorney will be liable for any acts or omissions nor for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. The foregoing power of attorney, being coupled with an interest, is irrevocable until the Secured Obligations have been fully paid and satisfied.

Section 11.                                   Application of Proceeds.  The proceeds and avails of the Collateral at any time received by the Lender upon the occurrence and during the continuation of any Event of Default shall, when received by the Lender in cash or its equivalent, be applied by or at the direction of the Lender in the following manner:

(a)                                  First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of the Lender (including, without limitation, the reasonable fees and disbursements of its counsel and agents) incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Agreement or the Loan Agreement or in the collection of the obligations of the Debtor under the Revolving Credit Note; and

(b)                                 Second, to be applied in any manner desired by the Lender to the satisfaction of the Secured Obligations.

Section 12.                                   Miscellaneous.  (a)  The Debtor hereby indemnifies the Lender for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, reasonable costs, reasonable expenses or disbursements (including reasonable attorneys’ fees) of any kind and nature whatsoever which may be imposed on, incurred by or asserted against the Lender, in any way relating to or arising out of, directly or indirectly, (i) the manufacture, use or sale or other disposition of products or processes utilizing or embodying any Collateral or (ii) any transactions contemplated hereby or any enforcement of the terms hereof, including, but not limited to, any action of, or failure to act by, the Lender in connection with this Agreement; provided, however, that the Debtor shall not be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Lender.

(b)                                 All communications hereunder shall be in writing and shall be given to the relevant party, and shall be deemed to have been made when given to the relevant party, in accordance with Section 9.1 of the Loan Agreement.

(c)                                  In the event that any provision hereof shall be deemed to be invalid by reason of the operation of any law or by reason of the interpretation placed thereon byany court, this Agreement shall be construed as not containing such provision, but only as to such jurisdictions where such law or interpretation is operative, and the invalidity of such provision shall not affect the validity of any remaining provisions hereof, and any and all other provisions hereof which are otherwise lawful and valid shall remain in full force and effect.

(d)                                 This Agreement shall be deemed to have been made in this State of Ohio and shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of law, except as required by mandatory provisions of law and except to the extent that the validity or perfection of the security interest hereunder, or remedies hereunder, in respect of any particular Collateral are governed by the laws of a jurisdiction other than the State of Ohio.  The headings in this instrument are for convenience of reference only and shall not limit or otherwise affect the meaning of any provision hereof.

(e)                                  This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterpart signature pages, each constituting an original, but all together one and the same instrument.

(f)                                    Each of the parties hereto hereby, to the fullest extent permitted by law, waives trial by jury in any action brought under or in connection with this Agreement or any of the other Loan Documents.

IN WITNESS WHEREOF, the Debtor has caused this Agreement to be duly executed as of the date first above written.

DEBTOR:

PUMPKIN LTD.,
a Delaware corporation

By:	/s/ Paul A. Miller
Name:	Paul A. Miller
Title:	Vice President

Accepted and agreed to by the Lender as of the date first above written.

LENDER:

BANK ONE, N.A.

By:	/s/ Mark S. Slayman
Mark S. Slayman, First Vice President

STATE OF OHIO	)
) SS
COUNTY OF FRANKLIN	)

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Paul A. Miller, Vice President of Pumpkin Ltd., a Delaware corporation, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act and deed of said limited liability company for the uses and purposes therein set forth.

Given under my hand and notarial seal, this 2nd day of June, 2004.

/s/ Carol R. McCoy
Notary Public
(Notarial Seal)
Carol R. McCoy
(Type or Print Name)

My Commission Expires:	12-25-08

STATE OF OHIO	)
) SS
COUNTY OF FRANKLIN	)

I, the undersigned, a Notary Public in and for said County, in the State aforesaid, do hereby certify that Mark S. Slayman, First Vice President of Bank One, N.A., a national banking association, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act and deed of said bank for the uses and purposes therein set forth.

Given under my hand and notarial seal, this 4 day of June, 2004.

/s/ Donna L. Rippl
Notary Public
(Notarial Seal)
Donna L. Rippl
(Type or Print Name)

My Commission Expires:	6-5-08

SCHEDULE A-1

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

U.S. Patent Numbers

and Pending U.S. Patent Application Numbers

Patents and Patent Applications

PRODUCT	STATUS	SERIAL NO.	PATENT NO.	FILING DATE	ISSUE DATE
Pumpkin Carving Kit	Issued	91,436	4,828,114	8/31/87	5/9/89
Hand-Held Scraping Device (Scoop)	Issued	07/607,150	5,092,050	10/31/90	3/3/92
Method for Decorating Surfaces with Transfer Patterns	Issued	08/182,409	6,093,446	7/14/94	7/25/00
Hand-Held Drilling Tool (Candle Planter)	Issued	08/549,957	5,655,861	10/27/95	8/12/97
Hand-Held Cutting Tool with Fatigue Resistant Blade (Flex Saw)	Issued	08/763,529	5,832,615	12/12/96	11/10/98
Stencil and Kit for Transferring Images and Method Therefore (Kid’s Kit)	Issued	09/028,217	6,055,738	2/23/98	5/2/00
Safety Saw for Cutting Soft Materials (Kid’s Saw)	Issued	09/156,986	6,497,046	9/18/98	12/24/02
Illumination Device (Kid’s Candle) - Design	Issued	29/094,325	D427,708	9/30/98	7/4/00
Illumination Device (Kid’s Candle) - Utility	Issued	09/163,744	6,309,092	9/30/98	10/30/01

PRODUCT	STATUS	SERIAL NO.	PATENT NO.	FILING DATE	ISSUE DATE
Creative Art Kit for Producing and Viewing Stereoscopic Creative Art Images (3D Glasses with Paint/Chalk)	Issued	09/190,356	6,266,186	11/12/98	7/24/01
Egg Cleaning and Decorating Method and Kit (Easter Kit)	Issued	09/344,475	6,260,480	6/16/99	7/17/01
Combination Jump Rope and Sidewalk Chalk Holder Toy	Issued	09/340,554	6,113,520	6/28/99	9/5/00
Method of Carving Shapes in a Pumpkin Shell (Pumpkin Punch Out Kit)	Issued	09/348,850	6,342,175	7/7/99	1/29/02
Inflatable Treat Bowl - Design	Issued	29/124,617	D452,636	6/8/00	1/1/02
Bag with Flashlight Handle (Snake Light) - Design	Issued	29/129,419	D456,920	9/15/00	5/7/02
Spherical Flashlight Pendant (Monster Eyeball Light) - Design	Issued	29/129,420	D453,702	9/15/00	2/19/02
Dome-Shaped Illumination Device (Dome Light) Design Patent - see also “Portable Special Effects Illumination Device (UPL)” Utility Patent	Issued	29/131,028	D454,967	10/12/00	3/26/02
Pumpkin Decorating Kit and Method Using Light Guiding Pegs (Kid’s Fright Lights)	Issued	09/889,338	6,578,710	7/16/01	6/17/03

PRODUCT	STATUS	SERIAL NO.	PATENT NO.	FILING DATE	ISSUE DATE
Portable Special Effects Illumination Device {see also Design Patent for Dome-Shaped Illumination Device (Dome Light)}	Issued	09/971,786	6,575,613	10/4/01	6/10/03
Piercing Tool	Pending	10/401,491		3/28/03
Tool Handle (Design Patent for new saw)	Issued	29/179,502	D483,645	4/9/03	12/16/03
Tool with Ergonomic Soft-Grip Handle	Pending	10/410,889		4/9/03
Pumpkin Decorating Kit and Method Using Light Guiding Pegs - Divisional Application (Kid’s Fright Lights)	Pending	10/464,672		6/16/03
Garment and Garment Accessories Having Luminescent Accents and Fabrication Method Therefor (Neon Light Costumes)	Pending	10/754,066		1/7/04
Piercing Tool - PCT Application	Pending	based on US Ser. No. 10/401,491		3/25/04
Tool with Ergonomic Soft-Grip Handle - PCT Application	Pending	based on US Ser. No. 10/410,889		4/7/04

SCHEDULE A-2

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

Patent Licenses

LICENSOR	LICENSEE	PRODUCT	STATUS	SERIAL NO.	PATENT NO.
Jack Holland	Pumpkin Ltd.	Lighted Safety Bucket	Issued	09/420,470	6,270,233
Jack Holland	Pumpkin Ltd.	Air-powered Dancing Ghost product
Ringstone, Inc.	Pumpkin Ltd.	Scary Carries line of Trick or Treat Bags	Issued		5,348,155
Pumpkin Ltd.	Martha Stewart Online		Issued		4,828,114
Pumpkin Ltd.	Martha Stewart Online		Issued		6,342,175
Pumpkin Ltd.	Restoration Hardware, Inc.		Issued		6,342,175
Pumpkin Ltd.	Running Press
Pumpkin Ltd.	Paper Magic Group				4,828,114
Pumpkin, Ltd.	Paper Magic Group			7/14/03	5,092,050

Pumpkin Ltd. also has a non-exclusive cross-license arrangement in place with The Seeds Corps d/b/a Concept Marketing;

SCHEDULE B-1

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

Registered U.S. Trademarks

and Trademark Applications

Trademarks and Tradenames:

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
‘POWER’ TOOLS FOR PUMPKINS®	Registered	2,213,214	8 - pumpkin carving and lighting kit comprised of hand held tools, namely, a saw, a scoop, and a drill, and a candle	2/16/96	7/30/98	12/22/98
BAREBONES® (stylized)	Registered	2,279,335	2 - paints for decorating pumpkins	8/7/98	12/22/97	9/21/99
BAREBONES® (stylized)	Registered	2,310,954	8 - manually operated hand tools for caring pumpkins, namely, saws and drills	8/7/98	11/12/96	1/25/00
Boo Bags™	Common Law
CARVE-O-LANTERN®	Registered	1,476,839	16 - kit for pumpkin carving, namely an instruction manual, patterns and hand tools therefor	7/13/87	10/20/86	2/16/88
CARVE-O-LANTERN®	Registered	1,465,923	41 - educational services, namely, conducting classes and seminars in the field of pumpkin sculpturing	3/23/87	10/31/86	11/17/87
Carving Patterns™	Common Law
Creepy Carries™	Common Law
DURASAW®	Registered	2,160,808	8 - hand held tools, namely, saws	2/16/96	10/14/97	5/26/98
EASY CARVE®	Registered	2,484,623	16 - Kit for pumpkin decorating, consisting of instructions, patterns, hand tools, and a candle, all sold as a unit	1/21/00	7/2/99	9/4/01
Exceptional Easter™	Common Law				2000

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
FRIGHT LIGHTS™	Common Law				2000
HALLOWEEN HARDWARE®	Registered	2,094,288	8 - hand held tools for carving pumpkins, namely, saws	2/1/96	4/12/95	9/9/97
HALLOWEEN HARDWARE®	Registered	2,094,288	21 - hand held tools for carving pumpkins, namely, scoops	2/1/96	4/12/95	9/9/97
HALLOWEEN HOST	Pending	78/361,557

16 - Drink coasters

21 - Charms for attachment to beverage glasses to identify drinks; food spreaders; swizzle sticks; appetizer forks; bottle covers; reusable plastic ice cubes; a house mark for Halloween party kitchenware and giftware

				2/3/04	ITU
LANTERNS OF LIBERTY®	Registered	2,591,780	16 - stencils; printed instructions and ideas for carving pumpkins and for creating holiday decorations with a patriotic theme.	10/16/01	10/16/01	7/9/02
LANTERNS OF LIBERTY®	Registered	2,591,780	42 - information services, namely providing information and ideas for carving pumpkins and for creating holiday decorations with a patriotic theme	10/16/01	10/31/01	7/9/02
LIGHTS ON™	Pending	78/190,432	25 - Costumes	12/2/02	ITU
MELON LIGHTS FOR SUMMER NIGHTS!®	Registered	1,879,719	16 - kit for watermelon carving; namely , an instruction manual, patterns and hand tools therefor	2/14/94	4/1/92	2/21/95
Monster Eye™	Common Law
Monster Sack™	Common Law
MONSTER SNOT™	Allowed	78/086,592	28 - toy and novelty pressurized dispenser of plastic stream material; plastic stream material for use in a toy an novelty pressured dispenser	10/2/01	6/24/02

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
OK!	Pending	78/387,834	028: Egg decorating kits; Easter basket stuffers	3/19/04	ITU
OK!®	Registered	2,212,466	16 - children’s art supplies, namely, arts and craft painting kits, chalk, and slideable stickers	6/26/97	2/15/97	12/22/98
OUR KIDS	Pending	78/387,823	028: Egg decorating kits; Easter basket stuffers	3/19/04	ITU
OUR KIDS®	Registered	2,152,583	16 - children’s art supplies, namely, arts and craft painting kits, chalk, and slideable stickers	6/26/97	2/15/97	4/21/98
Peek A Boos ™	Common Law
PRODUCT MASTERS™	Common Law		Trade name cert. filed - Colo.	9/14/98
PUMPKIN MASTERS/AMERICA’S PUMPKIN CARVING COMPANY & Design® (Canada)	Registered	489,994	Pumpkin carving and decorative products namely, saws, drills, pokers, scoops, candles and candle holders, patterns and instructional booklets sold separately and in kits.	8/23/96	1994	2/16/98
PUMPKIN MASTERS®	Registered	1,912,503	16 - kit for pumpkin carving, instruction manual, patterns and hand tools therefor	12/20/93	5/16/94	8/15/95
PUMPKIN MASTERS® (Canada)	Registered	489,360	Pumpkin carving and decorative products namely, saws, drills, pokers, scoops, candles and candle holders, patterns and instructional booklets sold separately and in kits.	8/23/96	1994	2/5/98
PUMPKIN MASTERS® (United Kingdom) (stylized)	Registered	2,137,466	4 - Candles; wicks; candles adapted for Halloween; lubricants; fuels	6/28/97		10/9/98

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
PUMPKIN MASTERS® (United Kingdom) (stylized)	Registered	2,137,466

8 - Hand tools and implements; axes; blades; razors; cleavers; cutlery; cutters;
cutting tools; cutting bars; drills; saws; pokers; scoops; drill holders; fruit pickers; knives; machetes; files; paring knives; pincers; saw blades; saw holders; scrapers; scraping tools; screw drivers; sharpening instruments; spatulas; spades; swords; tongs; tweezers; slicers; shredders; wrenches; parts and fittings for all the aforesaid goods

				6/28/97		10/9/98
PUMPKIN MASTERS® (United Kingdom) (stylized)	Registered	2,137,466	16 - Pattern and instructional booklets; printed matter; books; publications; stationery; parts and fittings for the aforesaid goods	6/28/97		10/9/98
PUMPKIN MASTERS® (United Kingdom) (stylized)	Registered	2,137,466	28 - Games; toys; playthings; candle holders; parts and fittings for the aforesaid goods	6/28/97		10/9/98
PUMPKIN MASTERS® (United Kingdom) Series includes: PUMPKIN-MASTERS, PUMPKIN MASTERS, PUMPKIN-MASTER, PUMPKIN MASTER	Registered	2,136,895	4 - Candles; wicks; candles adapted for Halloween; lubricants; fuels	6/25/97		2/20/98

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
PUMPKIN MASTERS® (United Kingdom) Series includes: PUMPKIN-MASTERS, PUMPKIN MASTERS, PUMPKIN-MASTER, PUMPKIN MASTER	Registered	2,136,895

8 - Hand tools and implements; axes; blades; razors; cleavers; cutlery; cutters;
cutting tools; cutting bars; drills; saws; pokers; scoops; drill holders; fruit pickers; knives; machetes; files; paring knives; pincers; saw blades; saw holders; scrapers; scraping tools; screw drivers; sharpening instruments; spatulas; spades; swords; tongs; tweezers; slicers; shredders; wrenches; parts and fittings for all the aforesaid goods

				6/25/97		2/20/98
PUMPKIN MASTERS® (United Kingdom) Series includes: PUMPKIN-MASTERS, PUMPKIN MASTERS, PUMPKIN-MASTER, PUMPKIN MASTER	Registered	2,136,895	16 - Pattern and instructional booklets; printed matter; books; publications; stationery; parts and fittings for the aforesaid goods	6/25/97		2/20/98
PUMPKIN MASTERS® (United Kingdom) Series includes: PUMPKIN-MASTERS, PUMPKIN MASTERS, PUMPKIN-MASTER, PUMPKIN MASTER	Registered	2,136,895	28 - Games; toys; playthings; candle holders; parts and fittings for the aforesaid goods	6/25/97		2/20/98
PUMPKIN PORTRAITS®	Registered	2,611,708

40 - electronic imaging, scanning, digitizing, alteration, photographic computer imaging of photographs, paintings, drawings, computer illustrations and other visual media, photographic reproduction of portraits, in the form of carved pumpkins

				9/22/00	9/1/99	8/27/02

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
PUMPKIN PORTRAITS® (Canada)	Allowed	1,096,668	42 - Reproducing images from photographs, paintings, drawings, computer illustrations, and other visual media in the form of carved pumpkins	3/21/01
PUMPKIN PORTRAITS® (United Kingdom)	Pending	2,265,159	42 - Reproducing images from photographs, paintings, drawings, computer illustrations, and other visual media in the form of carved pumpkins	3/22/01
PUT A NEW FACE ON HALLOWEEN®	Registered	1,477,650	16 - kit for pumpkin carving; namely, and instruction manual, patterns and hand tools therefor	7/14/87	2/10/87	2/23/88
QUICKPattern™	Common Law				1997
SCARY CARRIES® (stylized)	Registered	2,272,369	16 - Halloween trick-or-treating bags	9/22/98	12/26/96	8/24/99
Scraper Scoop™	Common Law				1990
Sensational Shadows™	Common Law				1996
Spine Tinglers™	Common Law				2002
STAR STUDDED PUMPKINS	Pending	78/382,029	016: Pumpkin carving kits; tools for carving pumpkins	3/10/04	ITU
THE ORIGINAL PUMPKIN CARVER®	Registered	2,093,958	8 - plastic carving knife for use in carving pumpkins	3/28/94	2/14/92	9/9/97
THE THING YA’ FLING®	Registered	2,430,455	28 - Stuffed toy flying discs for playing a toss game	6/1/99	1/30/00	2/20/01
ZIPPY CARVE	Pending	78/289,228	16 - Pumpkin carving kits; tools for carving pumpkins	8/19/03	ITU
ZOJO®	Registered	2,437,613	28 - Toys, namely, flying discs	7/8/99	2/22/00	3/20/01

SCHEDULE B-2

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

Trademark Licenses

LICENSOR	LICENSEE	TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE
Pumpkin Ltd.	Impel, Inc,	THE ORIGINAL PUMPKIN CARVER (Stylized)	Issued	2,093958		8/27/99

Pumpkin Ltd. also has a non-exclusive license arrangement with Universal Studios dated as of October 2, 2002 in which it licenses the use of certain character images and trademarks.

SCHEDULE C-1

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

Registered U.S. Copyrights and Copyright Applications

Copyrights:

US Registered Copyrights

Registration Number	Copyright Name	Issue Date
TX 2-053-558	CARVE-O-LANTERN	2/26/1987
TX 3-622-904	CARVE-O-LANTERNTM - PUMPKIN CARVING KIT	9/20/1993
TX 3 622 903	CARVE-O-LANTERNR - PUMPKIN CARVING KIT (1989)	9/20/1993
TX 3-750-540	ZIPPY CARVE INSTRUCTION BOOK	2/7/1994
TX 3-783-386	ZIPPY CARVE (PACKAGE)	2/7/1994
TX 4-607-692	CARVING FOR KIDS	6/23/1997
VA 1-052-479	EGG HEAD	7/10/2000
VA 1-061-067	BUNNY TRAILS (STENCILS (2))	10/18/2000
VA 1-145-120	LET FREEDOM SHINE	11/2/2001
VA 1-63-909	INFLATABLE TREAT BOWLS	4/12/2000
Vau 498-221	SNAKE FLASHLIGHT HANDLE ON BAG	4/14/2000
Vau 498-220	EYEBALL FLASHLIGHT	4/14/2000
Vau 480-843	SAFETY FLASHLIGHT/BEACON PENDANT	09/25/2000

SCHEDULE C-2

TO SECURITY AGREEMENT

RE: PATENTS, TRADEMARKS AND COPYRIGHTS

Licenses Granted to Debtor of Intellectual Property Used in the Business

Pumpkin Ltd. also has a non-exclusive license arrangement with Universal Studios dated as of October 2, 2002 in which it licenses the use of certain character images and trademarks.

EXHIBIT D

[THIS SECURITY AGREEMENT IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT DATED AS OF JUNE 11, 2004 AMONG BANK ONE, N.A., J.H. WHITNEY MEZZANINE FUND, L.P. AND SECURITY CAPITAL CORPORATION]

GUARANTOR SECURITY AGREEMENT

June 11, 2004

THIS SECURITY AGREEMENT (“Security Agreement”) is entered into as of the date set forth above by and between [SECURITY CAPITAL CORPORATION/PUMPKIN MASTERS HOLDINGS, INC.], a Delaware corporation (the “Guarantor”), and BANK ONE, N.A., a national banking association with its principal offices located in Columbus, Ohio (the “Lender”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Agreement.

A.                                    Loans.  The Guarantor, Pumpkin Ltd., a Delaware corporation (the “Borrower”), [Pumpkin Masters Holdings, Inc., a Delaware corporation and the sole stockholder of the Borrower,/ Security Capital Corporation, a Delaware corporation,] and the Lender have entered into a Loan Agreement of even date herewith (the “Loan Agreement”) pursuant to which the Lender has agreed (i) to lend to the Borrower the maximum sum of up to Seven Million Dollars ($7,000,000) under a revolving line of credit (the “Revolving Credit Commitment”) and (ii) to issue letters of credit in an aggregate maximum amount of One Million Dollars ($1,000,000) (the “Letters of Credit”).  The Revolving Credit Commitment is evidenced by a promissory note (the “Revolving Credit Note”) of the Borrower.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the “Revolving Credit Loans”.  The (i) aggregate undrawn stated amount under all Letters of Credit outstanding at any one time plus (ii) the aggregate unpaid amount at such time of all obligations of the Borrower then outstanding under and in connection with any Letters of Credit to reimburse the Lender for amounts paid by the Lender in respect of any one or more drawings under any Letters of Credit is sometimes referred to as the “LOC Obligations”.  Capitalized terms used in this Security Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Guaranty.  Pursuant to the terms of the Loan Agreement, the Guarantor has entered into an Unconditional Guaranty Agreement of even date herewith, pursuant to which the Guarantor has guaranteed the payment and performance by the Borrower of its obligations under the Loan Agreement, the Revolving Credit Note and other Loan Documents (the “Guaranty”).

C.                                    Security Interest.  The Lender is willing to make the Revolving Credit Loans to the Borrower and to issue the Letters of Credit upon the condition that the Guarantor grant to and create in favor of the Lender security interests in certain property of the Guarantor as security for (i) the payment of the Revolving Credit Note, the LOC Obligations and the Guaranty, (ii) the payment of all amounts owing pursuant to this Security Agreement, the Loan Agreement and the other Loan Documents, (iii) the performance by the Guarantor of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Security Agreement, the Loan Agreement, the Guaranty and the other Loan Documents, (iv) the performance by the Borrower of, and compliance with all of the terms, covenants, conditions, stipulations and agreements contained in the Loan Agreement, the Revolving Credit Note and the other Loan Documents; (v) the repayment of (a) any amounts the Lender may advance or spend for the maintenance or preservation of the Collateral (as defined hereinafter) and (b) any other expenditures that the Lender may make under the provisions of this Security Agreement or for the benefit of the Guarantor, (vi) all amounts owed under any modification, renewals or extensions of any of the foregoing obligations, (vii) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Borrower to the Lender arising under or in connection with any Rate Management Transaction, and (viii) any of the foregoing that arises after the filing of a petition by or against the Guarantor or the Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise (collectively, the “Secured Obligations”).

Statement of Agreement

For and in consideration of the Revolving Credit Loans made by the Lender to the Borrower and the issuance of the Letters of Credit by the Lender, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

Section 1.                                          Creation of Security Interests.  As security for the Secured Obligations, the Guarantor hereby agrees that there now are or shall be duly executed and filed or recorded in all appropriate offices all documents necessary to grant and create in favor of the Lender a perfected security interest under the Uniform Commercial Code in and to the following, whether now owned or hereafter acquired by the Guarantor, which security interest is hereby granted:

(i)                                     All Accounts of the Guarantor;

(ii)                                  All Chattel Paper (electronic and tangible) and contract rights of the Guarantor;

(iii)                               All General Intangibles of the Guarantor;

(iv)                              All Instruments of the Guarantor including promissory notes;

(v)                                 All machinery, Equipment, Goods, Consumer Goods, Software embedded in Goods, Goods covered by Documents, furniture, Fixtures and personal property of the Guarantor including motor vehicles;

(vi)                              All Inventory of the Guarantor;

(vii)                           All of the Guarantor’s Deposit Accounts (general or special) with and credits and other claims against the Lender;

(viii)                        All Investment Property of the Guarantor;

(ix)                                All security interests held by the Guarantor;

(x)                                   All Documents of the Guarantor;

(xi)                                All Letter of Credit Rights of the Guarantor;

(xii)                             All Supporting Obligations of the Guarantor;

(xiii)                          All insurance Proceeds of or relating to any of the foregoing;

(xiv)                         All Accessions and additions to, substitutions for, and replacements of any of the foregoing; and

(xv)                            All Cash and Non-cash Proceeds of the foregoing, including without limitation the Proceeds in the Collateral Accounts (as hereinafter defined);

provided, however, that no security interest in favor of the Lender is granted in the Collateral (as defined in the Cash Collateral Pledge Agreement), in the equity interests of WC Holdings, Inc. or Primrose Holdings, Inc. or in any proceeds thereof.

Any term used in the Uniform Commercial Code as adopted in the State of Ohio and not defined in this Security Agreement has the same meaning as in the Uniform Commercial Code as adopted in the State of Ohio.  The property in which a security interest in granted pursuant to this Section 1 is hereinafter collectively referred to as the “Collateral.”

Anything contained herein to the contrary notwithstanding, the Collateral shall not include any interest of the Guarantor in any contract, license, permit or similar general intangible if the granting of a security interest therein is prohibited by, or would cause a termination of all or any material rights of the Guarantor under, the terms of the written agreement (the “Conflicting Agreements”) creating or evidencing such contract, license, permit or similar intangible; provided, further, that, notwithstanding anything set forth in the proviso set forth above to the contrary, to the extent not prohibited by law, the Lender shall at all times have a security interest in all right of the Guarantor to payments of money due or to become due under any such contract, license, permit or similar general intangible, and all proceeds thereof, and, if and when the prohibition which prevents the granting of a security interest in such property (or would cause such termination) is removed, terminated or otherwise becomes unenforceable as a matter of law, the Lender will be deemed to have, and at all times to have had, a security interest in such property and the Collateral will be deemed to include, and at all times to have included, such property.

[The Company and J. H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership (“Whitney”), entered into a certain Securities Purchase Agreement dated January 14, 2004 (as amended from time to time as permitted under the Intercreditor Agreement, the “Securities Purchase Agreement”), pursuant to which, among other things, Whitney purchased a senior subordinated note of the Guarantor of even date therewith in the original principal amount of $30,000,000 (the “Subordinated Note”).  To secure the Guarantor’s obligations under the Securities Purchase

Agreement and the Subordinated Note, the Guarantor, Whitney and the Collateral Agent (defined below) entered into a certain Cash Collateral Pledge Agreement dated as of January 14, 2004 among the Guarantor, as pledgor, Whitney and U.S. Bank National Association, as collateral agent (the “Collateral Agent”),  pursuant to which, among other things, (i) the Guarantor authorized the entire purchase price of the Subordinated Note in the amount of $30,000,000 to be deposited in the name of the Collateral Agent in a trust account at the offices of U.S. Bank National Association and (ii) the Guarantor granted the Collateral Agent for the benefit of the holders of the Subordinated Note a security interest in such Cash Collateral Account.  In connection with the execution and delivery of the Loan Agreement, Whitney, the Lender and SCC entered into a certain Intercreditor Agreement of even date therewith (the “Intercreditor Agreement”).  Notwithstanding anything herein to the contrary, as provided in the Intercreditor Agreement, the Collateral shall not include any of the collateral pledged by the Guarantor to the Collateral Agent pursuant to the Cash Collateral Pledge Agreement including, without limitation, the Cash Collateral Account, the Deposit and the Investments (each as defined in the Cash Collateral Pledge Agreement).]

Section 2.                                          Lender Has Rights and Remedies of a Secured Party.  In addition to all rights and remedies given to the Lender by this Security Agreement, the Lender shall have all the rights and remedies of a secured party under the Uniform Commercial Code.

Section 3.                                          Provisions Applicable to the Collateral.  The parties agree that the following provisions shall be applicable to the Collateral during the term of this Security Agreement:

(a)                                  Chief Executive Offices; Books and Records.

(i)                                     The Guarantor shall keep accurate and complete books and records concerning the Collateral.

(ii)                                  The Guarantor represents and warrants that, as of the date hereof, its chief executive office is located at Three Pickwick Plaza, Suite 310, Greenwich, Connecticut 06930.  The Guarantor shall not move its chief executive office except to such new location as it may establish in accordance with paragraph (v) below.

(iii)                               The Guarantor represents and warrants that it is incorporated in the State of Delaware, that its exact legal name is as set forth in the preamble to this Security Agreement and that its organizational or charter number is [0882372/2760890].

(iv)                              The only original books of account and records of the Guarantor relating to all Accounts of the Guarantor are, and shall continue to be, kept at its chief executive office.  The location where such books of account and records are kept shall not be changed except in accordance with paragraph (v) below.

(v)                                 The Guarantor shall not establish any new location for its chief executive office or for the place where such books of account and records are kept until (A) it shall have given to the Lender written notice of its intention to do so, clearly describing each such new location and providing such other information in connection therewith as the Lender may reasonably request, and (B), with respect to each such new location, it shall have taken such action, satisfactory to the Lender (including without limitation all action required by Section 4 hereof) as may be necessary to maintain the security interest of the Lender in the Accounts granted hereunder at all times fully perfected and in full force and effect.

(vi)                              The Guarantor will preserve its corporate existence and not, in one transaction or a series of related transactions, merge into or consolidate with any other entity, or sell all or substantially all of its assets without the prior written consent of the Lender.

(vii)                           The Guarantor shall not change its state of incorporation, its organizational or charter number or its legal name without thirty (30) days prior written consent of the Lender.

(viii)                        The Guarantor shall not invoice an account debtor or maintain its records relating to any Account in any name other than its own proper corporate name.

(b)                                  Inspection.  Upon reasonable prior notice to the Guarantor, the Lender shall have the right to review the books and records of the Guarantor concerning the Collateral and to copy the same and make excerpts therefrom, and to inspect the Collateral, at all times during regular business hours, so long as such inspections do not unreasonably interfere with or impede the operations of the Guarantor.

(c)                                  Guarantor’s Right to Collect Accounts.  Notwithstanding the security interest in the Accounts granted hereunder, the Guarantor shall have the right to collect its Accounts at its own cost and expense until such time as the Lender shall have notified the Guarantor pursuant to paragraph (e) below that it has revoked such right.

(d)                                  Cash Collateral Accounts.  If any Event of Default (as that term is defined in the Loan Agreement) shall occur and be continuing, the Lender shall have the right after notice to the Guarantor to cause to be opened and maintained with the Lender one or more non-interest bearing bank accounts in the name of the Guarantor as cash collateral accounts (herein called “Collateral Accounts”).  Upon receipt of notice by the Guarantor from the Lender that one or more Collateral Accounts have been opened for the Guarantor pursuant to this paragraph, the Guarantor shall cause all cash Proceeds collected by it to be delivered to the Lender forthwith upon receipt, in the original form in which received, bearing such endorsements or assignments by the Guarantor as may be necessary to permit collection thereof by the Lender, and for such purpose the Guarantor hereby irrevocably authorizes and empowers the officers and employees of the Lender to endorse and sign the name of the Guarantor on all checks, drafts, money orders or other media of payment so delivered to it and such endorsements or assignments shall, for all purposes, be deemed to have been made by the Guarantor prior to any endorsement or assignment thereof by the Lender.  The Lender may use any convenient or customary means for the purpose of collecting such checks, drafts, money orders or other media of payment.  Monies in the Collateral Accounts shall be used by the Lender to reduce the Borrower’s obligations under the Revolving Credit Note, the Loan Agreement and this Security Agreement.  At such time as the Secured Obligations are paid in full, the requirement that cash Proceeds be delivered to the Lender shall terminate.

(e)                                  Collection of Accounts by Lender.  If any Event of Default (as that term is defined in the Loan Agreement) shall occur and be continuing, the Lender shall have the right at any time (i) to revoke the right of the Guarantor to collect its Accounts pursuant to paragraph (c) above by written notice to the Guarantor to such effect, (ii) to take over and direct collection of the Accounts of the Guarantor, (iii) to give notice of the Lender’s security interest in the Accounts to any or all of the account debtors or makers obligated to the Guarantor thereon, (iv) to direct such account debtors to make payment of the Accounts directly to the Lender (and at the request of the Lender the Guarantor shall indicate on all billings to account debtors that payments thereon are to be made to the Lender), and (v) to take control of the Accounts of the Guarantor and the Proceeds thereof and to take possession of all of the Guarantor’s books and records relating thereto, with full power and authority in the name of the Lender or of the Guarantor to enforce, collect, sue for, receive, compromise, settle and receipt for any and all of the Accounts.  If any Account becomes evidenced by a promissory note or other instrument for the payment of money, the Guarantor shall at the Lender’s request deliver any such instrument to the Lender duly endorsed to the order of the Lender as additional Collateral under this Security Agreement.  It is understood and agreed by the Guarantor that the Lender shall have no liability whatsoever to the Guarantor under this paragraph (e) except for its own gross negligence or willful misconduct.

(f)                                    Funds in Collateral Accounts; Control.  All cash Proceeds received by the Lender from the Guarantor pursuant to paragraph (d) above or by the Lender directly from account debtors pursuant to paragraph (e) above shall be deposited in the Lender’s Collateral Account as further security for the Secured Obligations.  The Lender shall have sole dominion and control over all funds deposited in each Collateral Account and such funds may be withdrawn therefrom only by or at the direction of the Lender.

(g)                                 Account Verification.  If an Event of Default shall occur and be continuing, the Lender may, without notice to the Guarantor, verify with any account debtor of the Guarantor the status of any accounts payable by such account debtor.  The Guarantor from time to time shall execute and deliver such instruments and take all such action as the Lender may reasonably request in order to effectuate the purpose of this paragraph (g).

(h)                                 Notice of Adverse Change.  The Guarantor shall immediately notify the Lender of any material adverse change of which it has knowledge which is reasonably likely to adversely affect the ultimate collectibility of any Account in excess of $150,000.

(i)                                    Location of Tangible Personal Property.  The Guarantor represents and warrants that with respect to the items of tangible personal property described in clauses (v)  and (vi) of Section 1 of this Security Agreement, all of such property is located, as of the date hereof, as specified in Exhibit A attached hereto.  The Guarantor shall not retain any property at any location, other than those specified in Exhibit A, unless prior to moving any property to such a location, the Guarantor will have given five (5) Business Days notice to the Lender.

(j)                                    Sale of Assets.  Notwithstanding the security interest in the Guarantor’s property granted hereunder, the Guarantor shall have the right to sell or otherwise dispose of Collateral to the extent permitted under Section 7.9 of the Loan Agreement, free and clear of such security interest, but in such event such security interest shall continue in the Proceeds of such sales.  For the avoidance of doubt, nothing contained in this Agreement shall be interpreted or construed to prevent the Guarantor’s receipt of and distribution to the Guarantor’s members of any distributions permitted by Section 7.18 of the Loan Agreement.

Section 4.                                          Preservation and Protection of Security Interests.  The Guarantor shall faithfully preserve and protect the Lender’s security interest in its Collateral and shall, at its own cost and expense, cause such security interest to be perfected and continued perfected so long as the Secured Obligations or any portion thereof is outstanding and unpaid, and for such purpose the Guarantor shall from time to time at the request of the Lender file or record, or cause to be filed or recorded, such instruments, documents and notices, including without limitation, financing statements and continuation statements, as the Lender may deem necessary or advisable from time to time in order to perfect and continue perfected said security interests.  The Guarantor shall do all such other acts and things and shall execute and deliver all such other instruments and documents, including without limitation further security agreements, pledges, endorsements, assignments and notices, as the Lender may deem reasonably necessary or advisable from time to time in order to perfect and preserve the priority of said security interest as a perfected first lien security interest in the Collateral prior to the rights of any other secured party or lien creditor except as otherwise permitted herein or in the Loan Agreement.  The Lender, and its officers, employees and authorized agents, or any of them, are hereby irrevocably appointed the attorneys-in-fact of the Guarantor to execute financing statements or continuation statements without the Guarantor’s signature appearing thereon.

Section 5.                                          Application of Moneys.  Except as otherwise provided herein, if any Event of Default shall occur and be continuing, all moneys in all Collateral Accounts and all moneys which the Lender shall receive upon realization of any and all Collateral may be applied by or at the direction of the Lender in the following manner:

(a)                                  First, to the payment or reimbursement of all reasonable advances, expenses and disbursements of the Lender (including, without limitation, the reasonable fees and disbursements of its counsel and agents) incurred in connection with the administration and enforcement of, or the preservation of any rights under, this Security Agreement or the Loan Agreement or in the collection of the obligations of the Borrower under the Revolving Credit Note; and

(b)                                 Second, to be applied in any manner desired by the Lender to the satisfaction of the Secured Obligations.

Section 6.                                          Certain Representations and Covenants.  The Guarantor agrees, subject to its right as provided in paragraph (c) of Section 3 hereof, from and after the date of this Security Agreement and until payment in full of the Secured Obligations, as follows:

(a)                                  Title and Liens.  It has and will have good and marketable title to the Collateral from time to time owned or acquired by it, free and clear of all liens, encumbrances, pledges and security interests, except such as have been granted to the Lender and such as have not been prohibited pursuant to Section 7.2 of the Loan Agreement; and the security interests of the Lender in the Collateral are perfected lien security interests, prior to the rights of any other secured party or lien creditor except as permitted by Section 7.2 of the Loan Agreement.  The Guarantor shall defend its title to the Collateral against the claims and demands of all persons whomsoever.

(b)                                  Negative Pledge.  It shall not, without the prior written consent of the Lender, (i) sell, assign or transfer any Accounts except as otherwise permitted pursuant to Section 7.9 of the Loan Agreement, (ii) grant or create or permit to exist any lien, encumbrance, pledge or security interest on, or in any of the Collateral or any other personal property, real property or fixtures of the Guarantor except such as have not been prohibited pursuant to Section 7.2 of the Loan Agreement, (iii) permit any levy or attachment to be made against any of the Collateral that remains undischarged or unremoved for more than sixty (60) days, or (iv) file any financing statement with respect to any of the Collateral, except financing statements in favor of the Lender or by lessors under true leases of personal property and similar protective filings that do not secure indebtedness for borrowed funds and except such as have not been prohibited pursuant to Section 7.2 of the Loan Agreement.

(c)                                  Risk of Loss; Insurance.  Risk of loss of, damage to, or destruction of, the Collateral is on the Guarantor to the extent that the Guarantor now or hereafter owns or acquires such Collateral.  If the Guarantor fails to effect and keep in full force and effect insurance covering the Collateral in such amounts, on such terms and to such extent as is commercially customary and reasonable for such Collateral, or fails to pay the premiums thereon when due, the Lender may do so for the account of the Guarantor and add the cost thereof to the Secured Obligations.  The Guarantor hereby assigns and sets over unto the Lender all moneys which may become payable on account of such insurance, including without limitation any returned or unearned premiums which may be due upon cancellation of any such insurance, and directs the insurers to pay the Lender any amount so due; provided, however, that in the event that an Event of Default (defined below) has not occurred and is not then continuing, the Guarantor shall be entitled to retain and use such insurance proceeds to repair and replace any and all damaged or destroyed machinery, Equipment, furniture, fixtures, inventory and other personal property of Guarantor with respect to which such insurance proceeds relate.  The Lender, its officers, employees and authorized agents are hereby irrevocably appointed the attorneys-in-fact of the Guarantor to endorse any draft or check which may be payable to the Guarantor in order to collect the proceeds of such insurance or any return of unearned premiums.  Any balance of insurance proceeds remaining in the possession of the Lender after payment in full of the Secured Obligations shall be paid to the Guarantor or its order.

(d)                                  Maintenance of Machinery and Equipment.  The Guarantor agrees that it will maintain the machinery and equipment which comprises part of the Collateral in good condition, reasonable wear and tear alone excepted, and will pay and discharge all taxes, levies and other impositions levied thereon (except such thereof as are being contested in good faith by appropriate proceedings diligently conducted) as well as the cost of repairs to or maintenance of the same.  If the Guarantor fails to do so, the Lender may pay such taxes, levies or impositions and the cost of such repairs or maintenance for the account of the Guarantor and add the amount thereof to the Secured Obligations.

(e)                                  Care of Collateral by Lender.  The Lender shall be deemed to have exercised reasonable care in the custody and preservation of such of the Collateral as may be in the Lender’s possession if the Lender takes such action for that purpose as the Guarantor shall request in writing, provided that such requested action shall not, in the judgment of the Lender, impair the Lender’s security interest in such Collateral or its rights in, or the value of, such Collateral, and provided further that such written request is received by the Lender in sufficient time to permit the Lender to take the requested action.

Section 7.                                          Events of Default.  If any one or more of the following events (each an “Event of Default”) shall occur and be continuing:

(a)                                  The Guarantor shall default in the due observation or performance of any of the covenants or agreements of the Guarantor contained in Sections 1, 4 or 6(b) of this Security Agreement;

(b)                                 The Guarantor shall default in the due observance or performance of any of the covenants or agreements of the Guarantor (other than those referred to in Section 7(a) hereof) and such default shall continue without cure for thirty (30) days after written notice thereof shall have been given to the Guarantor by the Lender; or

(c)                                  An Event of Default (as that term is defined in the Loan Agreement) shall occur and be continuing,

then in any such event, the Lender shall have such rights and remedies in respect of the Collateral or any part thereof as are provided by the Uniform Commercial Code and such other rights and remedies in respect thereof which it may have at law or in equity or under this Security Agreement, including without limitation the right to enter any premises where any Collateral is located and take possession of the same without demand or notice and without prior judicial hearing or legal proceedings, which the Guarantor hereby expressly waives, and to sell all or any portion of the Collateral at public or private sale without prior notice to the Guarantor except as otherwise required by law (and if notice is required by law, after ten days’ prior written notice) at such place or places and at such time or times and in such manner and upon such terms, whether for cash or on credit, as the Lender in its sole discretion may determine.  Upon any such sale of any of the Collateral, the Lender may, to the extent permitted by applicable law, purchase all or any of the Collateral being sold, free from any equity or right of redemption.  The Lender shall apply the proceeds of any such sale and any proceeds received by the Lender from the collection of Accounts and Proceeds to the obligations of the Borrower as provided in Section 5 hereof.  If such proceeds are insufficient to pay the amounts required by law, the Guarantor shall be liable for any deficiency in the amount so realized from the Collateral.

In addition, in any such event, the Guarantor shall promptly upon demand by the Lender assemble the Collateral and make it available to the Lender at a place to be designated by the Lender which shall be reasonably convenient to the Lender and the Guarantor.  The right of the Lender under this Section to have the Collateral assembled and made available to it is of the essence of this Security Agreement and the Lender may, at its election, enforce such right by a bill in equity for specific performance.

The Guarantor, to the extent that it has any right, title or interest in any of the Collateral, waives and releases any right to require the Lender to collect any of the Secured Obligations from any other of the Collateral under any theory of marshalling of assets, or otherwise, and specifically authorizes the Lender to apply any of the Collateral against any of the Secured Obligations in any manner that the Lender may determine.

Section 8.                                          Amendments, Waivers.  The provisions of this Security Agreement may from time to time be waived, modified or amended only by a writing signed by each of the parties hereto.

Section 9.                                          Defeasance.  Upon payment in full of the Secured Obligations, this Security Agreement shall terminate and be of no further force and effect; and in such event, the Lender shall, at the expense of the Borrower, redeliver and reassign the Collateral to the Guarantor and take all action necessary to terminate the security interests of the Lender in the Collateral.  Until such time, however, this Security Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

Section 10.                                   Miscellaneous.

10.1                        Notices.  All notices, requests and demands to or upon the parties hereto to be effective shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered in accordance with the provisions of Section 9.1 of the Loan Agreement.

10.2                        No Implied Rights or Waivers.  No notice to or demand on the Guarantor in any case shall entitle the Guarantor to any other or further notice or demand in the same, similar and other circumstances.  Neither any failure nor any delay on the part of the Lender in exercising any right, power or privilege hereunder or under the Loan Agreement or the Revolving Credit Note shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of the same or the exercise of any other right, power or privilege.

10.3                        Applicable Law.  This Security Agreement, the Loan Agreement and the Revolving Credit Note shall be deemed to be contracts made under and shall be construed in accordance with and governed by the laws of the State of Ohio without giving effect to its choice of law provisions.

10.4                        Counterparts.  This Security Agreement may be signed in any number of counterparts with the same effect as if the signatures thereto were upon the same instrument.

10.5                        Headings.  The headings of this Security Agreement are inserted for convenience only and shall not be deemed to constitute a part hereof.

10.6                        Severability.  Any provision of this Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or effecting the validity or enforceability of such provisions in any other jurisdiction.

10.7                        Assignment.  This Security Agreement shall bind and inure to the benefit of any successor or assign of the Lender and if any such assignment is made, the Guarantor shall render performance under this Security Agreement to the assignee.  The Guarantor may not assign its rights or obligations under this Security Agreement.

10.8                        Entire Agreement.  This Security Agreement and Exhibit A hereto reflect the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements or understandings with respect thereto in their entirety.

10.9                        Limitation on Recourse.  Notwithstanding anything herein to the contrary, the Lender shall have no recourse to any assets that are included in “Collateral” (as such term is defined in the Cash Collateral Pledge Agreement).  The Lender shall not pursue any remedies against such assets, whether by attachment, writ of execution or otherwise.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed and delivered this Security Agreement the day and year first above written.

LENDER:		GUARANTOR:

BANK ONE, N.A.		[SECURITY CAPITAL CORPORATION /PUMPKIN MASTERS HOLDINGS, INC.],
a Delaware corporation
By:	/s/ Mark S. Slayman
Mark S. Slayman, First Vice President
		By:	/s/ Paul A. Miller
		Name:	Paul A. Miller
		Title:	Vice President

EXHIBIT A

Locations of Tangible Personal Property

Three Pickwick Plaza

Suite 310

Greenwich, Connecticut 06830

EXHIBIT E-1

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (the “Agreement”) is made and entered into as of June 11, 2004, by and between SECURITY CAPITAL CORPORATION, a Delaware corporation, as pledgor (the “Pledgor”), and BANK ONE, N.A., a national banking association, as pledgee (the “Lender”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Agreement and are an integral part of this Agreement.

A.                                    Loans.  The Pledgor, Pumpkin Ltd., a Delaware corporation (the “Borrower”), Pumpkin Masters Holdings, Inc., a Delaware corporation and the sole stockholder of the Borrower (the “Company”), and the Lender have entered into a Loan Agreement of even date herewith (the “Loan Agreement”) pursuant to which the Lender has agreed (i) to lend to the Borrower the maximum sum of up to Seven Million Dollars ($7,000,000) under a revolving line of credit (the “Revolving Credit Commitment”) and (ii) to issue letters of credit in an aggregate maximum amount of One Million Dollars ($1,000,000) (the “Letters of Credit”).  The Revolving Credit Commitment is evidenced by a promissory note (the “Revolving Credit Note”) of the Borrower.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the “Revolving Credit Loans”.  The (i) aggregate undrawn stated amount under all Letters of Credit outstanding at any one time plus (ii) the aggregate unpaid amount at such time of all obligations of the Borrower then outstanding under and in connection with any Letters of Credit to reimburse the Lender for amounts paid by the Lender in respect of any one or more drawings under any Letters of Credit is sometimes referred to as the “LOC Obligations”.  Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Guaranty.  Pursuant to the terms of the Loan Agreement, the Pledgor has entered into an Unconditional Guaranty Agreement of even date herewith, pursuant to which the Pledgor has guaranteed the payment and performance of the Borrower of its obligations under the Loan Agreement, the Revolving Credit Notes and other Loan Documents (the “Guaranty”).

C.                                    Stock Pledge.  The Lender is willing to make the Revolving Credit Loans to the Borrower and to issue the Letters of Credit upon the condition that (i) the Pledgor grant to the Lender a security interest in all of the shares of common stock (the “Shares”) in the Company owned by the Pledgor and (ii) the Pledgor pledge and assign to the Lender all of the stock certificates evidencing the Shares (the “Certificates”) owned by the Pledgor.  Exhibit A, which is attached hereto and incorporated herein by this reference, lists each Certificate held by the Pledgor and the corresponding number of Shares represented by each such Certificate.

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Statement of Agreement

For and in consideration of the Revolving Credit Loans made by the Lender to the Borrower and the issuance of the Letters of Credit by the Lender, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

§1.                               Pledge.  As security for (i) the payment of the Revolving Credit Note, the LOC Obligations and the Guaranty, (ii) the payment of all amounts owing pursuant to this Agreement, the Loan Agreement and the other Loan Documents, and (iii) the performance by the Borrower of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Loan Agreement, the Revolving Credit Note and the other Loan Documents, (iv) the performance by the Pledgor of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Loan Agreement, the Guaranty and the other Loan Documents, (v) the repayment of (a) any amounts the Lender may advance or spend for the maintenance or preservation of the Shares, and (b) any other expenditures that the Lender may make under the provisions of this Agreement or for the benefit of the Pledgor, (vi) all amounts owed under any modification, renewals or extensions of any of the foregoing obligations, (vii) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Borrower to the Lender arising under or in connection with any Rate Management Transaction, and (vii) any of the foregoing that arises after the filing of a petition by or against the Pledgor or the Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise (collectively, the “Secured Obligations”), the Pledgor hereby grants to the Lender a security interest in the Shares, together with any additions thereto and proceeds therefrom, and hereby pledges and assigns the respective Certificates representing the Shares to the Lender.  The Pledgor has delivered stock powers with respect to the respective Certificates endorsed in blank (the “Stock Powers”) to the Lender and hereby authorizes the Lender, upon the occurrence and continuation of an Event of Default to transfer the Certificates to the Lender.  The Lender hereby acknowledges receipt of the Certificates as security for the Secured Obligations.  The Lender agrees not to transfer, sell, encumber or otherwise dispose of the Shares except in accordance with the provisions of this Agreement.

§2.                               Dividends and Voting Rights.  The Pledgor, as record owner of the Shares, is entitled, prior to the occurrence and continuance of any Event of Default and the exercise of the Lender’s rights hereunder, to (i) retain all cash dividends paid on account of the Shares, (ii) exercise all voting rights of the Shares, and (iii) exercise all other stockholders’ rights and privileges attributable to the Shares other than the right of sale or other alienation, except and unless as otherwise provided herein.

§3.                               Adjustment.  As additional security for the Secured Obligations, the Pledgor hereby grants to the Lender a security interest in all securities, money, funds or other property received by the Pledgor on account of or in exchange for the Shares whether as a result of any share dividend, share split, reclassification, merger or consolidation, reorganization or otherwise, and agrees to promptly pledge and deliver such securities, together with appropriate certificates and stock powers endorsed in blank to the Lender.

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§4.                               Representations and Warranties of the Pledgor.  The Pledgor represents and warrants to the Lender, which representations and warranties shall survive the execution and delivery of this Agreement, as follows:

(a)                                  The execution, delivery and performance of this Agreement will not conflict with any order, writ, injunction or decree of any court or arbitrator presently in effect having applicability to the Pledgor or with any agreement to which the Pledgor is a party, which in any way prohibits or would be violated by the execution an carrying out of this Agreement.

(b)                                 The Pledgor owns the Shares free and clear of all liens and encumbrances and, except as provided by applicable law, including applicable securities law, there are no other restrictions on the transfer or sale of any of the Shares, except as disclosed on the Certificates.

§5.                               Release of Security Interest.  Upon payment and satisfaction in full of the Secured Obligations and termination of the Lender’s obligations under the Loan Agreement, the Lender agrees to immediately cancel all Stock Powers with respect to the Certificates and to release its security in the Shares.  Upon payment and satisfaction in full of the Secured Obligations and termination of the Lender’s obligations under the Loan Agreement, the Lender hereby agrees to immediately deliver all of the Certificates to the Pledgor.

§6.                               Default.  Upon the occurrence and continuation of an Event of Default, the Lender shall have all rights and remedies provided by law, including those under the Uniform Commercial Code as adopted in Ohio (“UCC”), and may sell the Shares in any manner which is not inconsistent with the provisions of the UCC.  The proceeds of the sale of the Shares shall first be applied to the repayment of all amounts owing to the Lender under the Loans.  These rights shall be in addition to other remedies now or hereafter existing at law or in equity.  Any failure or delay by the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time.  Any proceeds remaining after the sale of the Shares, the repayment of the Loans and payment and satisfaction in full of the other Secured Obligations shall be paid to the Pledgor.

§7.                               Successors and Assigns.  Except as otherwise expressly provided in this Agreement, the terms and provisions of this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties.

§8.                               Assignment.  The Lender may assign its rights and obligations under this Agreement only in connection with the assignment of the entire Loan Agreement.

§9.                               Agreement Complete.  This Agreement sets forth all of the agreements, understandings, warranties, representations and other terms of the parties with respect to the subject matter hereof.

§10.                        Controlling Law; Severability.  The various provisions of this Agreement shall be construed under, and the respective rights and obligations of the parties will be determined with reference to, the laws of the State of Ohio.  If, and to the extent, that any court of competent

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jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid, such holding will in no way affect the validity of the remainder of this Agreement.

§11.                        Construction of Agreement.  The captions at the beginnings of the several sections of this Agreement are not part of the context hereof but are merely labels to assist in locating and reading those sections; and they shall be ignored in construing this Agreement.  This Agreement may be executed in several counterparts, and each executed counterpart shall be considered as an original of this Agreement.

§12.                        Limitation on Recourse.  Notwithstanding anything herein to the contrary, the Lender shall have no recourse to any assets that are included in “Collateral” (as such term is defined in the Cash Collateral Pledge Agreement).  The Lender shall not pursue any remedies against such assets, whether by attachment, writ of execution or otherwise.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LENDER:		PLEDGOR:

BANK ONE, N.A.		SECURITY CAPITAL CORPORATION,
a Delaware corporation

By:	/s/ Mark S. Slayman	By:	/s/ Paul A. Miller
	Mark S. Slayman, First Vice President	Name:	Paul A. Miller
		Title:	Vice President

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EXHIBIT A

TO

STOCK PLEDGE AGREEMENT

Holder of Record	Certificate Number	Number of Shares

Security Capital Corporation	1	800

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EXHIBIT E-2

STOCK PLEDGE AGREEMENT

THIS STOCK PLEDGE AGREEMENT (the “Agreement”) is made and entered into as of June 11, 2004, by and between PUMPKIN MASTERS HOLDINGS, INC., a Delaware corporation, as pledgor (the “Pledgor”), and BANK ONE, N.A., a national banking association, as pledgee (the “Lender”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Agreement and are an integral part of this Agreement.

A.                                    Loans.  The Pledgor, Pumpkin Ltd., a Delaware corporation (the “Borrower”), Security Capital Corporation, a Delaware corporation, and the Lender have entered into a Loan Agreement of even date herewith (the “Loan Agreement”) pursuant to which the Lender has agreed (i) to lend to the Borrower the maximum sum of up to Seven Million Dollars ($7,000,000) under a revolving line of credit (the “Revolving Credit Commitment”) and (ii) to issue letters of credit in an aggregate maximum amount of One Million Dollars ($1,000,000) (the “Letters of Credit”).  The Revolving Credit Commitment is evidenced by a promissory note (the “Revolving Credit Note”) of the Borrower.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the “Revolving Credit Loans”.  The (i) aggregate undrawn stated amount under all Letters of Credit outstanding at any one time plus (ii) the aggregate unpaid amount at such time of all obligations of the Borrower then outstanding under and in connection with any Letters of Credit to reimburse the Lender for amounts paid by the Lender in respect of any one or more drawings under any Letters of Credit is sometimes referred to as the “LOC Obligations”.  Capitalized terms used in this Agreement that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Guaranty.  Pursuant to the terms of the Loan Agreement, the Pledgor has entered into an Unconditional Guaranty Agreement of even date herewith, pursuant to which the Pledgor has guaranteed the payment and performance of the Borrower of its obligations under the Loan Agreement, the Revolving Credit Notes and other Loan Documents (the “Guaranty”).

C.                                    Stock Pledge.  The Lender is willing to make the Revolving Credit Loans to the Borrower and to issue the Letters of Credit upon the condition that (i) the Pledgor grant to the Lender a security interest in all of the shares of common stock (the “Shares”) in the Borrower owned by the Pledgor and (ii) the Pledgor pledge and assign to the Lender all of the stock certificates evidencing the Shares (the “Certificates”) owned by the Pledgor.  Exhibit A, which is attached hereto and incorporated herein by this reference, lists each Certificate held by the Pledgor and the corresponding number of Shares represented by each such Certificate.

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Statement of Agreement

For and in consideration of the Revolving Credit Loans made by the Lender to the Borrower and the issuance of the Letters of Credit by the Lender, and intending to be legally bound hereby, the parties hereto covenant and agree as follows:

§1.                               Pledge.  As security for (i) the payment of the Revolving Credit Note, the LOC Obligations and the Guaranty, (ii) the payment of all amounts owing pursuant to this Agreement, the Loan Agreement and the other Loan Documents, and (iii) the performance by the Borrower of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Loan Agreement, the Revolving Credit Note and the other Loan Documents, (iv) the performance by the Pledgor of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in this Agreement, the Loan Agreement, the Guaranty and the other Loan Documents, (v) the repayment of (a) any amounts the Lender may advance or spend for the maintenance or preservation of the Shares, and (b) any other expenditures that the Lender may make under the provisions of this Agreement or for the benefit of the Pledgor, (vi) all amounts owed under any modification, renewals or extensions of any of the foregoing obligations, (vii) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Borrower to the Lender arising under or in connection with any Rate Management Transaction, and (vii) any of the foregoing that arises after the filing of a petition by or against the Pledgor or the Borrower under the Bankruptcy Code, even if the obligations do not accrue because of the automatic stay under Bankruptcy Code §362 or otherwise (collectively, the “Secured Obligations”), the Pledgor hereby grants to the Lender a security interest in the Shares, together with any additions thereto and proceeds therefrom, and hereby pledges and assigns the respective Certificates representing the Shares to the Lender.  The Pledgor has delivered stock powers with respect to the respective Certificates endorsed in blank (the “Stock Powers”) to the Lender and hereby authorizes the Lender, upon the occurrence and continuation of an Event of Default to transfer the Certificates to the Lender.  The Lender hereby acknowledges receipt of the Certificates as security for the Secured Obligations.  The Lender agrees not to transfer, sell, encumber or otherwise dispose of the Shares except in accordance with the provisions of this Agreement.

§2.                               Dividends and Voting Rights.  The Pledgor, as record owner of the Shares, is entitled, prior to the occurrence and continuance of any Event of Default and the exercise of the Lender’s rights hereunder, to (i) retain all cash dividends paid on account of the Shares, (ii) exercise all voting rights of the Shares, and (iii) exercise all other stockholders’ rights and privileges attributable to the Shares other than the right of sale or other alienation, except and unless as otherwise provided herein.

§3.                               Adjustment.  As additional security for the Secured Obligations, the Pledgor hereby grants to the Lender a security interest in all securities, money, funds or other property received by the Pledgor on account of or in exchange for the Shares whether as a result of any share dividend, share split, reclassification, merger or consolidation, reorganization or otherwise, and agrees to promptly pledge and deliver such securities, together with appropriate certificates and stock powers endorsed in blank to the Lender.

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§4.                               Representations and Warranties of the Pledgor.  The Pledgor represents and warrants to the Lender, which representations and warranties shall survive the execution and delivery of this Agreement, as follows:

(a)                                  The execution, delivery and performance of this Agreement will not conflict with any order, writ, injunction or decree of any court or arbitrator presently in effect having applicability to the Pledgor or with any agreement to which the Pledgor is a party, which in any way prohibits or would be violated by the execution an carrying out of this Agreement.

(b)                                 The Pledgor owns the Shares free and clear of all liens and encumbrances and, except as provided by applicable law, including applicable securities law, there are no other restrictions on the transfer or sale of any of the Shares, except as disclosed on the Certificates.

§5.                               Release of Security Interest.  Upon payment and satisfaction in full of the Secured Obligations and termination of the Lender’s obligations under the Loan Agreement, the Lender agrees to immediately cancel all Stock Powers with respect to the Certificates and to release its security in the Shares.  Upon payment and satisfaction in full of the Secured Obligations and termination of the Lender’s obligations under the Loan Agreement, the Lender hereby agrees to immediately deliver all of the Certificates to the Pledgor.

§6.                               Default.  Upon the occurrence and continuation of an Event of Default, the Lender shall have all rights and remedies provided by law, including those under the Uniform Commercial Code as adopted in Ohio (“UCC”), and may sell the Shares in any manner which is not inconsistent with the provisions of the UCC.  The proceeds of the sale of the Shares shall first be applied to the repayment of all amounts owing to the Lender under the Revolving Credit Loans and the LOC Obligations.  These rights shall be in addition to other remedies now or hereafter existing at law or in equity.  Any failure or delay by the Lender to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time.  Any proceeds remaining after the sale of the Shares, the repayment of the Revolving Credit Loans and the LOC Obligations and payment and satisfaction in full of the other Secured Obligations shall be paid to the Pledgor.

§7.                               Successors and Assigns.  Except as otherwise expressly provided in this Agreement, the terms and provisions of this Agreement shall bind and inure to the benefit of the respective successors and assigns of the parties.

§8.                               Assignment.  The Lender may assign its rights and obligations under this Agreement only in connection with the assignment of the entire Loan Agreement.

§9.                               Agreement Complete.  This Agreement sets forth all of the agreements, understandings, warranties, representations and other terms of the parties with respect to the subject matter hereof.

§10.                        Controlling Law; Severability.  The various provisions of this Agreement shall be construed under, and the respective rights and obligations of the parties will be determined with reference to, the laws of the State of Ohio.  If, and to the extent, that any court of competent

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jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid, such holding will in no way affect the validity of the remainder of this Agreement.

§11.                        Construction of Agreement.  The captions at the beginnings of the several sections of this Agreement are not part of the context hereof but are merely labels to assist in locating and reading those sections; and they shall be ignored in construing this Agreement.  This Agreement may be executed in several counterparts, and each executed counterpart shall be considered as an original of this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

LENDER:		PLEDGOR:

BANK ONE, N.A.		PUMPKIN MASTERS HOLDINGS, INC.,
a Delaware corporation

By:	/s/ Mark S. Slayman	By:	/s/ Paul A. Miller
	Mark S. Slayman, First Vice President	Name:	Paul A. Miller
		Title:	Vice President

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EXHIBIT A

TO

STOCK PLEDGE AGREEMENT

Holder of Record	Certificate Number	Number of Shares

Pumpkin Masters Holdings, Inc.	1	855

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EXHIBIT F

[THIS GUARANTY IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT DATED AS OF JUNE 11, 2004 AMONG BANK ONE, N.A., J.H. WHITNEY MEZZANINE FUND, L.P. AND SECURITY CAPITAL CORPORATION]

UNCONDITIONAL GUARANTY AGREEMENT

THIS UNCONDITIONAL GUARANTY AGREEMENT (the “Guaranty”) is made and entered into as of June 11, 2004, by and between [SECURITY CAPITAL CORPORATION/PUMPKIN MASTERS HOLDINGS, INC.], a Delaware corporation (the “Guarantor”), and BANK ONE, N.A., a national banking association with its principal offices located in Columbus, Ohio (the “Lender”).

Background

The following is a mutual statement by the parties of certain factual matters which form the basis of this Guaranty and are an integral part of this Guaranty.

A.                                    Loans.  The Guarantor, Pumpkin Ltd., a Delaware corporation (the “Borrower”), [Pumpkin Masters Holdings, Inc., a Delaware corporation and the sole stockholder of the Borrower,/Security Capital Corporation, a Delaware corporation,] and the Lender have entered into a Loan Agreement of even date herewith (the “Loan Agreement”) pursuant to which the Lender has agreed (i) to lend to the Borrower the maximum sum of up to Seven Million Dollars ($7,000,000) under a revolving line of credit (the “Revolving Credit Commitment”) and (ii) to issue letters of credit in an aggregate maximum amount of One Million Dollars ($1,000,000) (the “Letters of Credit”).  The Revolving Credit Commitment is evidenced by a promissory note (the “Revolving Credit Note”) of the Borrower.  The borrowings under the Revolving Credit Commitment are sometimes hereinafter referred to as the “Revolving Credit Loans”.  The (i) aggregate undrawn stated amount under all Letters of Credit outstanding at any one time plus (ii) the aggregate unpaid amount at such time of all obligations of the Borrower then outstanding under and in connection with any Letters of Credit to reimburse the Lender for amounts paid by the Lender in respect of any one or more drawings under any Letters of Credit is sometimes referred to as the “LOC Obligations”.  Capitalized terms used in this Guaranty that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

B.                                    Guaranty.  Lender is willing to enter into the Loan Agreement upon the condition that Guarantor execute and deliver this Guaranty.

Statement of Agreement

Guarantor, in consideration of the premises and for the purpose of inducing Lender to enter into the Loan Agreement, does hereby covenant and agree to and for the benefit of Lender as follows:

§1.                               Guaranty. Guarantor hereby absolutely and unconditionally guarantees on a limited recourse basis (i) the full and prompt payment upon demand, by acceleration or otherwise, of all amounts owing by Borrower at any time under the Loan Agreement, the Revolving Credit Note or the other Loan Documents (as such agreements, or any one or more of them, may be amended, modified, extended or renewed from time to time), however created, arising or evidenced, whether direct or indirect, absolute or contingent, and whether now or hereafter existing (including, without limitation, the principal of and interest on the Revolving Credit Note, the LOC Obligations, any unpaid Commitment Fees and other unpaid fees owing to Lender by Borrower with respect thereto), (ii) the Borrower’s performance of, and compliance with, all of the terms, covenants, conditions, stipulations and agreements contained in the Loan Agreement, the Revolving Credit Note and the other Loan Documents, and (iii) any and all obligations, contingent or otherwise, whether now existing or hereafter arising, of the Borrower to the Lender arising under or in connection with any Rate Management Transaction (collectively, the “Obligations”).  Guarantor further agrees to pay all reasonable expenses (including, without limitation, reasonable attorneys’ fees and legal expenses) paid or incurred by Lender in endeavoring to collect the Obligations or any part thereof and in enforcing this Guaranty.

§2.                               Rescission or Return of Payments.  Guarantor agrees that, if at any time all or any part of any payment theretofore applied by Lender to any of the Obligations is or must be rescinded or returned by Lender for any reason whatsoever (including without limitation the insolvency, bankruptcy or reorganization of the Borrower), such Obligations shall, for the purposes of this Guaranty, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence, notwithstanding such application by Lender, and this Guaranty shall continue to be effective or reinstated, as the case may be, as to such Obligations, all as though such application by Lender had not been made.

§3.                               Unconditional Obligations.  The obligations of Guarantor under this Guaranty are unconditional and shall not be impaired by any action or omission to act, with or without notice to Guarantor, of Lender or any other holder of any of the Obligations, or by reason of any other circumstance (excepting payment in fact) which might otherwise constitute a discharge or defense of a guarantor including specifically the right to cure any default of Borrower in any third party.  Lender may, from time to time, at its sole discretion and without notice to Guarantor, take any or all of the following actions without discharging or in any way impairing any of the obligations of Guarantor hereunder: (i) retain or obtain a security interest in any collateral (other than the Collateral (as defined in the Cash Collateral Pledge Agreement), equity interests in WC Holdings, Inc., equity interests in Primrose Holdings, Inc. or the proceeds thereof) to secure any of the Obligations or any obligation hereunder, (ii) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the Obligations, (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Obligations, or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Obligations, (iv) release its security interest in, or surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Obligations or any obligation hereunder, or extend or renew for one or more periods (whether or not longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property, and

(v) resort to Guarantor for payment of any of the Obligations, whether or not Lender shall have resorted to any Collateral or other property securing any of the Obligations or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Obligations.

§4.                               Financial Statements.  Throughout the term of this Guaranty, Guarantor shall furnish to Lender, the financial statements and reports of Guarantor required to be delivered to Lender under Section 6.3 of the Loan Agreement.

§5.                               Set-offs and Claims by Guarantor.  No set-off, counterclaim, reduction or diminution of an obligation, or any defense of any kind or nature (excepting payment in fact) which Guarantor has or may have against Lender shall limit or in any way affect the obligations of Guarantor hereunder to the extent permitted by law.

§6.                               Application of Payments.  Any amounts received by Lender from whatsoever source on account of the Obligations, including without limitation payments received from Guarantor pursuant to this Guaranty may be applied by Lender toward the payment of such of the Obligations, and in such order of application, as Lender may from time to time elect.

§7.                               Waivers.  Guarantor hereby expressly waives diligence, presentment, protest, notice of dishonor, demand for payment or performance, extension of time of payment or performance, notice of acceptance of this Guaranty, and indulgences and notices of every kind under the Loan Agreement and consents to any and all forbearances and extensions of time thereunder and to any and all changes in the terms, covenants and conditions thereof, and agrees that Guarantor shall not be released hereunder by any matter or things whatsoever (excepting payment in fact) whereby Guarantor as an absolute guarantor and surety otherwise would or might be released other than a written release delivered by Lender.

§8.                               Costs and Expenses.  Guarantor agrees to pay all the reasonable costs, expenses and fees, including all reasonable attorneys’ fees, which may be incurred by Lender in enforcing or attempting to enforce this Guaranty following any default on the part of Guarantor hereunder, whether the same shall be enforced by suit or otherwise.  If any such fees and expenses are not so reimbursed, the amount thereof shall, to the extent permitted by law, constitute indebtedness secured hereby, and in any action brought to collect such indebtedness Lender shall be entitled to seek the recovery of such fees and expenses in such action except as limited by law or by judicial order or decision entered in such proceedings.

§9.                               Representations of Guarantor.  Guarantor hereby represents and warrants that Guarantor has not received any promissory note from the Borrower or entered into any other written or oral agreement with the Borrower stating that Guarantor will be reimbursed by the Borrower if Guarantor makes any payments under this Guaranty or any other guaranty and further covenants that Guarantor has not received any property of the Borrower as security for such reimbursement.  Guarantor hereby covenants and agrees that Guarantor will not, at any time prior to the satisfaction in full of the Obligations, accept any promissory note or enter into any written or oral agreement with the Borrower which has the effect of requiring the Borrower to reimburse Guarantor for any payments that Guarantor may make under this Guaranty or any other guaranty, accept any property of the Borrower as security for any such reimbursement (whether by agreement, under common law, or otherwise), or make any claim for the reimbursement, or any claim that Guarantor should be subrogated to the rights of Lender or any other creditor against the Borrower.  The waivers, representations, warranties, covenants, and agreements contained in this paragraph and this Guaranty are for the benefit of and may be enforced by Lender (or any other creditor) and Borrower and their respective successors and assigns, including, without limitation, any trustee in bankruptcy of the Borrower.

§10.                        Bankruptcy Action.  Guarantor agrees to repay all monies, including but not limited to reasonable attorneys’ fees, paid by Lender in defense of any action asserted against Lender by the Borrower, as a debtor-in-possession, or by a trustee in bankruptcy in a proceeding brought under 11 U.S.C. Section 547 of the United States Bankruptcy Code for the recovery of monies received by Lender from the Borrower as a result of Guarantor’s obligations hereunder.  Guarantor further agrees to repay any monies paid by Lender in settlement of any such action or in satisfaction of any judgment rendered against Lender in such an action.

§11.                        Excess Liabilities.  The creation or existence from time to time of Obligations in excess of the amount evidenced by the Loan Agreement is hereby authorized, without notice to Guarantor, and shall in no way affect or impair the rights of Lender and the obligations of Guarantor under this Guaranty.

§12.                        Assignment or Transfer of Liabilities.  Lender may, from time to time, without notice to Guarantor, assign or transfer any or all of the Obligations or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Obligations shall be and remain Obligations for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Obligations or of any such interest therein shall, to the extent of the interest of such assignee or transferee in the Obligations, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were the transferor; provided, however, that, unless the Lender shall otherwise consent in writing, Lender shall have an unimpaired right, prior and superior to that of any such assignee or transferee, to enforce this Guaranty, for the benefit of Lender, as to those of the Obligations which shall not have been assigned or transferred.

§13.                        Events of Default.  Each of the following shall constitute an event of default (“Event of Default”), whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or non-governmental body:

(a)                                  Guarantor shall default in the performance or observance of any agreement or covenant contained in this Guaranty (other than a covenant or agreement or default in the performance or observance of which is elsewhere in this §13 specifically dealt with), and such default shall continue for a period of ten (10) calendar days after written notice thereof from Lender.

(b)                                 An Event of Default as defined in the Loan Agreement.

§14.                        Consequences of Event of Default.  If any Event of Default shall have occurred and be continuing, Lender may proceed hereunder against Guarantor and Lender shall have, in its sole discretion, the right to proceed first and directly against Guarantor under this Guaranty without proceeding first or concurrently against the Borrower, exhausting any other remedies it may have (including, without limitation, any remedies under the Loan Agreement) or without resorting to any other security held by Lender.  This is a guaranty of payment and not of collection and Guarantor further waives any right to require that any action first be brought against the Borrower or any other person or party or to require that resort be had to any security.

§15.                        Cumulative Remedies, Delays.  No delay on the part of Lender in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise by Lender of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall any modification or waiver of any of the provisions of this Guaranty be binding upon Lender except as expressly set forth in a writing duly signed and delivered by Lender.  No action of Lender permitted hereunder shall in any way affect or impair the rights of Lender and the obligations of Guarantor under this Guaranty.  For the purpose of this Guaranty, Obligations shall include all Obligations, notwithstanding any right or power of the Borrower or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such Obligations, and no such claim or defense shall affect or impair the obligations of Guarantor hereunder.

§16.                        Subordination.  Guarantor hereby subordinates any and all claims (except for claims relating to earned salaries and wages) which it now has, or in the future may acquire, as a creditor of the Borrower, or any of them, to the prior payment and satisfaction in full of this Guaranty.  If, prior to the payment and satisfaction of this Guaranty, Guarantor would, without reference to the provisions of this §16, be entitled to receive any payment on account of any claim of Guarantor against the Borrower, or any of them, all such payments shall be made instead to Lender until the Obligations have been paid and satisfied in full, and Guarantor hereby so directs.  If Guarantor receives any payment on account of any claim of Guarantor against the Borrower, then Guarantor shall immediately pay the same over to Lender to be applied to the payment or satisfaction of the Obligations, if any.  Nothing contained herein shall, or shall be interpreted to, limited the right of the Guarantor to receive and distribute to its members any distribution permitted by Section 7.17 of the Loan Agreement.

§17.                        Notices.  Each notice, certificate, request or other communication to be given or made in accordance with this Guaranty shall be deemed to be made or given in accordance with the provisions of Section 9.1 of the Loan Agreement.

§18.                        Amendments, Modifications, Etc.  No amendment, modification, termination, or waiver of any provision of this Guaranty nor consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Lender, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.  No notice or demand on Guarantor in any case shall entitle Guarantor to any other or further notice or demand in similar or other circumstances.

§19.                        Applicable Law.  This Guaranty shall be deemed to be a contract made under the laws of the State of Ohio and for all purposes shall be governed by and construed in accordance with the laws of the State of Ohio.

§20.                        Severability.  Any provision of this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provisions in any other jurisdiction.

§21.                        Counterparts.  This Guaranty may be executed simultaneously in several counterparts, each of which shall be regarded as an original, with the same effect as if the signatures thereto were upon the same instrument.

§22.                        Merger.  This Guaranty reflects the entire understanding of the parties with respect to its subject matter and supersedes all prior agreements or understandings with respect thereto in their entirety.

§23.                        Headings.  Headings of the sections of this Guaranty are for convenience only and shall not affect the construction of this Guaranty.

§24.                        Effective Date.  This Guaranty shall become effective upon the execution, consent or acknowledgment of a counterpart hereof by each of the parties.

§25.                        Confession of Judgment.  Guarantor hereby irrevocably authorizes any attorney-at-law to appear for Guarantor in an action on this Guaranty at any time after the Obligations or any part thereof become due, whether by acceleration or otherwise, in any court of record in or of the State of Ohio, or elsewhere, and to waive the issuing and service of process against Guarantor and to confess judgment in favor of Lender against Guarantor for the amount that may be due, with interest at the rate herein mentioned and cost of suit, and to waive and release all errors in such proceedings and judgment, and all petitions in error and rights of appeal from the judgment rendered.  The foregoing warrant of attorney shall survive any judgment, and, if any judgment be vacated for any reason, Lender nevertheless may thereafter use the foregoing warrant of attorney to obtain an additional judgment or judgments against the undersigned.

§26.                        Limitation on Recourse.  Notwithstanding anything herein to the contrary, the Lender shall have no recourse to any assets that are included in “Collateral” (as such term is defined in the Cash Collateral Pledge Agreement).  The Lender shall not pursue any remedies against such assets, whether by attachment, writ of execution or otherwise.

This Guaranty has been executed and delivered by Guarantor in Franklin County, Ohio and has been acknowledged by Lender all effective as of the date first written above.

WARNING - BY SIGNING THIS PAPER YOU GIVE UP YOUR RIGHT TO NOTICE AND COURT TRIAL.  IF YOU DO NOT PAY ON TIME A COURT JUDGMENT MAY BE TAKEN AGAINST YOU WITHOUT YOUR PRIOR KNOWLEDGE AND THE POWERS OF A COURT CAN BE USED TO COLLECT FROM YOU REGARDLESS OF ANY CLAIMS YOU MAY HAVE AGAINST THE CREDITOR WHETHER FOR RETURNED GOODS, FAULTY GOODS, FAILURE ON HIS PART TO COMPLY WITH THE AGREEMENT, OR ANY OTHER CAUSE.

[SECURITY CAPITAL CORPORATION /PUMPKIN MASTERS HOLDINGS, INC.], a Delaware corporation

		By:	/s/ Paul A. Miller
		Name:	Paul A. Miller
		Title:	Vice President

Acknowledged and Agreed:

BANK ONE, N.A.

By:	/s/ Mark S. Slayman
Mark S. Slayman, First Vice President

EXHIBIT G

[Opinion of Counsel to the Borrower and the Guarantors]

June 11, 2004

Bank One, N.A.

100 East Broad Street

Columbus, Ohio 43271

Ladies and Gentlemen:

We have acted as counsel to Pumpkin Ltd., a Delaware corporation (the “Borrower”), Security Capital Corporation, a Delaware corporation (“SCC”), and Pumpkin Masters Holdings, Inc., a Delaware Corporation (“Pumpkin Holdings” and collectively with SCC, the “Guarantors”), in connection with the execution and delivery of a certain Loan Agreement dated June 11, 2004 (the “Loan Agreement”) among the Borrower, the Guarantors and Bank One, N.A. (“Bank One”).  The Loan Agreement contemplates, among other things, the following:

1.                                       A certain Revolving Credit Note of the Borrower dated the date hereof in the amount of Seven Million Dollars ($7,000,000) (the “Revolving Credit Note”);

2.                                       A certain Borrower Security Agreement dated the date hereof between the Borrower and Bank One (the “Borrower Security Agreement”);

3.                                       A certain Security Agreement Re:  Patents, Trademarks and Copyrights dated the date hereof between the Borrower and Bank One (the “Copyright Security Agreement”) and a certain related Copyright Collateral Agreement dated the date hereof executed by the Borrower in favor of Bank One (the “Copyright Collateral Agreement”);

4.                                       A certain Guarantor Security Agreement dated the date hereof between SCC and Bank One (the “SCC Security Agreements”);

5.                                       A certain Guarantor Security Agreement dated the date hereof between Pumpkin Holdings and Bank One (the “Pumpkin Holdings Security Agreement” and collectively with the SCC Security Agreement, the “Guarantor Security Agreements”);

6.                                       A certain Stock Pledge Agreement dated the date hereof between SCC and Bank One (the “SCC Pledge Agreement”);

7.                                       A certain Stock Pledge Agreement dated the date hereof between Pumpkin Holdings and Bank One (the “Pumpkin Holdings Pledge Agreement” and collectively with the SCC Pledge Agreement, the “Pledge Agreements”);

8.                                       A certain Unconditional Guaranty Agreement dated the date hereof executed and delivered by SCC in favor of Bank One (the “SCC Guaranty”);

9.                                       A certain Unconditional Guaranty Agreement dated the date hereof executed and delivered by Pumpkin Holdings in favor of Bank One (the “Pumpkin Holdings Guaranty” and collectively with the SCC Guaranty, the “Guaranties”);

10.                                 A certain Intercreditor Agreement dated the date hereof among Bank One, Whitney and SCC (the “Intercreditor Agreement”);

11.                                 The LaSalle Termination and Indemnification Agreement; and

12.                                 Certain UCC-1 financing statements executed and delivered by the Borrower and the Guarantor filed in various offices (collectively, the “Financing Statements”).

The Loan Agreement, Borrower Security Agreement, Copyright Security Agreement, Copyright Collateral Agreement, Guarantor Security Agreements, Pledge Agreements, Guaranties, Intercreditor Agreement, LaSalle Termination and Indemnification Agreement and Financing Statements are hereinafter collectively referred to as the “Loan Documents”.  Capitalized terms used in this opinion that are not otherwise defined herein shall have the meanings ascribed to them in the Loan Agreement.

In connection with this opinion, we have reviewed the Loan Documents.  We have investigated such questions of law, and have examined and relied upon originals, or copies certified or otherwise identified to our satisfaction, of such corporate documents and records of the Borrower and the Guarantors and public records as in our judgment are necessary or appropriate to enable us to render the opinions expressed below.  As to matters of fact (except facts constituting legal conclusions), we have relied on certificates and other statements of public officials and corporate officers or representatives of the Borrower and the Guarantors, which we have no reason to believe are inaccurate, or with respect to which our reliance would be unreasonable.

In rendering this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, the legal capacity of all persons signing such documents other than those signing on behalf of the Borrower and the Guarantors, the genuineness of the signatures of persons signing all documents examined by us other than those signed on behalf of the Borrower and the Guarantors and that all parties to the Loan Documents, other than the Borrower and the Guarantors, are in compliance with all of their obligations and undertakings arising under the Loan Documents.

Based on the foregoing, we are of the opinion that:

(a)                                  Each of the Borrower and the Guarantors is a corporation duly incorporated, validly existing and in good standing under the laws of the state of Delaware.  Each of the Borrower and the Guarantors has all requisite corporate power and authority to own and operate its properties, to carry on its business as now conducted, and to execute and deliver and to perform all of its obligations under the Loan Documents.  The certificates of incorporation and the bylaws of each of the Borrower and the Guarantors constitute the legal, valid and binding obligations of the respective Borrower and Guarantors enforceable against them in accordance with their respective terms.

(b)                                 Each of the Borrower and the Guarantors is duly qualified or licensed and in good standing as a foreign limited liability company duly authorized to do business in Colorado and each other jurisdiction in which the character of the properties owned or leased or the nature of the activities conducted makes such qualification or licensing necessary and in which the failure to be so qualified or licensed would have a materially adverse effect on the conduct of the business of the Borrower or any Guarantor, as applicable.

(c)                                  The execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents has been duly authorized by all necessary corporate actions.

(d)                                 The execution, delivery and performance by the Borrower and the Guarantors of the Loan Documents do not and will not result in any violation of, be in conflict with or constitute a default under, the certificate of incorporation or regulations of the Borrower or any Guarantor, or of any agreement or instrument known to us to which the Borrower or any Guarantor is a party or by which the Borrower or any Guarantor is bound, or, to our knowledge, any order, writ, injunction, judgment, decree, statute, or governmental rule or regulation applicable to the Borrower or any Guarantor or by which the Borrower or any Guarantor is bound.

(e)                                  To our knowledge, no authorization, consent, approval, license or exemption by, or filing or registration with, any domestic court or governmental department, commission, board, bureau, agency or instrumentality, is or will be necessary to the valid execution, delivery or performance by the Borrower or any Guarantor of the Loan Documents, other than filings necessary to perfect security interests or other liens under the Loan Documents.

(f)                                    The Loan Documents have been duly executed and delivered by the Borrower and the Guarantors and are the valid and binding obligations of the Borrower and the Guarantors enforceable against each of them in accordance with their respective terms and applicable law, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, rehabilitation, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and general principles of equity, and except that the availability of equitable remedies, including specific performance, is subject to the discretion of the court before which any proceedings therefor may be brought.

(g)                                 To our knowledge, there is no court action, other proceedings or investigations pending or threatened which question the validity of the Loan Documents or any action taken or to be taken, pursuant thereto or which might result, either separately or in the aggregate, in any material adverse change in the businesses or operations of the Borrower or any Guarantor.

(h)                                 Each of the Borrower Security Agreement, the Guarantor Security Agreements, the Pledge Agreements and the Copyright Security Agreement creates a valid security interest in the right, title and interest of the Borrower and the Guarantors, as applicable, in the Collateral or Shares, as applicable, as defined in the respective Borrower Security Agreement, Guarantor Security Agreements, Pledge Agreements and Leasehold Mortgage. Upon the filing of the Financing Statements in the appropriate filings offices, Bank One shall have a valid and perfected security interest in the items of collateral, as defined in the Borrower Security Agreement, the Guarantor Security Agreements, the Pledge Agreements, the Copyright Security Agreement and the Leasehold Mortgage, to the extent that such perfection may be obtained by filing financing statements in the States of Delaware and Colorado.

(i)                                     The Copyright Security Agreement creates a valid security interest in the right, title and interests of the Borrower in the Collateral, as that term is defined in the Copyright Security Agreement.  Recordation of the Copyright Security Agreement in the United States Patent and Trademark Office and the United States Copyright Office will provide notice of the existence of the security interest of Bank One in the Collateral.

(j)                                     None of the Borrower nor any of the Guarantors is or, after giving effect to the making of the initial loans pursuant to the Loan Agreement, will be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “1940 Act”), or a company controlled, directly or indirectly, by any Person which is an investment company” with the meaning of the 1940 Act.

(k)                                  None of the Borrower nor any of the Guarantors is a “Holding Company” or an “Affiliate” of a “Holding Company” or a “Subsidiary Company” of a “Holding Company” within the meaning of the Public Utility Holding Company Act of 1935, as amended.

(l)                                     The making of the loans and the application of the proceeds thereof, as provided in the Loan Agreement, do not violate Regulations “T”, “U” or “X”, each as amended, of the Board of Governors of the Federal Reserve System.

We express no opinion as to the laws of any jurisdiction other than the States of Ohio, Colorado and Delaware and the United States of America (but limited to such federal laws which, in our experience, are generally applicable to financing transactions of the type contemplated by the Loan Documents).  This opinion is furnished as of the date hereof and we undertake no obligation to advise you of any event occurring after the date hereof which would change any of the opinions set forth herein.  This opinion is furnished by us solely for your benefit and no other person shall be entitled to rely upon the opinions herein expressed.  Except with our prior written consent, this opinion is not to be used, circulated, quoted or otherwise referred to in connection with any transaction other than those contemplated by the Loan Documents or by or to any person.

Respectfully submitted,

EXHIBIT H

DEFINITIONS

“Account” and “Accounts” shall have the meanings provided therefor in the Uniform Commercial Code.

“Account Debtor” shall mean the Person who is obligated on or under an Account.

“Acquisition” shall mean the sale of substantially all of the assets of the Seller to the Borrower and the assumption by the Borrower of certain liabilities of the Seller and consummation of the other transactions contemplated in the Asset Purchase Agreement, all in accordance with the terms and conditions of the Asset Purchase Agreement.

“Adjusted Eurodollar Rate” shall mean the rate per annum equal to the following:

Eurodollar Rate

1 - Eurocurrency Liabilities

as adjusted to the next higher 1/16 of one percent.

“Affiliate” of a Person shall mean any other Person directly or indirectly controlling, under common control with, or controlled by such Person.  An Affiliate of the Borrower or the Guarantors shall include, without limitation, Capital Partners, Brian D. Fitzgerald, and any officer, manager or stockholder (except stockholders who own five percent (5%) or less of all outstanding shares of capital stock) of the Borrower or the Guarantors.  For purposes of the definition of Affiliate, “control” when used with respect to any specific Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings relative to the foregoing.

“Agreement” is defined in the preamble.

“Applicable Margin” shall be determined as provided in Section 1.3(d).

“Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement dated as of June 27, 1997 among the Seller, the Borrower and the Guarantors relating to the Acquisition.

“Balance Sheet” is defined in Section 5.8.

“Borrower” is defined in the preamble hereto.

“Borrower Security Agreement” is defined in Section 3.4(a).

“Borrowing Base” shall mean (i) eighty percent (80%) of Eligible Accounts, plus (ii) fifty percent (50%) of Eligible Inventory, less (iii) the amount, if any, owed to any bailees that are in possession of any Eligible Inventory for services performed or materials provided by such bailees, plus (iv) an allowed overadvance amount equal to $1,750,000 from the Closing Date through August 31, 2004.

“Borrowing Base Certificate” shall mean a Borrowing Base Certificate in the form attached as Exhibit L hereto duly executed and delivered by the Borrower to the Lender.

“Borrowing Date” is defined in Section 1.1.

“Business Day” shall mean any day other than Saturdays, Sundays and other legal holidays or days on which the principal office of the Lender is closed.

“Business Year” shall mean a year of 360 days.

“Capital Partners” shall mean Capital Partners, Inc., a Connecticut corporation and an Affiliate of the Borrower and the Guarantors.

“Cash Collateral Pledge Agreement” shall mean that certain Cash Collateral Pledge Agreement (as amended from time to time as permitted by the Intercreditor Agreement) dated as of January 14, 2004 among SCC, Whitney and U.S. Bank National Association, as collateral agent thereunder, securing the Subordinated Note.

“Change of Control” means (A) any sale, transfer or issuance or series of sales, transfers or issuances of shares of capital stock of the Borrower by the Borrower or any holder or holders thereof, or any merger, consolidation or other transaction involving the Borrower, immediately after which Pumpkin Holdings no longer holds record and beneficial ownership of at least 90% of the Borrower’s outstanding shares of capital stock of each class, on a fully diluted basis, (B) any sale, transfer or issuance or series of sales, transfers or issuances of shares of capital stock of Pumpkin Holdings by Pumpkin Holdings or any holder or holders thereof, or any merger, consolidation or other transaction involving Pumpkin Holdings, immediately after which (i) SCC no longer possesses the voting power to elect a majority of the board of directors of Pumpkin Holdings or (ii) SCC no longer holds record and beneficial ownership of at least 90% of the issued and outstanding shares of capital stock of Pumpkin Holdings, (C) any sale of all or substantially all of the Borrower’s, Pumpkin Holdings’ and each of their Subsidiaries’ assets on a consolidated basis, or (D) any Subsidiary of the Borrower shall cease to be a wholly owned Subsidiary of the Borrower (except on account of a merger, liquidation or dissolution otherwise permitted under this Agreement).

“Closing Date” shall mean the date of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Commitment Fee” is defined in Section 3.1.

“Copyright Collateral Agreement” shall mean individually the Copyright Collateral Agreement Re:  Patents, Trademarks and Copyrights between the Borrower and the Lender executed pursuant to the Copyright Security Agreement.

“Copyright Security Agreement” is defined in Section 3.4(a).

“Debt Service Coverage Ratio” shall mean, with respect to any applicable fiscal period, the ratio of (i) the sum of the Borrower’s consolidated EBITDA for such period minus (without duplication) cash payments made by the Borrower in such period of income taxes (if any) and Tax Distributions, plus/minus increases (decreases) in deferred taxes, minus any dividends and other distributions made by the Borrower to its stockholders other than salary, bonuses, and other compensation for services expended in the applicable fiscal period, minus capital expenditures that are not financed by long-term debt divided by (ii) the Borrower’s consolidated Total Debt Service for such period.

“Default” shall mean the occurrence of an event which with the giving of notice, passage of time, or both would become an Event of Default.

“Default Rate” “ is defined in Section 3.5.

“DeMinimis Public Investments” shall mean investments in publicly traded companies in the aggregate amount (at original cost) not in excess of $1,000.

“Earnout Consideration” shall mean consideration in the amount of $1,812,116, together with any accrued, unpaid interest thereon, payable by the Borrower to the Seller pursuant to the provisions of Section 3.2 of the Asset Purchase Agreement.

“EBITDA” shall mean the Borrower’s consolidated income from operations (plus, to the extent not included in operating income, interest income) before (i) interest expense (adjusted for interest rate swaps and including, without limitation, the interest component of capitalized leases), (ii) income taxes and Tax Distributions, (iii) amortization and depreciation expense, (iv) gains (and losses) from the sale or disposition of assets outside the ordinary course of business and extraordinary items, (v) income (and losses) of any Person (other than wholly-owned Subsidiaries of the Borrower) in which the Borrower or any of its Subsidiaries has an ownership interest unless received by the Borrower or one of its Subsidiaries in a cash distribution, and (vi) income (and losses) of any Person prior to the date it became a Subsidiary of the Borrower or was merged into or consolidated with the Borrower or any of its Subsidiaries, all as determined on a consolidated basis in accordance with GAAP consistently applied.

“Eligible Account” shall mean an Account owing to the Borrower which is acceptable to the Lender in its reasonable discretion for lending purposes.  The Lender shall consider an Account to be an Eligible Account if it meets, and so long as it continues to meet, the following requirements:

(i)                                     it is genuine and in all respects is what it purports to be;

(ii)                                  it is owned by the Borrower and the Borrower has the right to subject it to a security interest in favor of the Lender;

(iii)                               it arises from (A) the performance of services by the Borrower and such services have been fully performed and acknowledged and accepted by the Account Debtor thereunder or (B) the sale or lease of Goods by the Borrower, and such Goods have been completed in accordance with the Account Debtor’s specifications (if any) and delivered to and accepted by the Account Debtor, and such Account Debtor has not returned or offered to return any of the Goods which are the subject of such Account, and the Borrower has possession of, or has delivered to the Lender at the Lender’s request, shipping and delivery receipts evidencing delivery of such Goods;

(iv)                              if the Account Debtor thereunder is not an Extended Term Customer, it is evidenced by an invoice rendered to the Account Debtor thereunder, does not remain unpaid more than sixty (60) days after the stated due date thereof and does not remain unpaid more than ninety (90) days past the status invoice date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by a particular Account Debtor remain unpaid for more than (A) sixty (60) days past the respective stated due dates thereof or (B) ninety (90) days past the respective invoice dates thereof, then all Accounts owing to the Borrower by that Account Debtor shall be deemed ineligible;

(v)                                 if the Account Debtor thereunder is an Extended Term Customer, it is evidenced by an invoice rendered to the Account Debtor thereunder and does not remain unpaid more than thirty (30) days after the stated due date thereof; provided, however, that if more than twenty-five percent (25%) of the aggregate dollar amount of invoices owing by particular Extended Term Customer remain unpaid for more than thirty (30) days past the respective stated due dates thereof, then all Accounts owing to the Borrower by that Extended Term Customer shall be deemed ineligible;

(vi)                              it is not subject to any prior assignment, claim, lien, security interest, offset or encumbrance whatsoever, other than those in favor of the Lender; provided, however, that an Account that has been assigned to a third party in accordance with Section 7.12(iii) shall constitute an “Eligible Account” if the payment thereof is guaranteed by such third party and the Borrower has paid all associated fees and expenses and properly reflected the same in its accounting records and financial statements;

(vii)                           it is a valid, legally enforceable and unconditional obligation of the Account Debtor thereunder, and is not subject to setoff, counterclaim, credit, allowance or adjustment by such Account Debtor, or to any claim by such Account Debtor denying liability thereunder in whole or in part;

(viii)                        it does not arise out of a contract or order which fails in any material respect to comply with the requirements of applicable law;

(ix)                                the Account Debtor thereunder is not a director, officer, employee or agent of the Borrower, or a Subsidiary, parent or Affiliate of the Borrower or any Guarantor;

(x)                                   it is not an Account with respect to which the Account Debtor is the United States of America or any department, agency or instrumentality thereof, unless the Borrower assigns its right to payment of such Account to the Lender pursuant to, and in full compliance with, the Assignment of Claims Act of 1940, as amended;

(xi)                                it is not an Account with respect to which the Account Debtor is located in a state which requires the Borrower, as a precondition to commencing or maintaining an action in the courts of that state, either to (A) receive a certificate of authority to do business and be in good standing in such state, or (B) file a notice of business activities report or similar report with such state’s taxing authority, unless (x) the Borrower has taken one of the actions described in clauses (A) or (B), (y) the failure to take one of the actions described in either clause (A) or (B) may be cured retroactively by the Borrower at its election, or (z) the Borrower has proven, to the Lender’s satisfaction, that it is exempt from any such requirements under any such state’s laws;

(xii)                             it is an Account which arises out of a sale made in the ordinary course of the Borrower’s business;

(xiii)                          the Account Debtor is a resident or citizen of, and is located within, the United States of America, provided that Accounts as to which the Account Debtor is a resident or citizen of, and is located within Canada may be included up to a maximum of $1,000,000;

(xiv)                         it is not an Account with respect to which the Account Debtor’s obligation to pay is conditional upon the Account Debtor’s approval of the Goods or services (unless such approval has been obtained) or is otherwise subject to any repurchase obligation or return right, as with sales made on a bill-and-hold, guaranteed sale, sale on approval, sale or return or consignment basis (it being understood and agreed that (A) only such portion of any such Account that is subject to such an approval, repurchase obligation or return right shall not be an Eligible Account and (B) the remaining portion of any such Account shall be deemed to satisfy the requirements of this clause (xiv));

(xv)                            it is not an Account (A) with respect to which any representation or warranty contained in this Agreement is untrue or (B) which violates any of the covenants of the Borrower contained in this Agreement;

(xvi)                         it is not an Account which, when added to a particular Account Debtor’s other indebtedness to the Borrower, exceeds the lesser of (A) ten percent (10%) of the aggregate of the Borrower’s Accounts or (B) a credit limit determined from time to time by the Lender in its reasonable credit judgment for that Account Debtor; provided, however, that Accounts excluded from Eligible Accounts solely by reason of this subparagraph (xvi) shall be Eligible Accounts to the extent of such credit limit; provided, further, that the

Lender shall give the Borrower written notice from time to time of any credit limits established by the Lender hereunder for Account Debtors and changes in such credit limits;

(xvii)                      it is not an Account with respect to which the prospect of payment or performance by the Account Debtor is or will be impaired, as determined by the Lender in its sole and reasonable discretion, unless such Account is insured in a manner reasonably satisfactory to the Lender (subject to clause (xxi) below);

(xviii)                   it is not an Account arising from progress billings, invoices for deposits, samples or tooling;

(xix)                           it is not an Account with respect to which the sale is on an installment basis, lease or, except for Extended Term Customers, other extended payment basis;

(xx)                              it is not that portion of an Account representing late fees, service charges or interest; and

(xxi)                           any and all insurance thereon shall have been assigned to the Lender.

“Eligible Inventory” shall mean Inventory held for sale by the Borrower, normally and currently saleable in the ordinary course of the Borrower’s business and Inventory consisting of raw materials of types and quality and in amounts usable by the Borrower in the production of its finished goods in the ordinary course of the Borrower’s business, and which in all cases and at all times pertinent hereto is of good and merchantable quality, free from defects, as to which Inventory the Lender has a perfected first priority security interest and which Inventory is subject to no other prior assignment, claim, lien, security interest, offset or encumbrance whatsoever, other than those in favor of the Lender, and which is located at the locations set forth in Exhibit A to the Borrower Security Agreement and is either not in transit or, if in transit, is the subject of a negotiable document issued by the party in possession thereof which negotiable document, if so requested by the Lender, has been delivered to the Lender, as that Exhibit may, from time to time, be amended or supplemented in accordance with the terms of this Agreement, and as to which the Borrower has satisfied all terms, conditions, warranties and representations of this Agreement and the other Loan Documents pertinent thereto; but Eligible Inventory shall not include any of the following:  (a) catalogs and other promotional materials of any kind; (b) returned items (other than items the return of which was authorized in advance by the Borrower and which are free from material defects and able to be sold in the ordinary course of the Borrower’s business); (c) work-in-process; (d) damaged, defective or recalled items; (e) obsolete items; (f) items used as demonstrators, prototypes or salesmen’s samples; (g) items of Inventory which have been consigned to the Borrower or as to which a Person claims a security interest, prior assignment, claim, lien or encumbrance whatsoever, other than those in favor of the Lender; (h) items of Inventory which have been consigned by the Borrower to a consignee; (i) Inventory located on premises leased by the Borrower from a landlord with whom the Lender has not entered into a landlord’s waiver on terms satisfactory to the Lender; (j) Inventory located at a warehouse premises with respect to which the Lender has not received (1) a bailee letter, acceptable in all respect to the Lender, executed by the bailee of such warehouse or (2) evidence satisfactory in all respects to the Lender of such bailee’s receipt of a bailee letter acceptable in all respects to the Lender

(provided, however, that the requirement hereunder for such a bailee letter to be in place shall be waived during the first thirty (30) days after the Closing Date); (k) Inventory which in the reasonable judgment of the Lender after good faith consultation with the Borrower is considered to be slow moving or otherwise not merchantable; (l) Inventory which is subject to a license agreement unless the Lender shall have entered into a licensor consent letter with the licensor in form and substance satisfactory to the Lender; and (m) any Inventory that the Lender after good faith consultation with the Borrower has reasonably determined is not acceptable due to age, type, category or quantity.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

“ERISA Affiliate” shall mean each trade or business, including the Borrower and the Guarantors, whether or not incorporated, which together with the Borrower and/or the Guarantors would be treated as a single employer under Section 4001 of ERISA.

“Eurocurrency Liabilities” means the aggregate of the rates (expressed as a decimal fraction) of reserve requirements (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other governmental authority having jurisdiction with respect thereto), as now and from time to time hereafter in effect, dealing with reserve requirements prescribed for eurocurrency funding maintained by a member of such system.

“Eurodollar Banking Days” shall mean days which are both Business Days and London Banking Days.

“Eurodollar Rate” shall mean with respect to each Interest Period (as hereinafter defined), the offered rate for U.S. Dollar deposits of not less than One Million Dollars ($1,000,000) as of 11:00 a.m. City of London, England time on the London Banking Day preceding the date of such Eurodollar Rate Loan as shown on the display designated as “British Bankers Assoc. Interest Settlement Rates” on the Telerate System (“Telerate”), Page 3750 or Page 3740 or such other page or pages as may replace such pages on Telerate for the purpose of displaying such rate; provided, however, that if such rate is not available on Telerate, then such offered rate shall be otherwise independently determined by the Lender from an alternate substantially similar methodology as that theretofore used to determine such offered rate in Telerate.

“Eurodollar Rate Loan(s)” is defined in Section 1.1.

“Event of Default” is defined in Section 8.1.

“Extended Term Customer” shall mean any Account Debtor to which the Borrower has granted extended dating terms acceptable to the Lender and which the Lender has agreed in writing to treat as an Extended Term Customer hereunder.  The Extended Term Customers and the extended dating terms approved by the Lender are listed on Schedule 1.1 attached hereto; provided, further, that Schedule 1.1 may be amended by the Lender from time to time to reflect new Extended Term Customers and the approved payment terms therefor, the deletion of existing Extended Term

Customers and the approved payment terms therefor, the deletion of existing Extended Term Customers or a change in payment terms for an existing Extended Term Customer.

“Facility Fee” is defined in Section 3.1.

“Fiscal Year” shall mean the Fiscal Year of the Borrower, the Guarantors and each of their respective Subsidiaries as established from time to time in accordance with the provisions of this Agreement.

“GAAP” means generally accepted accounting principles consistently applied.

“Goods” shall mean all of Borrower’s tangible assets and tangible properties which are moveable at the time the security interest attaches or which are fixtures.

“Guarantor” and “Guarantors” are defined in the preamble hereto.

“Guarantor Balance Sheet” is defined in Section 5.8(b).

“Guarantor Security Agreements” is defined in Section 3.4(b).

“Guaranty” and “Guaranties” are defined in Section 3.4(e).

“Indebtedness” as applied to any Person, shall mean all obligations of that Person which are included in clauses (i), (ii), (iii) and (iv) of the definition of Liabilities below, irrespective of whether or not any such obligations also would be included within any other clause of such definition, but including, however, (a) obligations properly treated as capital lease obligations or their equivalent under GAAP, (b) any obligation of such Person or an ERISA Affiliate to a Multiemployer Plan and (c) any indebtedness secured by a lien on a Person’s assets.

“Intangible Assets” of a Person shall mean the aggregate amount of all assets of such Person classified as intangible assets under GAAP, including, without limitation, goodwill, trademarks, patents, copyrights, organizational expenses, prepaid expenses, franchises, licenses, trade names, brand names, mailing lists, catalogs, excess of cost over book value of assets acquired and bond discount and underwriting expenses.

“Intercreditor Agreement” is defined in Section 1 of the Guarantor Security Agreement signed by SCC.

“Interest Payment Date” is defined in Section 1.3(b).

“Interest Period means the period commencing on, as the case may be, the Borrowing Date or conversion date with respect to a Eurodollar Rate Loan and ending 30, 60, 90, 180 or 360 days thereafter as selected by the Borrower in its notice of borrowing as provided in Section 1.1; and

The foregoing provisions relating to Interest Periods are subject to the following:

(a)                                  any Interest Period that shall commence on the last London Banking Day of the calendar month (or on any day for which there is no numerically corresponding day in the appropriate subsequent calendar month) shall end on the last London Banking Day of the appropriate subsequent calendar month;

(ii)                                  each Interest Period that would otherwise end on a day which is not a London Banking Day shall end on the next succeeding London Banking Day, or, if such next succeeding London Banking Day falls in the next succeeding calendar month, on the next preceding London Banking Day; and

(iii)                               no Interest Period may end after the maturity date of the Revolving Credit Note.

“Inventory” shall have the meaning provided in the Uniform Commercial Code.

“LaSalle Loan Agreement” shall mean that certain Loan and Security Agreement dated as of June 13, 2001, as amended, by and between the Borrower and LaSalle Business Credit, LLC (as successor to LaSalle Business Credit, Inc.).

“LaSalle Termination and Indemnification Agreement” shall mean that certain letter agreement dated as of June 11, 2004 among LaSalle Business Credit, LLC, the Borrower and SCC relating to the termination of the LaSalle Loan Agreement, including, without limitation, the agreement executed by the Lender that is a part thereof providing for the Lender to reimburse and indemnify LaSalle Business Credit, LLC and LaSalle Bank National Association for certain obligations of the Borrower.

“Lease(s)” shall mean the leases of real property set forth on Schedule 5.5 hereto to which the Borrower is a party.

“Lender” is defined in the preamble, hereto.

“Letters of Credit” is defined in the recitals hereto.

“Liabilities” as applied to any Person shall mean:  (i) all obligations of that Person to repay or pay money borrowed from another Person or the deferred portion of the purchase price of services or property (other than inventory purchased in the ordinary course of business unless evidenced by a note payable); (ii) all obligations of that Person under bankers acceptances and all obligations of that Person for the principal component of capitalized leases; (iii) all obligations of that Person under letters of credit; (iv) obligations of others which that Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which that Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable; (v) all obligations evidenced or secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by that Person is subject, whether or not the obligation evidenced or secured thereby shall have been assumed; and (vi) all other items (except items of capital stock, capital surplus, general contingency reserves, deferred income taxes, retained earnings and amounts attributable to minority interest, if any) which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of a balance sheet of that Person as of the date Liabilities is to be determined; excluding, however, from the foregoing, obligations of that Person properly treated as capital lease obligations or their equivalent under GAAP.

“Loan Documents” shall mean collectively this Agreement, the Revolving Credit Note, the Borrower Security Agreement, the Copyright Security Agreement, the Copyright Collateral Agreement, the Guarantor Security Agreements, the Guaranties, the LOC Applications, any reimbursement agreements required by the Lender pursuant to Section 2.3 of this Agreement, the Pledge Agreements, the UCC financing statements delivered by the Borrower and the Guarantors in favor of the Lender and all of the other agreements, documents and instruments evidencing or securing the Revolving Credit Loans and/or the LOC Obligations.

“LOC Application” is defined in Section 2.2 hereto.

“LOC Obligations” shall mean, at any time, the sum of (i) the aggregate undrawn stated amount under all Letters of Credit outstanding at such time plus (ii) the aggregate of all obligations of the Borrower then outstanding under Article 2 of this Agreement to reimburse the Lender for amounts paid by the Lender in respect of any one or more drawing under Letters of Credit.

“London Banking Days” shall mean days on which transactions are carried out in the London Interbank Market.

“Management Advisory Services Agreement” shall mean the Management Advisory Services Agreement dated as of June 27, 1997, by and between the Borrower and SCC, pursuant to which the Borrower has agreed to pay to SCC certain management advisory services fees.

“Material Adverse Effect” shall mean (i) a materially adverse effect on the business or financial position, results of operations or prospects of the Borrower or any of the Guarantors, as applicable, and their respective Subsidiaries considered as a whole, (ii) material impairment of the ability of the Borrower or any of the Guarantors, as applicable, or their respective Subsidiaries to perform, in any material respect, any of its obligations under this Agreement or the other Loan Documents to which it is or will be a party, or (iii) material impairment of the rights of or benefits available to the Lender under this Agreement.

“Multiemployer Plan” shall mean a Plan described in Section 4001(a)(3) of ERISA to which the Borrower, the Guarantors or any ERISA Affiliate is required to contribute on behalf of any of its employees.

“PBGC” shall mean the Pension Benefit Guarantee Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Liens” is defined in Section 7.2.

“Person” shall mean a corporation, an association, a partnership, a limited liability company, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

“Plan” shall mean any plan (other than a Multiemployer Plan) subject to Title IV of ERISA maintained for employees of the Borrower, the Guarantors or any ERISA Affiliate, and any such plan no longer maintained by the Borrower, the Guarantors or any of its ERISA Affiliates to which the Borrower, the Guarantors or any of their ERISA Affiliates has made or was required to make any contributions within any of the preceding five (5) years.

“Pledge Agreements” is defined in Section 3.4(c)(ii).

“Prime Rate” shall mean on any day the per annum rate published or announced by the Lender from time to time as its prime rate, which may not be the Lender’s lowest rate.

“Pumpkin Holdings” is defined in the preamble hereto.

“Pumpkin Holdings Pledge Agreement” is defined in Section 3.4(c)(ii).

“Rate Management Transaction” shall mean any transaction (including an agreement with respect thereto) now existing or hereafter entered into between the Borrower and the Lender which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

“Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, a withdrawal from a Plan described in Section 4063 of ERISA, a cessation of operations described in Section 4068(f) of ERISA, an amendment to a Plan necessitating the posting of security under Section 401(a)(29) of the Code, or a failure to make a payment required by Section 412(m) of the Code and Section 302(e) of ERISA when due.

“Revolving Credit Commitment” is defined in Section 1.1.

“Revolving Credit Loan” is defined in Section 1.1.

“Revolving Credit Note” is defined in Section 1.3.

“Revolving Line of Credit” is defined in the recitals hereto.

“SCC” is defined in the preamble hereto.

“SCC Pledge Agreement” is defined in Section 3.4(c)(i).

“Securities Purchase Agreement” is defined in Section 1 of the Guarantor Security Agreement signed by SCC.

“Seller” shall mean P.G.C. Inc. (formerly known as Pumpkin Ltd. d/b/a Pumpkin Masters, Inc.), a Colorado corporation.

“Subordinated Indebtedness” shall mean all Indebtedness of the Borrower and/or SCC, as applicable, which is subordinated to all Indebtedness now or hereafter owed by the Borrower and/or SCC, as applicable, to the Lender on specific terms and conditions satisfactory to, and approved in writing by, the Lender.

“Subordinated Note” shall mean that certain Senior Subordinated Promissory Note (as amended from time to time as permitted under the Intercreditor Agreement) of SCC dated January 14, 2004 in the original principal amount of $30,000,000, issued by SCC to Whitney pursuant to the provisions of the Securities Purchase Agreement.

“Subsidiary” of a corporation or a limited liability company shall mean any corporation or limited liability company of which more than fifty percent (50%) of the outstanding equity securities having ordinary voting power to elect a majority of the board of directors or managers, as applicable, of such corporation or limited liability company is directly or indirectly owned by such corporation or limited liability company or by such corporation or limited liability company and any of its Subsidiaries taken together.

“Tangible Net Worth” shall mean, as of the applicable date of determination, the total assets of the Borrower minus the sum of (i) the total Intangible Assets of the Borrower, (ii) the total receivables of the Borrower from its stockholders and Affiliates and (iii) the total Liabilities of the Borrower, all as determined as of such date in accordance with GAAP.

“Tax Distributions” is defined in Section 7.17.

“Tax Sharing Agreement” is defined in Section 7.17.

“Total Debt Service” means all principal payments, interest payments (after taking into account hedging arrangements and including, without limitation, the interest component of capitalized leases), letter of credit fees and reimbursements, and capital lease payments (all without duplication) due and payable during the relevant fiscal period for which such calculation is being made; provided,  however, that Total Debt Service shall not include (a) the Earnout Consideration and any other amounts payable be the Borrower under Section 3.2 of the Asset Purchase Agreement and (b) any reimbursement payments under reimbursement agreements related to direct pay letters of credit that are used by the Borrower to purchase inventory, which reimbursement payments are made within five (5) Business Days after the applicable draw on such letter of credit.  Anything contained herein to the contrary notwithstanding, (i) principal payments with respect to the Revolving Credit Loans shall be excluded from principal payments for purposes of this definition and (ii) interest payments will be calculated on an accrual basis (i.e., the amount of the interest payment shall be the interest which accrues with respect to the applicable debt in such relevant fiscal period).

“Uniform Commercial Code” shall mean the Uniform Commercial Code as adopted in the State, as amended from time to time.

“Unused Commitment” is defined in Section 3.1.

“Variable Rate Loan(s)” is defined in Section 1.1.

“Whitney” shall mean J.H. Whitney Mezzanine Fund, L.P., a Delaware limited partnership.

EXHIBIT I

PRO FORMA BALANCE SHEETS

[to be provided by Borrower]

I-1

EXHIBIT J

PROJECTIONS

[to be provided by Borrower]

J-1

EXHIBIT K

BORROWING BASE CERTIFICATE

BORROWING BASE REPORT

BORROWING BASE REPORT FOR PERIOD ENDED

               SHOWING VALUES AS OF THAT DATE

(EXCEPT AS OTHERWISE INDICATED)

(000’s Omitted)

1.	Total Eligible Accounts from the Financial Statements	$

2.	Exclusions (Eligible Accounts)
	(Including, without limitation, Accounts more than 60 days past due and in no case more than 90 days past the invoice date)	$

3.	Total Eligible Accounts	$
(Line 1 minus Line 2)

4.	Total Eligible Inventory	$

	(i) Raw materials	$
	(ii) Finished goods	$
	(iii) Less any specific Reserves	$(	)
	(iv) Less amounts owed to bailees	$(	)

5.	Borrowing Base(1)	$

6.	Unpaid Principal Amount of Existing Revolving Credit Loans	$

7.	LOC Obligations	$

8.	Amount to be borrowed, if any.	$

9.	Aggregate unpaid principal amount of the Revolving Credit Loans, LOC Obligations and any unreimbursed payments by Lender thereunder outstanding and to be outstanding
	(Sum of Lines 6, 7 and 8)	$

(1)  The sum of (a) 80% of Line 3 plus (b) 50% of Line 7.

K-1

10.	Excess (Deficiency) in Borrowing Base
	(Line 5 minus Line 9)	$

I certify, on behalf of the Borrower, that the foregoing is true and correct as shown upon the books and records of the Borrower as of the date specified above.

PUMPKIN LTD.

By:
Name:
Title:

Date:

K-2

EXHIBIT L

OFFICER’S SOLVENCY CERTIFICATE

I, the undersigned, the President and Chief Executive Officer of PUMPKIN LTD., a Delaware corporation (the “Company”), do hereby certify on behalf of the Company that:

1.                                       This Certificate is furnished pursuant to Section 4.1(s) of the Loan Agreement, dated as of June 11, 2004, among the Company, Security Capital Corporation, Pumpkin Masters Holdings, Inc. and Bank One, N.A. (such Loan Agreement, as in effect on the date of this Certificate, being herein called the “Loan Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Loan Agreement.

2.                                       For purposes of this Certificate, the terms below shall have the following definitions:

a.                                       “Fair Value”

The amount at going concern values at which the assets, in their entirety, of each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis but taking into account the value of the stock or other equity interests it holds in its Subsidiaries) would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

b.                                      “Present Fair Salable Value”

The amount at going concern values that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis but taking into account the value of the stock or other equity interests it holds in its Subsidiaries) are sold with reasonable promptness under normal selling conditions in a current market.

c.                                       “New Financing”

The indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Loan Agreement, the Revolving Credit Note and the other Loan Documents.

d.                                      “Stated Liabilities”

The recorded liabilities (including Contingent Liabilities that would be recorded on a balance sheet in accordance with GAAP consistently applied) of the Company and its Subsidiaries at                                , 2004, together with (i) the net change in long-term debt (including current maturities) between                                     , 2004 and the date hereof and (ii) without duplication, the amount of all New Financing.

e.                                       “Contingent Liabilities”

The maximum estimated amount of liability, if any, reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Company and its Subsidiaries (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

f.                                         “Will be able to pay its Stated Liabilities, including Contingent Liabilities, as they mature.”

For the period from the date hereof through the stated maturity of all New Financing, each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) will have sufficient assets and cash flow to pay (from all available sources) their respective Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become due.

g.                                      “Does not have Unreasonably Small Capital”

For the period from the date hereof through the stated maturity of all New Financing, each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis), after consummation of all Indebtedness (including under the Notes) being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern despite moderately negative deviations from the projections discussed below.

3.                                       For purposes of this Certificate, I, or officers of the Company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

a.                                       I have reviewed the financial statements and projections referred to in Sections 4.1(q), 5.8 and 5.18 of the Loan Agreement.

b.                                      I have read the Loan Agreement and the respective Schedules and Exhibits thereto and the Transaction Documents.

c.                                       With respect to Contingent Liabilities, I, to the extent that a prudent person reasonably would deem necessary:

(1)                                  inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Contingent Liabilities known to them;

(2)                                  confirmed with senior officers of the Company and its Subsidiaries that, to the best of such officers’ knowledge, (1) all appropriate items were included in Stated Liabilities or Contingent Liabilities made known to me in the course of my inquiry and that (2) the amounts relating thereto were the estimated amount of liability reasonably likely to result therefrom as of the date hereof;

(3)                                  I hereby certify that, to the best of my knowledge, all material Contingent Liabilities have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the estimated amount of liability reasonably likely to result therefrom was used in making such certification.

4.                                       Based on and subject to the foregoing, I hereby certify on behalf of the Company that, after giving effect to the Acquisitions and financing transactions (including the New Financing), it is my informed opinion that as of the date hereof (x) the Fair Value and Present Fair Salable Value of the assets of each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) exceed their respective Stated Liabilities and Contingent Liabilities; (y) each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) will not have Unreasonably Small Capital; and (z) each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) will be able to pay each of their respective Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

IN WITNESS WHEREOF, the Company has caused its duly authorized President and Chief Executive Officer to execute and deliver this Officer’s Solvency Certificate this          day of June, 2004.

PUMPKIN LTD.,
a Delaware corporation

By:	/s/ Gay Burke
Name:	Gay Burke
Title:	President / CEO

OFFICER’S SOLVENCY CERTIFICATE

I, the undersigned, the President of PUMPKIN MASTERS HOLDINGS, INC., a Delaware corporation (the “Company”), do hereby certify on behalf of the Company that:

1.                                       This Certificate is furnished pursuant to Section 4.1(s) of the Loan Agreement, dated as of June 11, 2004, among the Company, Security Capital Corporation, Pumpkin Ltd. and Bank One, N.A. (such Loan Agreement, as in effect on the date of this Certificate, being herein called the “Loan Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Loan Agreement.

2.                                       For purposes of this Certificate, the terms below shall have the following definitions:

a.                                       “Fair Value”

The amount at going concern values at which the assets, in their entirety, of each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis but taking into account the value of the stock or other equity interests it holds in its Subsidiaries) would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

b.                                      “Present Fair Salable Value”

The amount at going concern values that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis but taking into account the value of the stock or other equity interests it holds in its Subsidiaries) are sold with reasonable promptness under normal selling conditions in a current market.

c.                                       “New Financing”

The indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Loan Agreement, the Revolving Credit Note and the other Loan Documents.

d.                                      “Stated Liabilities”

The recorded liabilities (including Contingent Liabilities that would be recorded on a balance sheet in accordance with GAAP consistently applied) of the Company and its Subsidiaries at                                 ,

2004, together with (i) the net change in long-term debt (including current maturities) between                                     , 2004 and the date hereof and (ii) without duplication, the amount of all New Financing.

e.                                       “Contingent Liabilities”

The maximum estimated amount of liability, if any, reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Company and its Subsidiaries (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

f.                                         “Will be able to pay its Stated Liabilities, including Contingent Liabilities, as they mature.”

For the period from the date hereof through the stated maturity of all New Financing, each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) will have sufficient assets and cash flow to pay (from all available sources) their respective Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become due.

g.                                      “Does not have Unreasonably Small Capital”

For the period from the date hereof through the stated maturity of all New Financing, each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis), after consummation of all Indebtedness (including under the Notes) being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern despite moderately negative deviations from the projections discussed below.

3.                                       For purposes of this Certificate, I, or officers of the Company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

a.                                       I have reviewed the financial statements and projections referred to in Sections 4.1(q), 5.8 and 5.18 of the Loan Agreement.

b.                                      I have read the Loan Agreement and the respective Schedules and Exhibits thereto and the Transaction Documents.

c.                                       With respect to Contingent Liabilities, I, to the extent that a prudent person reasonably would deem necessary:

(1)                                  inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Contingent Liabilities known to them;

(2)                                  confirmed with senior officers of the Company and its Subsidiaries that, to the best of such officers’ knowledge, (1) all appropriate items were included in Stated Liabilities or Contingent Liabilities made known to me in the course of my inquiry and that (2) the amounts relating thereto were the estimated amount of liability reasonably likely to result therefrom as of the date hereof;

(3)                                  I hereby certify that, to the best of my knowledge, all material Contingent Liabilities have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the estimated amount of liability reasonably likely to result therefrom was used in making such certification.

4.                                       Based on and subject to the foregoing, I hereby certify on behalf of the Company that, after giving effect to the Acquisitions and financing transactions (including the New Financing), it is my informed opinion that as of the date hereof (x) the Fair Value and Present Fair Salable Value of the assets of each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) exceed their respective Stated Liabilities and Contingent Liabilities; (y) each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) will not have Unreasonably Small Capital; and (z) each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) will be able to pay each of their respective Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

IN WITNESS WHEREOF, the Company has caused its duly authorized President to execute and deliver this Officer’s Solvency Certificate this          day of June, 2004.

PUMPKIN MASTERS
HOLDINGS, INC.,
a Delaware corporation

By:	/s/ William R. Schlueter
Name:	William R. Schlueter
Title:	President

OFFICER’S SOLVENCY CERTIFICATE

I, the undersigned, the Senior Vice President of SECURITY CAPITAL CORPORATION, a Delaware corporation (the “Company”), do hereby certify on behalf of the Company that:

1.                                       This Certificate is furnished pursuant to Section 4.1(s) of the Loan Agreement, dated as of June 11, 2004, among the Company, Pumpkin Masters Holdings, Inc., Pumpkin Ltd. and Bank One, N.A. (such Loan Agreement, as in effect on the date of this Certificate, being herein called the “Loan Agreement”).  Unless otherwise defined herein, capitalized terms used in this Certificate shall have the meanings set forth in the Loan Agreement.

2.                                       For purposes of this Certificate, the terms below shall have the following definitions:

a.                                       “Fair Value”

The amount at going concern values at which the assets, in their entirety, of each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis but taking into account the value of the stock or other equity interests it holds in its Subsidiaries) would change hands between a willing buyer and a willing seller, within a commercially reasonable period of time, each having reasonable knowledge of the relevant facts, with neither being under any compulsion to act.

b.                                      “Present Fair Salable Value”

The amount at going concern values that could be obtained by an independent willing seller from an independent willing buyer if the assets of each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis but taking into account the value of the stock or other equity interests it holds in its Subsidiaries) are sold with reasonable promptness under normal selling conditions in a current market.

c.                                       “New Financing”

The indebtedness incurred or to be incurred by the Company and its Subsidiaries under the Loan Agreement, the Revolving Credit Note and the other Loan Documents.

d.                                      “Stated Liabilities”

The recorded liabilities (including Contingent Liabilities that would be recorded on a balance sheet in accordance with GAAP consistently

applied) of the Company and its Subsidiaries at                                     , 2004, together with (i) the net change in long-term debt (including current maturities) between                                     , 2004 and the date hereof and (ii) without duplication, the amount of all New Financing.

e.                                       “Contingent Liabilities”

The maximum estimated amount of liability, if any, reasonably likely to result from pending litigation, asserted claims and assessments, guaranties, uninsured risks and other contingent liabilities of the Company and its Subsidiaries (exclusive of such Contingent Liabilities to the extent reflected in Stated Liabilities).

f.                                         “Will be able to pay its Stated Liabilities, including Contingent Liabilities, as they mature.”

For the period from the date hereof through the stated maturity of all New Financing, each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) will have sufficient assets and cash flow to pay (from all available sources) their respective Stated Liabilities and Contingent Liabilities as those liabilities mature or otherwise become due.

g.                                      “Does not have Unreasonably Small Capital”

For the period from the date hereof through the stated maturity of all New Financing, each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis), after consummation of all Indebtedness (including under the Notes) being incurred or assumed and Liens created by the Company and its Subsidiaries in connection therewith, is a going concern and has sufficient capital to ensure that it will continue to be a going concern for such period and to remain a going concern despite moderately negative deviations from the projections discussed below.

3.                                       For purposes of this Certificate, I, or officers of the Company under my direction and supervision, have performed the following procedures as of and for the periods set forth below.

a.                                       I have reviewed the financial statements and projections referred to in Sections 4.1(q), 5.8 and 5.18 of the Loan Agreement.

b.                                      I have read the Loan Agreement and the respective Schedules and Exhibits thereto and the Transaction Documents.

c.                                       With respect to Contingent Liabilities, I, to the extent that a prudent person reasonably would deem necessary:

(1)                                  inquired of certain officials of the Company and its Subsidiaries who have responsibility for legal, financial and accounting matters as to the existence and estimated liability with respect to all Contingent Liabilities known to them;

(2)                                  confirmed with senior officers of the Company and its Subsidiaries that, to the best of such officers’ knowledge, (1) all appropriate items were included in Stated Liabilities or Contingent Liabilities made known to me in the course of my inquiry and that (2) the amounts relating thereto were the estimated amount of liability reasonably likely to result therefrom as of the date hereof;

(3)                                  I hereby certify that, to the best of my knowledge, all material Contingent Liabilities have been considered in making the certification set forth in paragraph 4 below, and with respect to each such Contingent Liability the estimated amount of liability reasonably likely to result therefrom was used in making such certification.

4.                                       Based on and subject to the foregoing, I hereby certify on behalf of the Company that, after giving effect to the Acquisitions and financing transactions (including the New Financing), it is my informed opinion that as of the date hereof (x) the Fair Value and Present Fair Salable Value of the assets of each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) exceed their respective Stated Liabilities and Contingent Liabilities; (y) each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) will not have Unreasonably Small Capital; and (z) each of (i) the Company and its Subsidiaries (taken as a whole) and (ii) the Company (on a stand-alone basis) will be able to pay each of their respective Stated Liabilities and Contingent Liabilities as they mature or otherwise become due.

IN WITNESS WHEREOF, the Company has caused its duly authorized Senior Vice President to execute and deliver this Officer’s Solvency Certificate this          day of June, 2004.

SECURITY CAPITAL
CORPORATION,
a Delaware corporation

By:	/s/ William R. Schlueter
Name:	William R. Schlueter
Title:	Sr. Vice President, Treasurer
and CFO

Schedule 1.1 - Extended Term Customers

[See Attached]

1

Company Name	Terms
Target Northern Operations	25-Feb
C & S Wholesale Grocers, Inc.	10-Apr	Easter dating
CTP/Geneva Division	10-Apr	Easter dating
Ammar’s, Inc	10-Oct
Country General Stores	10-Oct
Coyne Crafts	10-Oct
Dierberg Markets, Inc.	10-Oct
Display & Costume Supply	10-Oct
Display House Inc.	10-Oct
Drug Town Drugstore	10-Oct
Foster’s, Inc.	10-Oct
Halloween Warehouse	10-Oct
Heritage Crafts	10-Oct
House Of Bargains, Inc.	10-Oct
Hy-Vee Foods	10-Oct
McWhorter’s Stationery, Inc.	10-Oct
Medicine & More Inc.	10-Oct
Midway Party Supply	10-Oct
Select Sales	10-Oct
Skagway Discount Dept Store	10-Oct
Stitzell Electric Supply	10-Oct
Veldsma & Sons, Inc.	10-Oct
Waccamaw Corporation	10-Oct
A & S Poliquin	31-Oct
Ann & Hope Inc.	31-Oct
Ben Franklin Crafts	31-Oct
Bengtson Pumpkin Farm	31-Oct
Big B Drugs, Inc.	31-Oct
Boscov’s	31-Oct
Brooks Pharmacy	31-Oct
Burlington Drug Company	31-Oct
Fairway Sales Co.	31-Oct
Farm Fresh Inc.	31-Oct
Finke Co., The	31-Oct
Giant Food Stores Inc	31-Oct
Halloween Super Store	31-Oct
K & B, Inc.	31-Oct
Mangelsen’s	31-Oct
Marc Glassman, Inc.	31-Oct
Millbrook Distr. Services	31-Oct
Party America	31-Oct
Party Barn	31-Oct
Party Center	31-Oct
Party City	31-Oct
Party World	31-Oct
Price Less Drug Store	31-Oct
Publix Super Markets, Inc.	31-Oct
Rite Aid Corporation	31-Oct

2

Company Name	Terms
RKB/C/O Emery Waterhouse	31-Oct
Shaw’s Corporate	31-Oct
Star Markets Company, Inc.	31-Oct
Strack & Van Til	31-Oct
Thrifty PayLess, Inc.	31-Oct
Town Paint & Supply	31-Oct
Variety Dist Inc	31-Oct
Variety Supply Co., Inc.	31-Oct
Westlake Hardware	31-Oct
WIC Marketing	31-Oct
1/2 Off Card Shop	10-Nov
1HWI	10-Nov
99 Cents Stores Of Oregon	10-Nov
A. L. Damman Co.	10-Nov
Abston Enterprises	10-Nov
Ace Hardware Corporation	10-Nov
Acme Markets, Inc.	10-Nov
ACO Hardware	10-Nov
Adventure Shops Inc.	10-Nov
AHOLD Financial Services	10-Nov
Albany Party Warehouse	10-Nov
Albertson’s	10-Nov
Allandale Farm	10-Nov
Allemons Landscape Ctr.	10-Nov
American Sales Co.	10-Nov
Ames Department Stores, Inc.	10-Nov
Andorra Pharmacy	10-Nov
Arbor Drugs, Inc.	10-Nov
Arett Sales Corp	10-Nov
Arne Distributors Inc.	10-Nov
Arthur Drug	10-Nov
Associated Grocers, Inc.	10-Nov
Astrup Drug, Inc.	10-Nov
Auralee Productions Inc.	10-Nov
B.E. Atlas Company	10-Nov
Bartell Drugs	10-Nov
Bartz Displays, Inc.	10-Nov
Bashas Inc.	10-Nov
Ben Franklin Stores	10-Nov
Bigg’s Hypermarket	10-Nov
Bi-Mart Corp.	10-Nov
BMK Central	10-Nov
BMK Inc	10-Nov
Boo Ha Ha LLC	10-Nov
Bozzutos	10-Nov
Brendle’s Inc.	10-Nov
Business Answers Inc.	10-Nov
Buttrey Food And Drug	10-Nov
C & S Wholesale Grocers	10-Nov

3

Company Name	Terms
Card & Party Warehouse II	10-Nov
Carlton Cards Retail, Inc.	10-Nov
Cartwright Inc	10-Nov
CDMA, Inc.	10-Nov
Cedarhurst Paper Co.	10-Nov
Cee-J Wholesale Co.	10-Nov
Central Garden & Pet Supply	10-Nov
Chain Drug Mktg Assoc., Inc.	10-Nov
Chernett Cohen Assoc., Inc.-OLD	10-Nov
City Market, Inc.	10-Nov
Coast Guard Exchange	10-Nov
Copps	10-Nov
Corning Consumer Products	10-Nov
Cosi/COLUMBUS	10-Nov
Cotter & Company	10-Nov
Country Gardens	10-Nov
Craft Mart Super Store	10-Nov
Craftworks, The #350	10-Nov
CVS Distribution, Inc.	10-Nov
Dan’s Supreme Supermarkets #1545	10-Nov
Darice/ A-C Supply Co.	10-Nov
Dillon Stores, Inc.	10-Nov
Dillon’s Acct. Services	10-Nov
Discount Drug Mart	10-Nov
Discount Party Warehouse	10-Nov
Do It Best Corp. #5949	10-Nov
Dominicks	10-Nov
Dougherty’s Masquerade	10-Nov
Drug Emporium	10-Nov
Drug Town	10-Nov
Duckwall-Alco Stores, Inc.	10-Nov
Dupey Management Corporation	10-Nov
E. B. Mott Co.	10-Nov
Eagle Food Centers, Inc.	10-Nov
Earl May Seed & Nursery L.C.	10-Nov
EMCO Distributing	10-Nov
Evan Wholesale	10-Nov
Evergreen Garden Center	10-Nov
Evergreen HO/GDN HWI4071	10-Nov
Express Retail dba Halloween Express	10-Nov
F Dohmen Co	10-Nov
F&D True Value Hwd. 10-10307-5	10-Nov
Factory Card Outlet Corp.	10-Nov
Fairway Foods	10-Nov
Farmer John’s Quality Produce	10-Nov
FIM Stores	10-Nov
First Paper Corporation	10-Nov
Fleming Companies, Inc.	10-Nov
Food Lion, Inc.	10-Nov

4

Company Name	Terms
Frank W Kerr	10-Nov
Frank’s Nursery & Crafts, Inc.	10-Nov
Fred Meyer	10-Nov
Fruth Pharmacy	10-Nov
Fullerton H & G Showplace H & GS	10-Nov
Fun In Motion, Inc.	10-Nov
Fun Sales Inc dba Halloween Express	10-Nov
Furr’s Supermarkets, Inc.	10-Nov
G. L. Perry Wholesale	10-Nov
Gags & Games	10-Nov
Gemmens HWI 356	10-Nov
General Distributors	10-Nov
Giant Of Maryland	10-Nov
Gibson Products Company Inc.	10-Nov
Gibson’s Discount Centers, Inc.	10-Nov
Good Tidings	10-Nov
Gotta Golf dba Halloween Express-F161	10-Nov
Grand Union Company	10-Nov
Grandpa’s	10-Nov
H. E. Butt Grocery Co.	10-Nov
Halloween Bootique	10-Nov
Halloween Express	10-Nov
Hannaford Bros. Co.	10-Nov
Happy Harry’s, Inc.	10-Nov
Harry Products, Inc.	10-Nov
Heinens Fine Foods	10-Nov
Hills Department Stores	10-Nov
Hobby Lobby	10-Nov
Home Farm Comm Builders	10-Nov
Hy-Vee Foods	10-Nov
In Touch, Inc.	10-Nov
Independent Pharmacy Coop	10-Nov
iParty Corporation	10-Nov
J. L. Hammett Co.	10-Nov
Jamsan Inc dba Halloween Express 156	10-Nov
Javic Wholesale Company, Inc.	10-Nov
Jones Stores, Inc,	10-Nov
Kerr Drug, Inc.	10-Nov
King Soopers, Inc.	10-Nov
Kruse Company, The	10-Nov
Lambertville True Value	10-Nov
Lash Tamaron Div. Of Toys R Us, Inc.	10-Nov
Laurel Grocery Inc.	10-Nov
Let’s Party	10-Nov
Lewis Drugs, Inc.	10-Nov
Lowen Corporation	10-Nov
Lowe’s Co., Inc.	10-Nov
M. W. Kasch Company	10-Nov
Mac’s Hobbies	10-Nov

5

Company Name	Terms
Mail Stop #9060	10-Nov
Masquerade LLC	10-Nov
Masters Tuxedo	10-Nov
McKesson Canada	10-Nov
McKesson Drug Co. - Eagan	10-Nov
Medic Drug Inc.	10-Nov
Menards	10-Nov
Merchandise Inc.	10-Nov
Mid-States Dist. Co., Inc.	10-Nov
Mikowen Inc	10-Nov
Millbrook Distr Services	10-Nov
Minyard Food Stores	10-Nov
MJDesigns	10-Nov
Modern Magic	10-Nov
Moonlighting LLC dba	10-Nov
Murray’s Partytime Supply	10-Nov
Nash Finch Distributions	10-Nov
Nash Finch Distributors	10-Nov
Nash/Harmon Stores Inc.	10-Nov
Navy Exchange Service Comm.	10-Nov
Nobbies	10-Nov
Noble True Value 03-3358-9	10-Nov
Nortex Drug. Dist.	10-Nov
Orman Inc.	10-Nov
Osco Drug #32	10-Nov
Osco Drug #2244	10-Nov
P. M. Parties, Inc. dba Party City	10-Nov
P. M. Place Stores Co.	10-Nov
Pamida Inc.	10-Nov
Paper Universe	10-Nov
Paper Warehouse Co., Inc.	10-Nov
Party City Corporate	10-Nov
Party Depot	10-Nov
Party Fair	10-Nov
Party Shops Plus, Inc.	10-Nov
Party Supermarket	10-Nov
Party Universe - 349	10-Nov
Party Universe	10-Nov
Partyland, Inc.	10-Nov
Penn-Daniels, Inc.	10-Nov
Peyton’s, Inc.	10-Nov
PGI Sales	10-Nov
Phar-Mor, Inc.	10-Nov
PMB 198	10-Nov
PMB 198	10-Nov
Ponemah Farms	10-Nov
Pretty Party Place	10-Nov
Pretty Party Place	10-Nov
Promotions Unlimited Corp.	10-Nov

6

Company Name	Terms
R. C. Taylor Wholesale	10-Nov
Redner’s Markets	10-Nov
Redner’s Markets, Inc.	10-Nov
Roths Markets	10-Nov
Rural King Supply, Inc.	10-Nov
Rust Wholesale Company	10-Nov
Ruthies Party City #56	10-Nov
Safeway, Inc.	10-Nov
Sangrem Inc.	10-Nov
Save Mart Supermarkets	10-Nov
Schultz Sav-O Stores, Inc.	10-Nov
Seasonal Adventure	10-Nov
Shaw’s	10-Nov
Sheerlund Products	10-Nov
Shopko Store, Inc. A/P	10-Nov
Smith’s Food & Drug Cntrs.	10-Nov
Snyder Drug Stores	10-Nov
Snyder Drug/Wstrn Whole	10-Nov
Southern Distributors, Inc.	10-Nov
Southern States Cooperative	10-Nov
Spag’s Supply, Inc.	10-Nov
Spooks R Us	10-Nov
Three Spooks Inc. FO81	10-Nov
Thrift Drug, Inc.	10-Nov
Top Of The Town LLC	10-Nov
Treasure Island, Inc.	10-Nov
Tripate Marketing	10-Nov
TruServ Corporation	10-Nov
TruServ Home & Grdn Showplace	10-Nov
Truserv Trim-A-Tree	10-Nov
TruServ-Holods Hdwe	10-Nov
U Say It dba Halloween Express-F160	10-Nov
U.S. Coast Guard Exchange	10-Nov
Unified Western Grocers Inc	10-Nov
United Hardware Distributing	10-Nov
Val Corporation	10-Nov
Valley View Farms	10-Nov
Valley Wholesale Co.	10-Nov
Value Drug Co	10-Nov
Value Drug Company	10-Nov
W. E. Aubuchon	10-Nov
W. L. Miller & Co LLC	10-Nov
Wakefern Food Corporation	10-Nov
Walgreens Co.	10-Nov
Walker Drug	10-Nov
Western Grocers	10-Nov
Wetsel Seed Co	10-Nov
Wolf Hill Inc	10-Nov
American Drug Stores, Inc.	30-Nov

7

Company Name	Terms
Lucky Stores, Inc. OLD	30-Nov
Osco Drug	30-Nov
Osco Drug #2102	30-Nov
HomeBase, Inc.	10-Dec
Wal-Mart Canada Inc	2% 30 Net 60
Sobeys Ontario	2% Net 12/15
Peytons Phoenix	2%, Net 11/10
SuperValu Inc.	2%, Net 11/10
SuperValu-N.E. Region	2%, Net 11/10
GHC Merchandise Distribution	2%, Net 11/10
SuperValu Stores Inc	2%, Net 11/10
Joann Stores Inc	2%/60, Net 61
Valu Merchandisers Co.	2%/60, Net 61
Accents Unlimited	Net 45
BIC Corporation	Net 45
Bookspan Inc AP	Net 45
Celebration Fantastic, The	Net 45
Home Marketplace The	Net 45
Kmart Corp	Net 45
MDV/Nash Finch	Net 45
Michaels Stores Incorporated	Net 45
Papyrus DC	Net 45
Topco Associates, Inc.	Net 45
Walter Drake Inc	Net 45
Artco #3	Net 60
Associated Whlslrs	Net 60
Bed Bath & Beyond Corp.	Net 60
Berlin Orchards	Net 60
Big R Stores	Net 60
Bonney Lake #5970	Net 60
Champions Display & Costume	Net 60
Clayton Valley Pumpkin Farm	Net 60
Community Distributors Inc	Net 60
Craf-T	Net 60
Crafts Plus+, Inc.	Net 60
Crate & Barrel	Net 60
Creative Crafts & Frame Shop	Net 60
CVS Meridian Inc.	Net 60
Dayton Hudson	Net 60
Dillon Accounting Services	Net 60
ECE John Van Rooijen	Net 60
Eckerd Drug Co. Accts. Payable 186502	Net 60
EToys	Net 60
Eurest Dining Services	Net 60
Everything Halloween	Net 60
Factory Card Outlet	Net 60
First Imperial Trading Co.	Net 60
Genuardi’s	Net 60
Geo. W. Hill & Co., Inc.	Net 60

8

Company Name	Terms
Gollath Falls Inc.	Net 60
Gordon Companies, Inc.	Net 60
Halloween USA/C.S.M of NY	Net 60
Hearn’s + Crafts, Inc.	Net 60
Herr’s, Inc.	Net 60
Holscher & Hackman	Net 60
Hyde’s Discount Drug	Net 60
Imperial Distributors	Net 60
iParty Retail Stores Corp.	Net 60
Itz A Party	Net 60
Jenson Enterprises, Inc.	Net 60
Jepson Enterprises	Net 60
Jeson Enterprises	Net 60
Kaneka Far West	Net 60
Learning World	Net 60
Lechter’s Inc.	Net 60
Linens ‘N Things	Net 60
Mark Stevens	Net 60
Master Wholesale	Net 60
Meijer Inc.	Net 60
Miles Kimball Company	Net 60
Mobile Fabrics	Net 60
Mtn View Marketing	Net 60
National Home Center’s, Inc.	Net 60
Neighborhood Variety Stores #1	Net 60
Neighborhood Variety Stores #10	Net 60
Newton Buying Corp.	Net 60
Nightmare Ventures	Net 60
Noodle Kidoodle	Net 60
Notions Marketing	Net 60
Pacific Craft Supplies	Net 60
Pamida Inc.	Net 60
Pappas Bros. Distributors	Net 60
Party Express-P001	Net 60
Party Express-P003	Net 60
Peoples Drug	Net 60
Prinz Mgmt Services, Inc.	Net 60
QVC Inc.	Net 60
Rag Shops, Inc.	Net 60
Rascals Toys	Net 60
Ray’s #46	Net 60
RCM Investments, Inc.	Net 60
Reading China & More	Net 60
RJK Management	Net 60
Rose Crafts	Net 60
Salem Fruit Grwrs dba FMO	Net 60
Sanford	Net 60
Santa Barbara + Crafts	Net 60
Singer Retail Marketing Svcs.	Net 60

9

Company Name	Terms
Somody Supply Inc.	Net 60
Spencer Gifts, Inc.	Net 60
T.V.I., Inc.	Net 60
Tall Mouse	Net 60
Taycor, Inc.	Net 60
Tay-Cor, Inc.	Net 60
Theis Distributing Company	Net 60
Treasure Shoppe Inc.	Net 60
Trentlage Resources	Net 60
U. R. M. Stores, Inc.	Net 60
United Grocers Inc.	Net 60
Wal-Mart Stores	Net 60
Winco/Waremart Dist	Net 60
Wizard’s Chest, Inc	Net 60
World Wide Distributors, Inc.	Net 60
Zany Brainy	Net 60
Ferguson Merchandising L.L.C.	Net 90
SMS	Net 90

10

Schedule 5.1 - Borrower’s and Guarantors’ Directors and Officers

Pumpkin Ltd.

Directors:	Brian D. Fitzgerald
William R. Schlueter
A. George Gebauer
Ryan Bell
Wendy Bolton
Kea Bardeen
John Bardeen
Gay Burke

Officers:	Gay Burke (President and CEO)
Elizabeth Manguson (Secretary)
William R. Schlueter (Vice President and Treasurer)
Paul A. Miller (Vice President)

Pumpkin Masters Holdings, Inc.

Directors:	Brian D. Fitzgerald
William R. Schlueter
A. George Gebauer
Ryan Bell
Wendy Bolton
Kea Bardeen
John Bardeen
Gay Burke

Officers:	William Schlueter (President)
Brian D. Fitzgerald (Vice President and Secretary)
Paul A. Miller (Vice President)

Security Capital Corporation

Directors:	A. George Gebauer
Brian D. Fitzgerald
M. Paul Kelly
John H.F. Haskell, Jr
Samuel B. Fortenbaugh, III
Edward W. Kelley, Jr.

Officers:	Brian D. Fitzgerald (President and CEO)
A. George Gebauer (Secretary)
William R. Schlueter (Senior Vice President and Assistant Secretary)
Ryan D. Bell (Vice President)
Wendy E. Bolton (Assistant Secretary)
Paul A. Miller (Vice President)

Schedule 5.3 - Material Investments

None

Schedule 5.5 - Real Property

Owned Property:

None.

Leased Property:

Principal place of business and chief executive office of Borrower:

1905 Sherman Street, Suite 1000, 920 and 925

Denver, CO 80203

Showroom Space of Borrower:

1107 Broadway

Space G-17, 8th Floor

New York, NY

Schedule 5.6 - Litigation

The Borrower was served with a lawsuit on May 27, 2004, by Paradigm Marketing International and Stacy Rider in the United States District Court for the District of Minnesota.  The complaint alleges that the Company’s Super Poker and Overmolded Saw tools, introduced last year, were taken from two ideas she gave to us, without her consent, and has three counts: 1) reach of Contract (Mutual Agreement for Confidentiality), 2) Violation of Colorado’s Uniform Trade Secrets Act, and 3) Copyright Infringement.

The Borrower believes that these claims have no merit.  Both of the new carving tools were independently developed by the Company, and the confidentiality agreement excluded information that was independently developed or in the Borrower’s possession before disclosure.  The underlying Copyright claims are also inherently flawed.  Nevertheless, in the event that the court found in favor of the complainant in all respects, such a finding could have a material adverse effect on the Borrower’s business.

1

Schedule 5.9 - Patents, Patent Applications, Trademark and Service Mark Registrations and Applications and
Copyright Registrations and Applications Therefor that are Owned or
Licensed by the Borrower

Patents and patent applications:

PATENT NAME	STATUS	SERIAL NO.	PATENT NO.	FILING DATE	ISSUE DATE
Pumpkin Carving Kit	Issued	91,436	4,828,114	8/31/87	5/9/89
Hand-Held Scraping Device (Scoop)	Issued	07/607,150	5,092,050	10/31/90	3/3/92
Method for Decorating Surfaces with Transfer Patterns	Issued	08/182,409	6,093,446	7/14/94	7/25/00
Hand-Held Drilling Tool (Candle Planter)	Issued	08/549,957	5,655,861	10/27/95	8/12/97
Hand-Held Cutting Tool with Fatigue Resistant Blade (Flex Saw)	Issued	08/763,529	5,832,615	12/12/96	11/10/98
Stencil and Kit for Transferring Images and Method Therefore (Kid’s Kit)	Issued	09/028,217	6,055,738	2/23/98	5/2/00
Safety Saw for Cutting Soft Materials (Kid’s Saw)	Issued	09/156,986	6,497,046	9/18/98	12/24/02
Illumination Device (Kid’s Candle) - Design	Issued	29/094,325	D427,708	9/30/98	7/4/00
Illumination Device (Kid’s Candle) - Utility	Issued	09/163,744	6,309,092	9/30/98	10/30/01
Creative Art Kit for Producing and Viewing Stereoscopic Creative Art Images (3D Glasses with Paint/Chalk)	Issued	09/190,356	6,266,186	11/12/98	7/24/01

1

PATENT NAME	STATUS	SERIAL NO.	PATENT NO.	FILING DATE	ISSUE DATE
Egg Cleaning and Decorating Method and Kit (Easter Kit)	Issued	09/344,475	6,260,480	6/16/99	7/17/01
Combination Jump Rope and Sidewalk Chalk Holder Toy	Issued	09/340,554	6,113,520	6/28/99	9/5/00
Method of Carving Shapes in a Pumpkin Shell (Pumpkin Punch Out Kit)	Issued	09/348,850	6,342,175	7/7/99	1/29/02
Inflatable Treat Bowl - Design	Issued	29/124,617	D452,636	6/8/00	1/1/02
Bag with Flashlight Handle (Snake Light) - Design	Issued	29/129,419	D456,920	9/15/00	5/7/02
Spherical Flashlight Pendant (Monster Eyeball Light) - Design	Issued	29/129,420	D453,702	9/15/00	2/19/02
Dome-Shaped Illumination Device (Dome Light) Design Patent - see also “Portable Special Effects Illumination Device (UPL)” Utility Patent	Issued	29/131,028	D454,967	10/12/00	3/26/02
Pumpkin Decorating Kit and Method Using Light Guiding Pegs (Kid’s Fright Lights)	Issued	09/889,338	6,578,710	7/16/01	6/17/03
Portable Special Effects Illumination Device {see also Design Patent for Dome-Shaped Illumination Device (Dome Light)}	Issued	09/971,786	6,575,613	10/4/01	6/10/03
Piercing Tool	Pending	10/401,491		3/28/03
Tool Handle (Design Patent for new saw)	Issued	29/179,502	D483,645	4/9/03	12/16/03
Tool with Ergonomic Soft-Grip Handle	Pending	10/410,889		4/9/03

2

PATENT NAME	STATUS	SERIAL NO.	PATENT NO.	FILING DATE	ISSUE DATE
Scary Carries line of Trick or Treat Bags (licensed by Ringstone Co. Ltd. to Pumpkin, Ltd.)	Issued		5,348,155
(licensed by Pumpkin, Ltd. to Martha Stewart Online; non-exclusive, dated April 10, 2003)	Issued		4,828,114
(licensed by Pumpkin, Ltd. to Martha Stewart Online; non-exclusive, dated April 10, 2003)	Issued		6,342,175
(licensed by Pumpkin, Ltd. to Restoration Hardware, Inc.; non-exclusive, dated February, 10, 2003)	Issued		6,342,175
(licensed by Pumpkin, Ltd. to Running Press; non-exclusive)			5,832,615
(licensed by Pumpkin, Ltd. to Paper Magic Group; non-exclusive, effective July 14, 2003)			4,828,114
(licensed by Pumpkin, Ltd. to Paper Magic Group; non-exclusive, effective July 14, 2003)			5,092,050
(cross-licensing agreement with The Seeds Corps, d/b/a Concept Marketing; non-exclusive, dated August 3, 1998)
Lighted Safety Bucket (Patent is Owned by Jack Holland, but under exclusive license with Pumpkin Ltd.)	Issued	09/420,470	6,270,233	10/19/99	8/7/01
Garment and Garment Accessories Having Luminescent Accents and Fabrication Method Therefor (Neon Light Costumes)	Pending	10/754,066		1/7/04
Piercing Tool - PCT Application	Pending	based on US Ser. No. 10/401,491		3/25/04
Tool with Ergonomic Soft-Grip Handle - PCT Application	Pending	based on US Ser. No. 10/410,889		4/7/04

3

Trademarks and Tradenames:

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
‘POWER’ TOOLS FOR PUMPKINS®	Registered	2,213,214	8 - pumpkin carving and lighting kit comprised of hand held tools, namely, a saw, a scoop, and a drill, and a candle	2/16/96	7/30/98	12/22/98
BAREBONES® (stylized)	Registered	2,279,335	2 - paints for decorating pumpkins	8/7/98	12/22/97	9/21/99
BAREBONES® (stylized)	Registered	2,310,954	8 - manually operated hand tools for caring pumpkins, namely, saws and drills	8/7/98	11/12/96	1/25/00
Boo Bags™	Common Law
CARVE-O-LANTERN®	Registered	1,476,839	16 - kit for pumpkin carving, namely an instruction manual, patterns and hand tools therefor	7/13/87	10/20/86	2/16/88
CARVE-O-LANTERN®	Registered	1,465,923	41 - educational services, namely, conducting classes and seminars in the field of pumpkin sculpturing	3/23/87	10/31/86	11/17/87
Carving Patterns™	Common Law
Creepy Carries™	Common Law
DURASAW®	Registered	2,160,808	8 - hand held tools, namely, saws	2/16/96	10/14/97	5/26/98
EASY CARVE®	Registered	2,484,623	16 - Kit for pumpkin decorating, consisting of instructions, patterns, hand tools, and a candle, all sold as a unit	1/21/00	7/2/99	9/4/01
Exceptional Easter™	Common Law				2000
FRIGHT LIGHTS™	Common Law				2000
HALLOWEEN HARDWARE®	Registered	2,094,288	8 - hand held tools for carving pumpkins, namely, saws	2/1/96	4/12/95	9/9/97

4

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
HALLOWEEN HARDWARE®	Registered	2,094,288	21 - hand held tools for carving pumpkins, namely, scoops	2/1/96	4/12/95	9/9/97
HALLOWEEN HOST	Pending	78/361,557

16 - Drink coasters

21 - Charms for attachment to beverage glasses to identify drinks; food spreaders; swizzle sticks; appetizer forks; bottle covers; reusable plastic ice cubes; a house mark for Halloween party kitchenware and giftware

				2/3/04	ITU
LANTERNS OF LIBERTY®	Registered	2,591,780	16 - stencils; printed instructions and ideas for carving pumpkins and for creating holiday decorations with a patriotic theme.	10/16/01	10/16/01	7/9/02
LANTERNS OF LIBERTY®	Registered	2,591,780	42 - information services, namely providing information and ideas for carving pumpkins and for creating holiday decorations with a patriotic theme	10/16/01	10/31/01	7/9/02
LIGHTS ON™	Pending	78/190,432	25 - Costumes	12/2/02	ITU
MELON LIGHTS FOR SUMMER NIGHTS!®	Registered	1,879,719	16 - kit for watermelon carving; namely , an instruction manual, patterns and hand tools therefor	2/14/94	4/1/92	2/21/95
Monster Eye™	Common Law
Monster Sack™	Common Law
MONSTER SNOT™	Allowed	78/086,592	28 - toy and novelty pressurized dispenser of plastic stream material; plastic stream material for use in a toy an novelty pressured dispenser	10/2/01	6/24/02

5

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
OK!	Pending	78/387,834	028: Egg decorating kits; Easter basket stuffers	3/19/04	ITU
OK!®	Registered	2,212,466	16 - children’s art supplies, namely, arts and craft painting kits, chalk, and slideable stickers	6/26/97	2/15/97	12/22/98
OUR KIDS	Pending	78/387,823	028: Egg decorating kits; Easter basket stuffers	3/19/04	ITU
OUR KIDS®	Registered	2,152,583	16 - children’s art supplies, namely, arts and craft painting kits, chalk, and slideable stickers	6/26/97	2/15/97	4/21/98
Peek A Boos ™	Common Law
PRODUCT MASTERS™	Common Law		Trade name cert. filed - Colo.	9/14/98
PUMPKIN MASTERS/AMERICA’S PUMPKIN CARVING COMPANY & Design® (Canada)	Registered	489,994	Pumpkin carving and decorative products namely, saws, drills, pokers, scoops, candles and candle holders, patterns and instructional booklets sold separately and in kits.	8/23/96	1994	2/16/98
PUMPKIN MASTERS®	Registered	1,912,503	16 - kit for pumpkin carving, instruction manual, patterns and hand tools therefor	12/20/93	5/16/94	8/15/95
PUMPKIN MASTERS® (Canada)	Registered	489,360	Pumpkin carving and decorative products namely, saws, drills, pokers, scoops, candles and candle holders, patterns and instructional booklets sold separately and in kits.	8/23/96	1994	2/5/98
PUMPKIN MASTERS® (United Kingdom) (stylized)	Registered	2,137,466	4 - Candles; wicks; candles adapted for Halloween; lubricants; fuels	6/28/97		10/9/98

6

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
PUMPKIN MASTERS® (United Kingdom) (stylized)	Registered	2,137,466

8 - Hand tools and implements; axes; blades; razors; cleavers; cutlery; cutters;

cutting tools; cutting bars; drills; saws; pokers; scoops; drill holders; fruit pickers; knives; machetes; files; paring knives; pincers; saw blades; saw holders; scrapers; scraping tools; screw drivers; sharpening instruments;

spatulas; spades; swords; tongs; tweezers; slicers; shredders; wrenches; parts and fittings for all the aforesaid goods

				6/28/97		10/9/98
PUMPKIN MASTERS® (United Kingdom) (stylized)	Registered	2,137,466	16 - Pattern and instructional booklets; printed matter; books; publications; stationery; parts and fittings for the aforesaid goods	6/28/97		10/9/98
PUMPKIN MASTERS® (United Kingdom) (stylized)	Registered	2,137,466	28 - Games; toys; playthings; candle holders; parts and fittings for the aforesaid goods	6/28/97		10/9/98
PUMPKIN MASTERS® (United Kingdom) Series includes: PUMPKIN-MASTERS, PUMPKIN MASTERS, PUMPKIN-MASTER, PUMPKIN MASTER	Registered	2,136,895	4 - Candles; wicks; candles adapted for Halloween; lubricants; fuels	6/25/97		2/20/98

7

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
PUMPKIN MASTERS® (United Kingdom) Series includes: PUMPKIN-MASTERS, PUMPKIN MASTERS, PUMPKIN-MASTER, PUMPKIN MASTER	Registered	2,136,895

8 - Hand tools and implements; axes; blades; razors; cleavers; cutlery; cutters;

cutting tools; cutting bars; drills; saws; pokers; scoops; drill holders; fruit pickers; knives; machetes; files; paring knives; pincers; saw blades; saw holders; scrapers; scraping tools; screw drivers; sharpening instruments;

spatulas; spades; swords; tongs; tweezers; slicers; shredders; wrenches; parts and fittings for all the aforesaid goods

				6/25/97		2/20/98
PUMPKIN MASTERS® (United Kingdom) Series includes: PUMPKIN-MASTERS, PUMPKIN MASTERS, PUMPKIN-MASTER, PUMPKIN MASTER	Registered	2,136,895	16 - Pattern and instructional booklets; printed matter; books; publications; stationery; parts and fittings for the aforesaid goods	6/25/97		2/20/98
PUMPKIN MASTERS® (United Kingdom) Series includes: PUMPKIN-MASTERS, PUMPKIN MASTERS, PUMPKIN-MASTER, PUMPKIN MASTER	Registered	2,136,895	28 - Games; toys; playthings; candle holders; parts and fittings for the aforesaid goods	6/25/97		2/20/98

8

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
PUMPKIN PORTRAITS®	Registered	2,611,708

40 - electronic imaging, scanning, digitizing, alteration, photographic computer imaging of photographs, paintings, drawings, computer illustrations and other visual media, photographic reproduction of portraits, in the form of carved pumpkins

				9/22/00	9/1/99	8/27/02
PUMPKIN PORTRAITS® (Canada)	Allowed	1,096,668	42 - Reproducing images from photographs, paintings, drawings, computer illustrations, and other visual media in the form of carved pumpkins	3/21/01
PUMPKIN PORTRAITS® (United Kingdom)	Pending	2,265,159	42 - Reproducing images from photographs, paintings, drawings, computer illustrations, and other visual media in the form of carved pumpkins	3/22/01
PUT A NEW FACE ON HALLOWEEN®	Registered	1,477,650	16 - kit for pumpkin carving; namely, and instruction manual, patterns and hand tools therefor	7/14/87	2/10/87	2/23/88
QUICKPattern™	Common Law				1997
SCARY CARRIES® (stylized)	Registered	2,272,369	16 - Halloween trick-or-treating bags	9/22/98	12/26/96	8/24/99
Scraper Scoop™	Common Law				1990
Sensational Shadows™	Common Law				1996
Spine Tinglers™	Common Law				2002
STAR STUDDED PUMPKINS	Pending	78/382,029	016: Pumpkin carving kits; tools for carving pumpkins	3/10/04	ITU

9

TRADEMARK	STATUS	REG. / SER. NO.	IC / G&S	FILING DATE	FIRST USE DATE	REG. DATE
THE ORIGINAL PUMPKIN CARVER®	Registered	2,093,958	8 - plastic carving knife for use in carving pumpkins	3/28/94	2/14/92	9/9/97
THE THING YA’ FLING®	Registered	2,430,455	28 - Stuffed toy flying discs for playing a toss game	6/1/99	1/30/00	2/20/01
ZIPPY CARVE	Pending	78/289,228	16 - Pumpkin carving kits; tools for carving pumpkins	8/19/03	ITU
ZOJO®	Registered	2,437,613	28 - Toys, namely, flying discs	7/8/99	2/22/00	3/20/01
Character images and trademarks (licensed by Universal Studios to Pumpkin, Ltd.; non-exclusive), executed on October 2, 2002	Issued
THE ORIGINAL PUMPKIN CARVER (Stylized) (licensed by Pumpkin, Ltd. to Impel, Inc.; exclusive), executed on August 27, 1999	Issued	2,093,958

10

Copyrights:

US Registered Copyrights

Registration Number	Copyright Name	Issue Date
TX 2-053-558	CARVE-O-LANTERN	2/26/1987
TX 3-622-904	CARVE-O-LANTERNTM - PUMPKIN CARVING KIT	9/20/1993
TX 3 622 903	CARVE-O-LANTERNR - PUMPKIN CARVING KIT (1989)	9/20/1993
TX 3-750-540	ZIPPY CARVE INSTRUCTION BOOK	2/7/1994
TX 3-783-386	ZIPPY CARVE (PACKAGE)	2/7/1994
TX 4-607-692	CARVING FOR KIDS	6/23/1997
VA 1-052-479	EGG HEAD	7/10/2000
VA 1-061-067	BUNNY TRAILS (STENCILS (2))	10/18/2000
VA 1-145-120	LET FREEDOM SHINE	11/2/2001
VA 1-63-909	INFLATABLE TREAT BOWLS	4/12/2000
VAu 498-221	SNAKE FLASHLIGHT HANDLE ON BAG	4/14/2000
VAu 498-220	EYEBALL FLASHLIGHT	4/14/2000
VAu 480-843	SAFETY FLASHLIGHT/BEACON PENDANT	09/25/2000

Notes to Schedule 5.9:

Pumpkin Masters also owns numerous unregistered copyrights in package designs, various instructional materials and hundreds of patterns and other material that has been acquired through contest submissions, and/or by employee or independent contractor creations.  Pumpkin Masters does not register these copyrights in the ordinary course of business, as the costs of registration would exceed the benefits.

Borrower is negotiating for the transfer of three Chinese patents that are currently owned by one of Borrower’s manufacturers, and which allegedly cover two of Borrower’s current products.  The Chinese Patent Numbers are 00342366.2, 00265563.2, and 00348934.5.

See also Schedule 5.6.

11

Schedule 6.1 - Existing Deposit Accounts

1.	LaSalle Bank
135 South LaSalle Street
Chicago, IL 60603

Account Name: Pumpkin Masters Main Account
Account Number: 5800336603

2.	LaSalle Bank
135 South LaSalle Street
Chicago, IL 60603

Account Name: Pumpkin Masters Control Account
Account Number: 55900443963

3.	LaSalle Bank
135 South LaSalle Street
Chicago, IL 60603

Account Name: Pumpkin Masters, Inc. Commercial Paper Account
Customer Number: 199014859

4.	Wells Fargo Bank(2)
66 West Springer Drive
Highlands Ranch, CO 80129

Account Name: Pumpkin Ltd., Pumpkin Masters, Inc.
Account Number: 269-8020428

Account Description: Local Payroll Account

5.	Wells Fargo Bank
66 West Springer Drive
Highlands Ranch, CO 80129

Account Name: Pumpkin Ltd.
Account Number: 269-8017938

Account Description: Petty cash account with a maintained balance of no more than $2,000.00.

(2) Wells Fargo is also Pumpkin Masters local payroll account.  Funds should not be swept from this Wells Fargo account.

Schedule 7.1 - Capitalized Lease Obligations and Purchase Money Indebtedness

None

Schedule 7.2 - Liens

None

Schedule 7.3 - Guaranties and Contingent Liabilities

Pumpkin Ltd. sells merchandise to Target stores pursuant to a sales guarantee in which up to 5% of the contract price could be charged back to Pumpkin Ltd. based on sell-through percentages by product line.  Such chargeback is calculated as follows:

Sell Through Percentage	CHARGEBACK

80% & above	0%
75-79%	1% of landed cost
70-74%	2% of landed cost
65-69%	3% of landed cost
60-64%	4% of landed cost
60% & below	5% of landed cost

Schedule 7.10 - Indebtedness

Borrower is obligated to pay the Earnout Amount and the Additional Payment pursuant to, and as defined in, the Asset Purchase Agreement by and among Pumpkin Ltd. d/b/a/ Pumpkin Masters, Inc., Borrower, Pumpkin Masters Holdings, Inc. and Security Capital Corporation dated as of June 27, 1997.